AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1996
                                                      REGISTRATION NO. 333-11335

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CASTLE DENTAL CENTERS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                                  8021
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)

                                   76-0486898
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                               JACK H. CASTLE, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            1360 POST OAK BOULEVARD
                                   SUITE 1300
                              HOUSTON, TEXAS 77056
                                 (713) 513-1400

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

      WILLIAM D. GUTERMUTH                       WILLIAM J. GRANT, JR.
  BRACEWELL & PATTERSON, L.L.P.                WILLKIE FARR & GALLAGHER
   SOUTH TOWER PENNZOIL PLACE                     ONE CITICORP CENTER
711 LOUISIANA STREET, SUITE 2900                 153 EAST 53RD STREET
    HOUSTON, TEXAS 77002-2781                NEW YORK, NEW YORK 10022-4677

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                          CASTLE DENTAL CENTERS, INC.

Cross-Reference Sheet between items in Part I of Registration Statement of Form
                                      S-1
   and location in the Prospectus pursuant to Item 501(b) of Regulation S-K.

    FORM S-1 ITEM NUMBER AND CAPTION           LOCATION IN PROSPECTUS
----------------------------------------  --------------------------------------

 1.  Forepart of the Registration
     Statement and Outside Front Cover
     Page of Prospectus.................  Cover Page of Registration Statement;
                                          Cross Reference Sheet; Outside Front
                                          Cover Page

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus................  Inside Front and Outside Back Cover
                                          Pages; Additional Information

 3.  Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges............................  Outside Front Cover Page; Prospectus
                                          Summary; Risk Factors; Business;
                                          Selected Historical and Pro Forma
                                          Financial Data

 4.  Use of Proceeds....................  Prospectus Summary; Use of Proceeds

 5.  Determination of Offering Price....  Outside Front Cover Page; Underwriting

 6.  Dilution...........................  Dilution

 7.  Selling Security Holders...........  Principal and Selling Stockholders

 8.  Plan of Distribution...............  Outside Front Cover Page; Underwriting

 9.  Description of Securities to be
     Registered.........................  Prospectus Summary; Risk Factors;
                                          Description of Capital Stock

10.  Interests of Named Experts and
     Counsel............................  Legal Matters; Experts

11.  Information with Respect to the
     Registrant.........................  Outside Front Cover Page; Prospectus
                                          Summary; Risk Factors; Selected
                                          Historical and Pro Forma Financial
                                          Data; Management's Discussion and
                                          Analysis of Financial X Condition
                                          and Results of Operations; Business;
                                          Management; Certain Transactions;
                                          Principal and Selling Stockholders;
                                          Description of Capital Stock;
                                          Dilution; Financial Statements

12.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities....................  Not Applicable

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                 SUBJECT TO COMPLETION, DATED OCTOBER 21, 1996
PROSPECTUS

                                5,500,000 SHARES

                          [CASTLE DENTAL CENTERS LOGO]

                                  COMMON STOCK

                               ------------------

     Of the 5,500,000 shares of Common Stock offered hereby, 5,000,000 shares are being offered by Castle Dental Centers, Inc. (the "Company"), and 500,000 shares are being offered by the Selling Stockholder named under "Principal and Selling Stockholders." The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholder.

     Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price for the Common Stock will be $10.00 per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Common Stock has been approved for listing on the Nasdaq Stock Market's National Market under the symbol "CASL."

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                              UNDERWRITING                       PROCEEDS TO
               PRICE TO      DISCOUNTS AND      PROCEEDS TO        SELLING
                PUBLIC       COMMISSIONS(1)      COMPANY(2)      STOCKHOLDERS
--------------------------------------------------------------------------------
Per Share       $                $                 $                $
--------------------------------------------------------------------------------
Total(3)     $                $                 $                $
================================================================================
  (1) The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

  (2) Before deducting expenses of this offering estimated at $1,000,000 payable by the Company.

  (3) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 825,000 shares of Common Stock on the same terms set forth above solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public, Underwriting Discounts and Commission, Proceeds to Company and Proceeds to the Selling
      Stockholder will be $            , $            , $            and
      $            , respectively. See "Underwriting."

                               ------------------

     The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the shares of Common Stock offered hereby will be available for delivery on or about
               , 1996 at the office of Smith Barney Inc., 333 West 34th Street, New York, New York 10001.

                               ------------------
SMITH BARNEY INC.
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATIONT
                                                              SOUTHCOAST CAPITAL
                                                                 CORPORATION

           , 1996

                          CASTLE DENTAL CENTERS, INC.

     [Graphics -- Map of the United States showing locations of the Company's headquarters and regional office locations. Locations identified include actual locations as of the date of the prospectus as well as locations to be acquired in pending transactions.]

     CASTLE DENTAL CENTER(TM) AND CASTLE DENTAL CENTERS(TM) ARE REGISTERED TRADEMARKS OF CASTLE DENTAL CENTERS, INC.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS" FOR INFORMATION THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS.

                                  THE COMPANY

     Castle Dental Centers, Inc. (the "Company") develops and operates integrated dental networks through affiliations with general, orthodontic and multi-specialty dental practices in the United States. The Company currently conducts operations in the states of Texas, Florida and Tennessee and has entered into definitive agreements to acquire certain assets of and manage dental practices headquartered in Long Island, New York, serving the New York metropolitan area, and Little Rock, Arkansas, with offices in Arkansas, Oklahoma and Louisiana. The Company also has entered into a letter of intent to acquire certain assets of and manage a dental practice located in Austin, Texas which the Company believes will complement its existing operations in Austin, Texas. The Company establishes integrated dental networks through affiliations with dental practices providing quality care in selected markets across the United States with a view to achieving broad geographic coverage within those markets. The Company seeks to achieve operating efficiencies by consolidating and integrating affiliated practices into regional networks, realizing economies of scale in such areas as marketing, administration and purchasing and enhancing the revenues of its affiliated dental practices by increasing both patient visits and the range of specialty services offered. As of October 15, 1996, the Company provided management services to 35 dental centers with approximately 85 affiliated dentists, orthodontists and other dental specialists. Upon consummation of the New York, Arkansas and Austin, Texas transactions, the Company will manage 60 dental centers with approximately 225 affiliated dentists, orthodontists and other dental specialists.

     The Company was formed in 1981 by Jack H. Castle, D.D.S. and Jack H. Castle, Jr., as a single location, multi-specialty dental practice in Houston, Texas. From 1982 through 1996, the Company expanded to a total of nine locations with 35 dentists in the Houston metropolitan area. During this period the Company developed, implemented and refined the integrated dental network approach which it intends to utilize as a basis for its national expansion.

     The Company's objective is to make each of its dental networks the leading group dental care provider in each market it serves. The Company applies traditional retail principles of business and marketing techniques to the practice of dentistry, including locating practices in high-profile locations, offering more affordable fees and payment plans, expanding the range of services offered, increasing market share through aggressive advertising and offering extended office hours. By using the Castle Dental Centers' approach to managing affiliated dental practices, the Company believes it will enable affiliated dentists, orthodontists and other dental specialists to focus on delivering quality patient care and to realize significantly greater productivity than traditional individual and small-group dental practices.

     The Company believes that the provision of a full range of dental services through an integrated network is attractive to managed care payors and intends to continue to pursue managed care contracts. The Company currently maintains an aggregate of ten capitated contracts and preferred provider arrangements covering approximately 21,000 members, and, upon consummation of the Pending Acquisitions, the Company will have an aggregate of 64 capitated contracts and preferred provider arrangements covering approximately 70,000 members. The Company believes that the continued development of its networks will assist it in negotiating national and regional capitated arrangements with managed care payors.

     The Company intends to utilize the practice management principles employed in its Houston operations to establish a consistent national identity for its business. Moreover, the Company believes that its experience and expertise in managing multi-specialty dental group practices, as well as the development of name recognition associated with the name "Castle Dental Centers," will provide its affiliated dental practices with a competitive advantage in attracting and retaining patients and realizing practice efficiencies.

     Dental care services in the United States are generally delivered through a fragmented system of local providers, primarily sole practitioners, or small groups of dentists, orthodontists or other dental specialists, practicing at a single location with a limited number of professional assistants and business office personnel. However, dental, orthodontic and other specialty practices have followed the trend of the health care industry generally and are increasingly forming larger group practices in which a separate professional management team handles personnel, management, billing, marketing and other business functions. The Company believes that this trend will continue. The annual aggregate domestic market for dental services is estimated to be approximately $46.5 billion for 1995, representing approximately 4.2% of total health care expenditures in the United States, and is projected to reach $79.1 billion by 2005. The dental services market has grown at a compound annual growth rate of approximately 8.0% from 1980 to 1995, and is projected to grow at a compound annual growth rate of approximately 6.0% through the year 2005.

     There presently are nine Castle Dental Centers operating in the Houston, Texas area and four additional centers in Houston in various stages of development. In May 1996, the Company acquired the assets of and entered into long-term management agreements with 1st Dental Care, P.A., a dental practice with 12 locations in the Tampa/Clearwater, Florida area, and Mid-South Dental Centers, P.C., a dental practice with six dental centers in various locations in Tennessee. In August 1996, the Company increased its dental practices under management in Texas by acquiring the assets of Horizon Dental Centers, a dental practice with four dental centers in Fort Worth, Texas and four dental centers in Austin, Texas (collectively with the acquisition of 1st Dental Care and Mid-South Dental Centers, the "Completed Acquisitions"). In August 1996, the Company entered into a definitive agreement to acquire certain assets of and enter into a long-term management agreement with American Dental Centers, a dental practice based in Long Island, New York with 12 dental centers in the New York metropolitan area (the "New York Acquisition"). In August 1996, the
Company also entered into a definitive agreement to acquire certain assets of and enter into a long-term management agreement with United DentalCare, a dental practice based in Little Rock, Arkansas that operates nine dental centers in Arkansas, Oklahoma and Louisiana (the "Arkansas Acquisition"). In September 1996, the Company entered into a letter of intent to acquire certain assets of and enter into a long-term management agreement with Southwest Dental Associates, a dental practice based in Austin, Texas that operates four dental centers in the Austin, Texas metropolitan area (the "Austin Acquisition"). The New York Acquisition, the Arkansas Acquisition and the Austin Acquisition are referred to collectively as the "Pending Acquisitions," and together with the Completed Acquisitions, the "Acquisition Transactions." The New York
Acquisition is expected to close contemporaneously with, and is mutually conditioned on, the closing of this offering, and the Arkansas Acquisition and the Austin Acquisition are expected to close within 30 days of the closing of this offering.
     The consideration for the Completed Acquisitions consisted of approximately $9.3 million in cash, $4.5 million in Seller Notes and 612,243 shares of the Company's Common Stock. The consideration for the Pending Acquisitions consists of approximately $27.3 million in cash and 840,000 shares of the Company's Common Stock, assuming an initial public offering price of $10.00. The Company will also assume approximately $955,000 of long-term debt in connection with the Pending Acquisitions. Under the terms of each of the definitive agreements for the Arkansas Acquisition and the letter of intent for the Austin Acquisition, additional cash consideration will be paid if the acquired practice achieves specified operating results subsequent to the completion of the transaction.

     The Company's strategy is to develop integrated networks for the provision of dental services through practice affiliations that provide quality, cost-effective dental care in target markets. Key elements of this strategy are to (i) provide high-quality, comprehensive, one-stop family dental health care;
(ii) actively pursue acquisitions and DE NOVO development in target markets;
(iii) apply traditional retail principles of business to dental care; and (iv) market its networks to managed care entities.

                                  THE OFFERING

Common Stock offered by:
     The Company........................  5,000,000 Shares(1)(2)
     The Selling Stockholder............  500,000 Shares(1)

Common Stock to be outstanding after the
  offering..............................  11,696,980 Shares(1)(3)


Use of Proceeds.........................  To fund acquisitions and development programs, repay indebtedness, prepay
                                          deferred compensation obligations
                                          and increase available working
                                          capital. See "Use of Proceeds."

Nasdaq National Market symbol............ CASL
------------
(1) Does not include up to 825,000 shares that may be sold by the Company pursuant to the Underwriters' over-allotment option. See "Underwriting."
(2) At an assumed public offering price of $10.00 per share, the net proceeds to the Company from this offering are estimated to be approximately $45.5 million (approximately $53.2 million if the Underwriters' over-allotment option is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses.
(3) Gives effect to (a) the conversion of 1,244,737 shares of Series A Convertible Preferred Stock into 1,244,737 shares of Common Stock, which will be effected simultaneously with and is conditioned upon this offering, and (b) the issuance of 840,000 shares of Common Stock in connection with the Pending Acquisitions at an assumed initial public offering price of $10.00, and excludes an aggregate of up to 983,415 shares issuable on (x) the exercise of options to purchase an aggregate of 730,500 shares of Common Stock which the Company has granted or expects to grant at or shortly after the closing of this offering under the Company's Omnibus Stock and Incentive Plan (the "Plan") and the Non-Employee Directors Stock Option Plan (the "Directors' Plan"); (y) the exercise of a warrant held by GulfStar Investments, Ltd. to purchase 113,158 shares of Common Stock (the "GulfStar Warrant") and (z) the conversion of two Seller Notes (as hereinafter defined) into 139,757 shares of Common Stock. Also assumes that the 75,000 shares of Common Stock held in escrow in connection with the Horizon Dental Centers acquisition are released to the record holder thereof.

          SUMMARY COMBINED AND PRO FORMA FINANCIAL AND OPERATING DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          HISTORICAL
                                          ---------------------------------------------------------------------------
                                                                                                      SIX MONTHS
                                                         YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                          -----------------------------------------------------  --------------------
                                            1991       1992       1993       1994       1995       1995       1996
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Net patient revenues....................  $   9,637  $  13,978  $  15,053  $  17,083  $  18,257  $   9,082  $  10,707
Expenses:
  Dentists' salaries....................      1,596      2,223      2,684      2,853      3,345      1,611      1,869
  Clinical salaries.....................      1,102        946      1,529      1,811      1,879        884      1,534
  Dental supplies and laboratory fees...        860      1,403      1,565      1,907      2,185      1,086      1,352
  Rental and lease expense..............        477        411        504        681        836        381        486
  Advertising and marketing.............      1,005        580        729      1,062        959        420        533
  Depreciation and amortization.........        143        193        245        309        336        167        334
  Other operating expenses..............      1,428      1,915      1,871      2,205      2,260      1,275      1,175
  General and administrative............      3,232      5,085      4,947      5,319      9,109      2,920      2,415
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total expenses....................      9,843     12,756     14,074     16,147     20,909      8,744      9,698
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss).................       (206)     1,222        979        936     (2,652)       338      1,009
Interest expense........................        135        182        130        112         87          5      1,066
Other expense (income)(3)...............     --         --         --         --         --         --           (107)
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.......       (341)     1,040        849        824     (2,739)       333         50
Provision (benefit) for income taxes....     --         --             40         43       (325)    --             19
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)(4)....................  $    (341) $   1,040  $     809  $     781  $  (2,414) $     333  $      31
                                          =========  =========  =========  =========  =========  =========  =========
Net income (loss) per share.............  $    (.06) $     .19  $     .15  $     .14  $    (.39) $     .06  $     .01
                                          =========  =========  =========  =========  =========  =========  =========
Weighted average outstanding
  shares(5).............................      5,515      5,515      5,515      5,515      6,115      5,515      6,169
                                          =========  =========  =========  =========  =========  =========  =========

                                              PRO FORMA(1)(2)
                                          -----------------------
                                                           SIX
                                              YEAR        MONTHS
                                             ENDED        ENDED
                                          DECEMBER 31,   JUNE 30,
                                          ------------   --------
                                              1995         1996
                                          ------------   --------
STATEMENT OF OPERATIONS DATA:
Net patient revenues....................    $ 57,771     $30,971
Expenses:
  Dentists' salaries....................      11,414       5,811
  Clinical salaries.....................      13,354       7,586
  Dental supplies and laboratory fees...       6,958       3,378
  Rental and lease expense..............       3,249       1,529
  Advertising and marketing.............       1,988       1,097
  Depreciation and amortization.........       2,715       1,411
  Other operating expenses..............       4,624       2,441
  General and administrative............       8,691       4,184
                                          ------------   --------
      Total expenses....................      52,993      27,437
                                          ------------   --------
Operating income (loss).................       4,778       3,534
Interest expense........................         665         632
Other expense (income)(3)...............          95        (109)
                                          ------------   --------
Income (loss) before income taxes.......       4,018       3,011
Provision (benefit) for income taxes....       1,568       1,174
                                          ------------   --------
Net income (loss)(4)....................    $  2,450     $ 1,837
                                          ============   ========
Net income (loss) per share.............    $    .21     $   .16
                                          ============   ========
Weighted average outstanding
  shares(5).............................      11,633      11,633
                                          ============   ========

                                               JUNE 30, 1996
                                          ------------------------
                                                      PRO FORMA AS
                                           ACTUAL     ADJUSTED(6)
                                          ---------   ------------
BALANCE SHEET DATA:
Cash and cash equivalents...............  $   2,095     $    851
Working capital.........................        816        2,223
Total assets............................     22,358       64,996
Long-term debt and capital lease
  obligations, less current portion.....     15,558        5,276
Redeemable preferred stock(7)...........      2,928       --
Total stockholders' equity (net capital
  deficiency)...........................     (4,117)      53,681

------------
(1) Gives effect to (i) the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share) and the application of the net proceeds therefrom as described under "Use of Proceeds," (ii) the Acquisition Transactions and (iii) the Reorganization (as hereinafter defined), as if each of such transactions had occurred as of January 1, 1995. See "Unaudited Pro Forma Combined Financial Information."

(2) The pro forma statements of operations do not reflect a $1,895,000 extraordinary loss on retirement of the Company's 12% Senior Subordinated Notes ("Senior Subordinated Notes"), net of income tax effect of $1,211,000, which will be recognized in the period this offering is completed.

(3) Represents primarily gain or loss on sale of assets and interest income.

(4) Prior to the Reorganization, significant operations of the Company were conducted through a subchapter S corporation and accordingly were not subject to federal and state income taxes (see Notes 1 and 6 to the Company's Audited Combined Financial Statements). If all of the Company's operations had been subject to income taxes, net income (loss) would have been ($1,698,000) and $210,000 for the year ended December 31, 1995 and for the six months ended June 30, 1995, respectively. Subsequent to December 31, 1995, the Company's

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
    operations are subject to income taxes and such taxes have been reflected in the historical consolidated statement of operations data for the six-month periods ended June 30, 1996. See "Unaudited Pro Forma Combined Financial Information."

(5) Shares used in calculating net income per share include the weighted average outstanding shares plus the number of shares (at an assumed public offering price of $10.00 per share) for the year ended December 31, 1995 and the six months ended June 30, 1996, the proceeds of which would be necessary to repay the portion of the Company's debt that funded the $6,000,000 payment to Jack H. Castle, D.D.S. in connection with the Reorganization. See "Unaudited Pro Forma Combined Financial Information" and "Certain Transactions." Historical weighted average shares outstanding and net income (loss) per share were 5,515,000 and $(.44), respectively, for the year ended December 31, 1995 and 5,569,000 and $.01, respectively, for the six months ended June 30, 1996.

(6) Gives effect to (i) the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share) and the application of the net proceeds therefrom as described under "Use of Proceeds," (ii) the conversion of the Series A Convertible Preferred Stock into 1,244,737 shares of Common Stock, and (iii) the Acquisition Transactions entered into or pending subsequent to June 30, 1996, as if each of such transactions had occurred as of June 30, 1996.

(7) Represents 1,244,737 shares of Series A Convertible Preferred Stock.

     THE COMPANY WAS ORGANIZED IN DECEMBER 1995 TO SUCCEED TO THE BUSINESS OF FAMILY DENTAL SERVICES OF TEXAS, INC., A TEXAS CORPORATION ("FAMILY DENTAL") WHOLLY-OWNED BY MEMBERS OF AND ENTITIES CONTROLLED BY MEMBERS OF THE FAMILY OF JACK H. CASTLE, D.D.S. (THE "CASTLE FAMILY"). SEE "PRINCIPAL AND SELLING STOCKHOLDERS." UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO CASTLE DENTAL CENTERS, INC., ITS PREDECESSOR, FAMILY DENTAL, AND ITS WHOLLY-OWNED SUBSIDIARIES, AND THE TERMS "AFFILIATED DENTAL PRACTICES" AND "AFFILIATED PRACTICES" REFER TO DENTAL PRACTICES TO WHICH THE COMPANY PROVIDES MANAGEMENT SERVICES PURSUANT TO A MANAGEMENT SERVICES AGREEMENT. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION HAS NOT BEEN EXERCISED.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors should consider carefully the factors listed below in evaluating an investment in the shares of Common Stock offered hereby.

ACQUISITION STRATEGY AND LIMITATION ON GROWTH

     The Company's strategy is to develop comprehensive dental networks through practice affiliations. Key elements of this strategy are the acquisition of the assets of dental practices and the introduction of specialty dental services in target market areas, the entry into management services relationships with such groups and the utilization of the acquired practices as a base from which to expand in the target markets. Identifying candidates to become affiliated practices and proposing, negotiating and implementing economically feasible affiliations with such groups can be a lengthy, complex and costly process. There can be no assurance that the Company will successfully establish practice affiliations with additional dental practices. In addition, the Company's ability to expand is dependent on factors such as its ability to attract additional dentists to affiliated dental practices, to adapt or adjust the Company's structure to comply with present or future state legal requirements affecting the Company's contractual arrangements with dental, orthodontic or other specialty practice groups, and to obtain regulatory approval and comply with regulatory and licensing requirements applicable to dentists and facilities operated and services offered by dentists. Moreover, the Company's ability to expand may be limited by state licensing requirements which do not normally provide for reciprocity among states with respect to licensure of dentists. Unless otherwise required by law, the Company does not intend to seek stockholder approval for future acquisitions, and the stockholders of the Company will be dependent upon management's judgment with respect to such transactions. There can be no assurance that the Company will be able to achieve planned growth, that the assets of dental practices will continue to be available for acquisition by the Company, that the Company will be able to realize expected operating and economic efficiencies from recent and pending acquisitions, or that the addition of such practice groups will be profitable. See "-- Integration of Affiliated Dental Practices and Management Information Systems," "Business -- Dental Network Development" and
"Business -- Operations."

RISKS RELATING TO PENDING ACQUISITIONS

NEW YORK ACQUISITION

     The Company has entered into a definitive agreement with respect to the New York Acquisition and the closing of the New York Acquisition is a condition to the closing of this offering. The New York Acquisition represents a significant acquisition for the Company, both in terms of purchase price and revenues. The American Dental Centers practice is heavily dependent on reimbursement arrangements with certain labor organizations and welfare funds, which generally have terms of one to two years and provide for payment on a capitated basis, and relationships with other payor groups, including traditional insurance and preferred provider arrangements. American Dental Centers is a party to over 50 such capitated contracts and preferred provider arrangements which account for over 70% of its total revenues. Most of these capitation contracts are terminable by either party with 60 to 90 days' notice. Certain features of the capitation contracts could be interpreted by regulatory authorities as constituting the transaction of insurance business and could result in regulatory enforcement actions against the Company. In such event, the Company could be required either to seek licensure as an insurance company or change the form of the business relationships with the parties to such contracts. There can be no assurance that after the closing of the New York Acquisition the Company will be able to continue American Dental Centers' existing arrangements with such labor organizations, welfare funds and other payor groups. The loss of one or more of the largest of such reimbursement arrangements could have a material adverse effect on the profitability of the Company.
     Jules V. Lane D.D.S., the founder of American Dental Centers, is also the owner of American Medical and Life Insurance Company ("AMLI"), which markets preferred provider programs of which American Dental Centers is a significant provider. AMLI's preferred provider program, managed care program and other insurance related business is not being acquired by the Company. Dr. Lane will join the Company's Board of Directors and enter into a three-year employment agreement with the Company pursuant to which Dr. Lane will remain active in the management of and strategic planning for American Dental Centers. At the closing of the New York Acquisition, the Company will enter into certain contractual arrangements with AMLI which will provide that in markets in the State of New York served by the dental practices managed by the Company (i) AMLI and the Company will each include information regarding the programs and services of the other in their respective marketing materials, (ii) AMLI will maintain preferred provider relationships with dental practices managed by the Company and offer such dental practices as preferred providers to AMLI policyholders and other covered parties and (iii) AMLI and the Company will share certain facilities and personnel. Each party has a right of first refusal to extend such arrangements to states other than New York. Because Dr. Lane will be a Director of the Company and the owner of AMLI, there is a potential for conflict of interest on the part of Dr. Lane with respect to matters involving AMLI and the Company. Dr. Lane will not participate in the negotiation of such matters on behalf of the Company or vote on such matters as a Director of the Company.

     Because of the size of the New York Acquisition, the percentage of American Dental Centers' revenue which is derived from capitated and preferred provider arrangements, the possibility of loss of one or more of the largest of such reimbursement arrangements and the Company's lack of prior experience in the New York metropolitan area, the New York Acquisition represents significant risks to the Company. The Company will rely on Dr. Lane to maintain the Company's revenue base in the New York metropolitan area. There can be no assurance that the Company will be able to integrate the New York Acquisition into its existing operations or that it will be able to maintain or expand its revenue base in the New York metropolitan area. See " -- Acquisition Strategy and Limitation on Growth" and " -- Integration of Affiliated Dental Practices and Management Information Systems."

ARKANSAS ACQUISITION AND AUSTIN ACQUISITION

     The Company has entered into a definitive agreement with respect to the Arkansas Acquisition and a letter of intent with respect to the Austin Acquisition. Although both the Arkansas Acquisition and the Austin Acquisition are expected to close within 30 days of the closing of this offering, there can be no assurance that either of these transactions will be consummated, and the consummation of these transactions is not a condition to the closing of this offering. See "Unaudited Pro Forma Combined Financial Information." If consummated, there can be no assurance that these acquisitions will be successfully integrated into the Company's existing operations. See
" -- Acquisition Strategy and Limitation on Growth" and " -- Integration of Affiliated Dental Practices and Management Information Systems."

GOVERNMENT REGULATION

GENERAL

     The dental industry is regulated extensively at both the state and federal levels. Regulatory oversight includes, but is not limited to, considerations of fee-splitting, corporate practice of dentistry and state insurance regulation. See "Business -- Government Regulation."

FEE-SPLITTING; CORPORATE PRACTICE OF DENTISTRY

     The laws of many states prohibit dentists from splitting fees with non-dentists and prohibit non-dental entities such as the Company from engaging in the practice of dentistry or employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry, as well as the interpretation of those restrictions by state regulatory authorities, vary from state to state. The restrictions are generally designed to prohibit a non-dental entity from controlling the professional assets of a dental practice (such as patient records and payor contracts), employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants), controlling the content of a dentist's advertising or professional practice or sharing professional fees with non-dental entities. The laws of many states also prohibit dental practitioners from paying any portion of fees received for dental services in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by dentists to dental assistants.

     State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist provided that the following conditions are met: a licensed dentist has complete control and custody over the professional assets; the non-dental entity does not employ or control the dentists (or, in some states, dental hygienists or dental assistants); all dental services are provided by a licensed dentist; licensed dentists have control over the manner in which dental care is provided and all decisions affecting the provision of dental care. State laws generally require that the amount of a management fee be reflective of the fair market value of the services provided by the management company and in certain states require that any management fee be a flat fee or cost-plus fee based on the cost of services performed by the Company. In general, the state dental practice acts do not address or provide any restrictions concerning the manner in which companies account for revenues from a dental practice subject to the above-noted restrictions relating to control over the professional activities of the dental practice, ownership of the professional assets of a dental practice and payments for management services.

     The Company does not control the practice of dentistry or employ dentists to practice dentistry. Moreover, in states in which it is prohibited, the Company does not employ dental hygienists or dental assistants. The Company provides management services to its affiliated practices, and believes that the management fees the Company charges for those services are consistent with the laws and regulations of the jurisdictions in which it operates. Therefore, the Company believes it would not be regarded as "owner," "operator" or "manager" of its affiliated dental practices within the meaning of those terms under the state dental practice acts and believes that its operations comply with the above-described laws to which it is subject. There can be no assurance, however, that a review of the Company's business relationships by courts or other regulatory authorities will not result in determinations that could prohibit or otherwise adversely affect the operations of the Company or that the regulatory environment will not change, requiring the Company to reorganize or restrict its existing or future operations. The laws regarding fee-splitting and the corporate practice of dentistry and their interpretation vary from state to state and are enforced by regulatory authorities with broad discretion. There can be no assurance that the legality of the Company's business or its relationship with affiliated dental practices will not be successfully challenged or that the enforceability of the provisions of any management services agreement will not be limited. The laws and regulations of certain states in which the Company may seek to expand may require the Company to change the form of relationships entered into with dental practices in a manner which may restrict the Company's operations or how providers may be paid in those states or may prevent the Company from acquiring the non-dental assets of such practices or managing dental practices in those states. Similarly, there can be no assurance that the laws and regulations of the states in which the Company presently maintains operations will not change or be interpreted in the future either to restrict or adversely affect the Company's existing or future relationships with dental practitioners in those states.

STATE INSURANCE REGULATION

     In addition, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care contracts. The application of state insurance laws to other than various types of fee for service arrangements is an unsettled area of law and are subject to interpretation by regulators with broad discretion. As the Company or its affiliated practices contract with third-party payors, including self-insured plans, for certain non-fee for service basis arrangements, the Company may become subject to state insurance laws. Specifically, in some states, state insurance regulators may determine that the Company or the affiliated dental practices are engaged in the business of insurance because some of the managed care contracts to which the Company is a party contain capitation features. The Company is reviewing, and where appropriate modifying, the terms of certain of its capitation contracts to reduce the likelihood that they could be characterized as insurance contracts. In the event that the Company or the affiliated practices are determined to be engaged in the business of insurance, the Company could be required either to seek licensure as an insurance company or to change the form of its relationships with third-party payors and the Company's revenues may be adversely affected.

HEALTH CARE REFORM PROPOSALS

     The United States Congress has considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions federal or state legislatures or third party payors may take in anticipation of or in response to any health care reform proposals or legislation. Health care reform legislation adopted by Congress could have a material adverse effect on the operations of the Company, and changes in the health care industry, such as the growth of managed care organizations and provider networks, may result in lower payment levels for the services of dental practitioners affiliated with dental practices managed by the Company, and lower profitability for affiliated practices. See "Business -- Government
Regulation."

RELIANCE ON AFFILIATED DENTAL PRACTICES

     The Company receives fees for management services provided to its affiliated dental practices under management services agreements. However, the Company is an independent manager only and does not employ dentists, orthodontists or other specialists to practice dentistry or in any way control the practices of the dentists, orthodontists or other specialists employed by the affiliated dental practices. In many cases, a significant portion of the Company's management services revenue is dependent on revenue generated by the affiliated dental practices. In other cases, the Company's management fee is based on its costs and expenses of providing mangagement services. While the laws of some states permit the Company to participate in the negotiations by affiliated dental practices of managed care contracts, preferred provider arrangements and other negotiated price agreements, the affiliated dental practices are the contracting parties for all such relationships, and the Company is dependent on its affiliated dental practices for the success of such relationships. Accordingly, the profitability of such payor relationships as well as the performance of dentists, orthodontists or other specialists employed by such dental practices affects the Company's profitability. Should the Company's affiliated dental practices experience difficulty in hiring or retaining qualified dentists, orthodontists or other specialists, or should the revenues of affiliated dental practices decrease materially, it could have a material adverse effect on the financial performance of the Company.

INTEGRATION OF AFFILIATED DENTAL PRACTICES AND MANAGEMENT INFORMATION SYSTEMS

     Although the Company has been in operation since 1981, prior to May 1996, the Company's operations were conducted entirely in the Houston, Texas area, and the Company has limited experience in managing affiliated dental practices outside of the Houston, Texas area. The entry of the Company into new geographic markets by acquisition will require the Company to maintain and establish payor and client relationships which may be different in nature than those which the Company has historically had and the Company will need to attract and retain competent and experienced management personnel in each market it enters. The Company may also be dependent on former owners and management to maintain its payor and customer relationships. In addition, the expansion into new markets requires the implementation of new or expanded reporting and tracking systems, management information systems and other operating systems. There can be no assurance that the Company will be able to expand its organizational structure, maintain or establish such relationships or attract the management and other personnel necessary to permit it to integrate into its existing operations affiliated dental practices located outside of the Houston, Texas area.

     In connection with its expansion into new market areas, the Company will be required to interface its financial information system with existing practice management systems at the affiliated dental practices, which may be different from those used by the Company. Any significant delay or increase in expense associated with the conversion and integration of management information systems used by affiliated dental practices could have a material adverse effect on the successful integration of affiliated dental practices. See " -- Acquisition Strategy and Limitation on Growth."

NEED FOR ADDITIONAL FINANCING

     The Company's acquisition and expansion programs will require substantial capital resources. Capital is needed not only for the acquisition of the assets of affiliated dental practices, but also for the effective integration, operation and expansion of the affiliated practices. The affiliated practices may require capital for renovation and expansion and for the addition of dental equipment and technology. The Company believes that its existing cash resources together with the net proceeds from this offering, cash flow from operations and borrowings available under the Bank Credit Facility (as hereinafter defined) will be sufficient to meet the Company's anticipated acquisition, expansion and working capital needs for the next 18 months. Thereafter, however, the Company may be required either to raise additional capital or curtail its expansion plans. The Company may obtain such financing through additional borrowings or the issuance of additional equity or debt securities, either of which could have an adverse effect on the value of the shares of Common Stock offered by this Prospectus. Although the Company currently believes that it will be able to secure additional financing, there can be no assurance that the Company will be able to raise additional capital when needed on satisfactory terms or at all. Any limitation on the Company's ability to obtain additional financing or complete a public offering could have a material adverse effect on the Company.

COMPETITION

     The Company is under competitive pressures for the acquisition of the assets of, and the provision of management services to, additional dental practices. Management is aware of several companies with established operating histories and greater resources than the Company which are pursuing the acquisition of general and specialty dental practices and the management of such practices. Additionally, affiliated dental practices compete locally with sole practitioners and group practices of dental, orthodontic and other specialty services in the Company's markets. There can be no assurance that the Company or its affiliated dental practices will be able to compete effectively with such competitors, that additional competitors will not enter the market or that such competition will not make it more difficult to acquire and provide management services to dental practices on terms beneficial to the Company. See
"Business -- Competition."

RISKS RELATED TO GOODWILL

     As of June 30, 1996, the Company's total pro forma adjusted assets were approximately $65.0 million, of which approximately $50.2 million, or 77%, was goodwill, net of accumulated amortization. Goodwill is the excess of the purchase price over the fair market value of the net assets of acquired businesses (which net assets include any separately identifiable intangible assets). There can be no assurance that the value of the goodwill will ever be realized by the Company. Goodwill is being amortized on a straight-line basis over a 40-year period.

     All of the goodwill on the Company's pro forma adjusted balance sheet as of June 30, 1996 is related to the Acquisition Transactions with $33.5 million being attributable to the Pending Acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company evaluates each acquisition and establishes an appropriate amortization period based on the underlying facts and circumstances. Subsequent to each acquisition, the Company continuously reevaluates such facts and circumstances to determine if the related goodwill continues to be realizable and if the amortization period continues to be appropriate.

     Amortization of the goodwill on the Company's pro forma adjusted balance sheet as of June 30, 1996 will produce an annual amortization expense of approximately $1.3 million. Of this amount, the Pending Acquisitions are expected to produce annual amortization expense of approximately $838,000. Purchases of additional businesses which result in the recognition of additional goodwill would cause amortization expense to increase further. Although the net unamortized balance of goodwill on the Company's pro forma balance sheet as of June 30, 1996 was not considered to be impaired, any future determination that a significant impairment has occurred would require the write-off of the impaired portion of unamortized goodwill, which would have a material adverse effect on the Company's results of operations. See "Unaudited Pro Forma Combined
Financial Information."

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS; CAPITATED FEE REVENUE

     The Company believes that its success will be dependent, in part, on its ability to negotiate, on behalf of the affiliated practices, contracts with health maintenance organizations ("HMOs"), insurance companies, self insurance plans and other private third-party payors pursuant to which services will be provided on some type of fee-for-service or capitated basis by some or all of its affiliated practices. Under certain capitated contracts, the health care provider accepts a predetermined amount per patient per month as its sole payment in exchange for providing certain necessary covered services to enrollees. Such contracts shift much of the risk of providing health care from the payor to the provider. To the extent that the Company's affiliated dental practices enter into these types of arrangements, they are exposed to the risk that the cost of providing dental care required by such contracts exceeds the amount that the affiliated dental practice receives for providing such dental care. Most of these contracts are terminable by either party on 60 to 90 days notice. Under certain other capitated contracts, the predetermined amount may be subject to periodic adjustment to limit the risk that may be shifted from the payor to the provider. For the 12 months ended December 31, 1995 and the six months ended June 30, 1996, the Company derived approximately 13% and 15% of total pro forma adjusted net patient revenues, respectively, from such capitated contracts. To the extent the Company's affiliated dental practices enter into additional managed care contracts, the Company may expect greater predictability of revenues but greater unpredictability of expenses due to the fluctuating costs of the services provided. There can be no assurance that the Company will be able to negotiate on behalf of the affiliated practices satisfactory arrangements on a capitated basis, regardless of the amount of risk-sharing. In addition, to the extent that patients or enrollees covered by certain of such contracts require more frequent or extensive care than is anticipated, operating margins may be reduced, or the revenues derived from such agreements may be insufficient to cover the costs of the services provided. As a result, affiliated practices may incur additional costs which would reduce or eliminate any earnings under these contracts.

     Following the New York Acquisition, the Company will have a significant presence in the New York metropolitan area. For the year ended December 31, 1995, in excess of 70% of the annual net patient revenues of American Dental Centers was derived from capitated contracts or preferred provider arrangements, and the nine largest relationships of this type accounted for approximately 54% of the net patient revenues of American Dental Centers. The majority of these arrangements are terminable by either party at the end of each year or on 30 to 90 days prior notice, and certain of the preferred provider relationships are terminable by either party at any time. The unreplaced loss of one or more of the largest capitated care or preferred provider arrangements by American Dental Centers could have a material adverse effect on the Company's business and prospects.

DEPENDENCE UPON SENIOR EXECUTIVES

     The Company is dependent upon the continued services of its executive officers, especially its Chairman and Chief Executive Officer, Jack H. Castle, Jr. Additionally, following the New York Acquisition, the Company will be dependent upon the continued services of Jules V. Lane D.D.S., the owner of American Dental Centers, to facilitate the integration of American Dental Centers with the Company. The loss of the services of Jack H. Castle, Jr., Jules
V. Lane D.D.S. or any of the Company's other senior executive officers could have a material adverse effect on the Company's business and prospects. Certain of the Company's senior executive officers, including Jack H. Castle, Jr., do not have an employment agreement and are not otherwise subject to a covenant not to compete or other agreement which would restrict their ability to compete against the Company should their employment by the Company be terminated for any reason. See "Management."

POTENTIAL LIABILITY AND INSURANCE

     Due to the nature of its business, the Company from time to time becomes involved as a defendant in medical malpractice lawsuits brought against affiliated dental practices or dentists employed by such practices. In addition, the Company could be involved in litigation in which it is alleged that the Company has been negligent in performing its duties under management services agreements. The Company maintains professional and general liability insurance in amounts deemed appropriate by management based upon its assessment of historical claims and the nature and risks of its business. There can be no assurance, however, that an existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to insure adequately and economically the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.

CONTROL BY THE CASTLE FAMILY

     Following the closing of this offering, members of the Castle Family will beneficially own approximately 29.9% (28.0%, if the Underwriters' over-allotment option is exercised in full) of the outstanding shares of Common Stock. As a result, following the closing of this offering, if the Castle Family were to vote as a group, the Castle Family could exert a significant influence over the outcome of corporate actions requiring stockholder approval and the election of the Company's Board of Directors. In addition, this ownership may have the effect of discouraging unsolicited offers to acquire the Company. See
"Principal and Selling Stockholders."

BENEFITS TO INSIDERS

     In connection with the Reorganization, the Company incurred $13.5 million of indebtedness and paid $6.0 million to Jack H. Castle, D.D.S., a director of the Company, to acquire a dental practice owned by Dr. Castle. In the same transaction, the Company entered into a Deferred Compensation Agreement with Dr. Castle pursuant to which the Company agreed to pay Dr. Castle a total of $2,630,000 in 20 quarterly installments. See "Certain Transactions." Approximately $2.4 million of the proceeds of this offering will be used to prepay all amounts owed by the Company to Dr. Castle under the Deferred Compensation Agreement. Loretta Castle, the wife of Dr. Castle and the mother of Jack H. Castle, Jr., a director of the Company, is selling 500,000 shares of Common Stock owned by her in this offering.

     Approximately $20.0 million of the proceeds of this offering will be used to fund the cash portion of the purchase price of the New York Acquisition. Jules V. Lane D.D.S., who will become a Director of the Company on the closing of the New York Acquisition, is the owner of American Dental Centers. See "Business -- Pending Acquisition" and "Management -- Executive Compensation and Employment Arrangements."

     In addition, approximately $7.5 million of the proceeds will be used to repay the Company's 12% Senior Subordinated Notes due 2002 held by the Pecks Investors. Mr. Cresci, a Director of the Company, is a Managing Partner of Pecks Management Partners Ltd., the investment advisor to the Pecks Investors. See "Certain Transactions."

NO PRIOR MARKET FOR COMMON STOCK: POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to this offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active trading market will develop or if a trading market does develop, that it will continue after this offering. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the Underwriters. See "Underwriting" for a description of the factors to be considered in determining the initial public offering price. The market price of the Common Stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the health care industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

     The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of the Common Stock in the public market following this offering.

     After giving effect to the shares of Common Stock offered hereby, the closing of the Pending Acquisitions and the conversion of the Series A Convertible Preferred Stock upon the closing of this offering, the Company will have outstanding 11,696,980 shares of Common Stock. Of these shares, the 5,500,000 shares (6,325,000 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock sold in this offering will be freely tradable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent such shares are subject to the agreement with the Underwriters described below, and except for any shares purchased by "affiliates," as that term is defined under the Securities Act, of the Company. The remaining 6,196,980 shares are "restricted securities" within the meaning of Rule 144 adopted under the Securities Act ("Rule 144"). The restricted shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act.

     The Company, its directors and executive officers and all of the stockholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus, they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, except in the case of the Company, in certain limited circumstances, including issuing up to 2,000,000 shares of Common Stock in connection with acquisitions to parties that agree to be bound by the same restrictions on offers and sales.

     The Company anticipates that prior to the consummation of this offering, the Company will have outstanding under the Plan options to purchase an aggregate of approximately 380,500 shares of Common Stock, and at or shortly following consummation of this offering the Company anticipates that it will issue options to purchase up to 350,000 shares of its Common Stock under the Plan and the Directors' Plan. The Company intends to register the shares issuable upon exercise of options granted under the Plan and the Directors' Plan and, upon such registration, such shares will be eligible for resale in the public market without restriction, except for Directors and other affiliates of the Company who will be subject to volume limitations under Rule 144. Following the consummation of this offering, the Company will also continue to have outstanding the GulfStar Warrant, which is presently exercisable for 113,158 shares of Common Stock at $5.50 per share, and two Seller Notes, presently convertible into 139,757 shares of Common Stock at a conversion price of $6.75 per share, all of which shares will be eligible for resale subject to the volume, holding period and certain other limitations of Rule 144 upon their exercise. See "Shares Eligible for Future Sale" and "Management -- Stock
Option Plans."

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Certificate of Incorporation and By-laws and of Delaware law could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company and limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. The Company's Certificate of Incorporation provides for "blank check" preferred stock which may be issued without stockholder approval and certain provisions of the Company By-laws restrict the right of the stockholders to call a special meeting of stockholders, to nominate directors, to submit proposals to be considered at stockholders' meetings and to adopt amendments to the By-laws. The Company also is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "Description of Capital Stock."

IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution in the net tangible book value of their shares of Common Stock in the amount of $9.77 per share. See "Dilution." In the event the Company issues additional Common Stock in the future, including shares that may be issued in connection with future acquisitions, purchasers of Common Stock in this offering may experience further dilution in the net tangible book value per share of the Common Stock of the Company.

                                  THE COMPANY

     Castle Dental Centers, Inc. was formed as a Delaware corporation in December 1995 to succeed to the business of Family Dental, a Texas corporation, which was wholly-owned by the Castle Family. The Company is a holding company and conducts its business through a number of wholly-owned subsidiaries. The Company's executive offices are located at 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056, and its telephone number is (713) 513-1400.

                                USE OF PROCEEDS

     The net proceeds from the sale of the 5,000,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $45.5 million (approximately $53.2 million if the Underwriters' over-allotment option is exercised in full) after deducting the underwriting discounts and commissions and estimated offering expenses based on an assumed initial public offering price of $10.00 per share. The Company will not receive any proceeds from Common Stock sold by the Selling Stockholder.

     The Company has entered into definitive purchase agreements relating to the New York Acquisition and the Arkansas Acquisition. Approximately $20.0 million of the net proceeds of this offering will be used to fund the cash portion of the purchase price of the New York Acquisition, $2.6 million of the net proceeds of this offering will be used to fund the cash portion of the purchase price of the Arkansas Acquisition, and $4.6 million will be used to fund the cash portion of the purchase price of the Austin Acquisition.

     The Company also intends to use approximately $7.5 million of the net proceeds to repay the Company's 12% Senior Subordinated Notes due in 2002 (the "Senior Subordinated Notes"). The Senior Subordinated Notes were issued by the Company in December 1995 to provide funds for the Reorganization and the acquisition of affiliated dental practices. In connection with the Reorganization, the Company paid $6.0 million to Jack H. Castle, D.D.S. to acquire a dental practice owned by Dr. Castle.

     The Company intends to use approximately $6.1 million of the net proceeds to repay a portion of the total indebtedness outstanding under the Amended and Restated Credit Agreement (the "Bank Credit Facility") between the Company and NationsBank of Texas, N.A. ("NationsBank") which was incurred to finance certain of the Company's acquisitions. The Bank Credit Facility provides for a term loan, revolving credit facility and advancing term loan which expire or mature, as applicable, on June 15, 2001, June 30, 1997 and June 30, 2001, respectively, and bear interest at variable rates which are based upon (a) either (i) NationsBank's base rate or (ii) the London interbank offering rates ("LIBOR") plus (b) a margin which varies according to (i) the ratio of the Company's funded debt to EBITDA, each as defined in the Bank Credit Facility,
(ii) the type of loan (i.e. base rate or LIBOR loan) and (iii) whether the loan is a term loan, revolving credit loan or advancing term loan. As of June 30, 1996, the interest rate on the Bank Credit Facility was 8.94%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 2 to the Company's Audited Financial Statements included elsewhere in this Prospectus for a description of the interest rate and other terms of the Bank Credit Facility.

     Approximately $4.5 million of the net proceeds will be used to retire seller financed subordinated debt issued by the Company to acquire affiliated dental practices ("Seller Notes"). The Seller Notes mature at various times from May 2001 to August 2001, and are accelerated at the closing of this offering. Three of these Seller Notes, in the aggregate principal amount of approximately $3.54 million, bear interest at 10% per annum. The remaining two Seller Notes, in the aggregate principal amount of approximately $960,000, bear interest at the rate of 6.36% per annum. An aggregate of $943,363 of the Seller Notes is convertible at the option of the holder into shares of the Company's Common Stock at a conversion price of $6.75 per share, subject to antidilution adjustments and automatic annual increase in conversion price.

     Approximately $2.4 million of the proceeds will be used to prepay all amounts owed by the Company to Jack H. Castle, D.D.S. pursuant to a Deferred Compensation Agreement with Dr. Castle, effective as of December 18, 1995, which agreement provides for quarterly payments in the amount of $131,500 to be made to Dr. Castle until December 31, 2000 in respect of compensation not paid to Dr. Castle prior to the acquisition of Jack H. Castle, D.D.S., Inc. The Deferred Compensation Agreement with Dr. Castle was entered into in connection with the acquisition by the Company of the non-dental assets of Jack H. Castle, D.D.S., Inc. in December 1995, of which Dr. Castle was the sole owner.

     The Company plans to use the balance of the net proceeds for acquisitions, market development, working capital and general corporate purposes. The Company is currently in discussions with several potential acquisition candidates, but except as otherwise described herein has not entered into any binding agreements with respect to any acquisitions. Pending such uses, the net proceeds will be invested in short-term, fixed income obligations of investment grade.

                                DIVIDEND POLICY

     The Company has never paid cash dividends and does not anticipate paying cash dividends in the foreseeable future. It is the present intention of the Board of Directors to reinvest all earnings in the business of the Company to support the future growth of its operations. The Bank Credit Facility currently prohibits the payment of cash dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                    DILUTION

     The net tangible book value of the Company at June 30, 1996, was a deficit of approximately $15.9 million, or $3.73 per share of Common Stock. Net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by the number of shares of Common Stock issued and outstanding. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the pro forma net tangible book value per share of Common Stock immediately after completion of this offering. Shares of Common Stock sold in this offering by the Selling Stockholder are included in the calculation of shares of Common Stock outstanding, but the proceeds from the sale of those shares do not increase the Company's stockholders' equity. After giving effect to the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share), the application of the estimated net proceeds therefrom as described under "Use of Proceeds," and the consummation of the Pending Transactions, the pro forma net tangible book value of the Company as of June 30, 1996 would have been $2.7 million or $0.23 per share. This represents an immediate increase in pro forma net tangible book value of $3.96 per share to stockholders as of June 30, 1996, and an immediate dilution in pro forma net tangible book value of $9.77 per share to purchasers of Common Stock in this offering. The following table illustrates the dilution per share:

Assumed initial public offering price
per share............................             $   10.00
                                                  ---------
     Net deficit book value per share
      as of June 30, 1996............  $   (3.73)
     Increase in net tangible book
      value per share attributable to
      this offering(1)...............       3.96
                                       ---------
Pro forma net tangible book value per
  share after this offering..........                  0.23
                                                  ---------
Dilution per share to new
  investors(2).......................             $    9.77
                                                  =========

------------

(1) After deduction of underwriting discounts and commissions and estimated offering expenses.

(2) Determined by subtracting the pro forma net tangible book value per share after this offering from the amount of cash paid by a new investor for a share of Common Stock.

     The following table shows, on a pro forma basis as of June 30, 1996, the difference between existing stockholders (including shares issued in connection with Pending Acquisitions and upon conversion of the Series A Convertible Preferred Stock) and new investors with respect to the number of shares purchased from the Company, the aggregate cash consideration paid (based, in the case of new investors, on an assumed public offering price of $10.00 per share) and the average price per share paid to the Company.

                                          SHARES PURCHASED        TOTAL CONSIDERATION          AVERAGE
                                       ----------------------   ------------------------        PRICE
                                          NUMBER      PERCENT       AMOUNT       PERCENT      PER SHARE
                                       ------------   -------   --------------   -------      ---------
Existing stockholders................     6,696,680     57.3%   $    9,886,000     16.5%       $  1.48
New investors........................     5,000,000     42.7%       50,000,000     83.5%       $ 10.00
                                       ------------   -------   --------------   -------      ---------
Total................................    11,696,980    100.0%       59,886,000    100.0%
                                       ============   =======   ==============   =======


     The foregoing tables assume no exercise of outstanding options or warrants. As of the date of this Prospectus, there are 380,500 shares of Common Stock issuable upon the exercise of stock options granted to certain officers and key employees of the Company and other eligible participants under the Plan, and at the closing of this offering there will be 150,000 shares of Common Stock issuable upon the exercise of options granted to Directors under the Directors' Plan. The exercise prices of such options range from $5.00 to the initial public offering price per share. Additionally, the Company has outstanding two Seller Notes convertible into an aggregate of 139,737 shares of Common Stock at a conversion price of $6.75 per share, and a warrant to purchase 113,158 shares of Common Stock at an exercise price of $5.50 per share, all of which are subject to adjustment on the occurrence of certain events.

                                 CAPITALIZATION

     The following table sets forth (i) the capitalization of the Company as of June 30, 1996, (ii) the pro forma capitalization as of June 30, 1996, giving effect to the Completed Acquisitions as if such transactions had occurred as of such date, and, (iii) the pro forma capitalization as of June 30, 1996, giving effect to the Acquisition Transactions entered into or pending subsequent to June 30, 1996 as if such transactions had occurred as of such date, as adjusted to give effect to the sale of the shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share), the application of the net proceeds therefrom as described under "Use of Proceeds" and the issuance of 1,244,737 shares of Common Stock upon conversion of the Series A Convertible Preferred Stock, as if each of such events had occurred as of June 30, 1996.

                                                  JUNE 30, 1996
                                       -----------------------------------
                                                                PRO FORMA
                                        ACTUAL    PRO FORMA    AS ADJUSTED
                                       ---------  ---------    -----------
                                                 (IN THOUSANDS)
Current portion of long-term debt and
  capital lease obligations..........  $   3,186   $ 3,286       $ 3,032
                                       =========  =========    ===========
Long-term debt and capital lease
  obligations, less current
  portion............................  $  15,558   $21,435(1)    $ 5,276
Redeemable Preferred Stock; $.001 par
  value; 1,244,737 authorized, issued
  and outstanding actual; no shares
  issued and outstanding pro forma as
  adjusted(2)........................      2,928     2,928        --
Stockholders' equity (net capital
deficiency):
  Common Stock, $.001 par value;
     20,000,000 shares authorized;
     4,275,243 shares issued and
     outstanding actual, 4,612,243
     shares issued and outstanding
     pro forma, and 11,696,980 shares
     issued and outstanding pro forma
     as adjusted(3)..................          4         4            10
  Additional paid-in capital.........      1,689     4,554        61,376
  Accumulated deficit................     (5,810)   (5,810)       (7,705)
                                       ---------  ---------    -----------
     Total stockholders' equity (net
       capital deficiency)...........     (4,117)   (1,252)       53,681
                                       ---------  ---------    -----------
          Total capitalization.......  $  14,369   $23,111       $58,957
                                       =========  =========    ===========

------------

(1) Pro Forma amount includes $2,877,000 unamortized discount on long-term debt that will be repaid upon consummation of this offering. The unamortized discount will be included in an extraordinary loss in the period in which the debt is repaid.
(2) Represents the Series A Convertible Preferred Stock of the Company which will be converted into 1,244,737 shares of Common Stock upon consummation of this offering. See " Description of Capital Stock."
(3) Excludes an aggregate of up to 983,415 shares issuable on (i) the exercise of options to purchase an aggregate of 730,500 shares of Common Stock which the Company has granted or expects to grant at or shortly after the closing of this offering under the Company's Omnibus Stock and Incentive Plan and the Directors' Plan; and (ii) the exercise of the GulfStar Warrant and (iii) up to 139,757 shares presently issuable on the conversion of two Seller Notes. Also assumes that the 75,000 shares of Common Stock held in escrow in connection with the Horizon Dental Centers acquisition are released to the record holder thereof.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The selected historical financial data of the Company should be read in conjunction with the related financial statements, notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus. The selected historical financial data set forth below as of December 31, 1994 and 1995 and for each of the periods ended December 31, 1993, 1994 and 1995 have been derived from the audited combined financial statements of the Company for such periods included elsewhere herein. The selected historical financial data set forth below as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been derived from the Company's unaudited condensed consolidated financial statements included elsewhere herein, which were prepared on the same basis as the audited combined financial statements and which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth below. The selected historical financial data as of December 31, 1991, 1992 and 1993 and for the years ended December 31, 1991 and 1992 have been derived from the Company's financial records, which were prepared on the same basis as the audited combined financial statements and which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth below. The selected pro forma combined financial data set forth below as of June 30, 1996 and for the year ended December 31, 1995 and for the six months ended June 30, 1996 have been derived from the unaudited pro forma combined financial statements of the Company. The pro forma statement of operations data give effect to (i) the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00) and the application of net proceeds therefrom as described under "Use of Proceeds," (ii) the Acquisition Transactions and (iii) the Reorganization, as if each of such transactions had occurred as of January 1, 1995. The pro forma balance sheet data give effect to (i) the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00) and the application of net proceeds therefrom as described under "Use of Proceeds," (ii) the conversion of the Series A Convertible Preferred Stock into 1,244,737 shares of Common Stock, and (iii) the Acquisition Transactions entered into or pending subsequent to June 30, 1996, as if each of such transactions had occurred as of June 30, 1996. The selected pro forma financial data are not necessarily indicative of the actual results of operations or financial position that would have been achieved had such transactions and this offering been completed at the dates specified, nor are the statements necessarily indicative of the Company's future results of operations or financial position. See "Unaudited Pro Forma Combined Financial Information."

                                                                                                                            PRO
                                                                                                                        FORMA(1)(2)
                                                                                                                        ------------
                                                                          HISTORICAL
                                          ---------------------------------------------------------------------------       YEAR
                                                                                                   SIX MONTHS ENDED        ENDED
                                                         YEAR ENDED DECEMBER 31,                       JUNE 30,         DECEMBER 31,
                                          -----------------------------------------------------  --------------------   ------------
                                            1991       1992       1993       1994       1995       1995       1996          1995
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
STATEMENT OF OPERATIONS DATA:
Net patient revenues....................  $   9,637  $  13,978  $  15,053  $  17,083  $  18,257  $   9,082  $  10,707     $ 57,771
Expenses:
  Dentists' salaries....................      1,596      2,223      2,684      2,853      3,345      1,611      1,869       11,414
  Clinical salaries.....................      1,102        946      1,529      1,811      1,879        884      1,534       13,354
  Dental supplies and laboratory fees...        860      1,403      1,565      1,907      2,185      1,086      1,352        6,958
  Rental and lease expense..............        477        411        504        681        836        381        486        3,249
  Advertising and marketing.............      1,005        580        729      1,062        959        420        533        1,988
  Depreciation and amortization.........        143        193        245        309        336        167        334        2,715
  Other operating expenses..............      1,428      1,915      1,871      2,205      2,260      1,275      1,175        4,624
  General and administrative............      3,232      5,085      4,947      5,319      9,109      2,920      2,415        8,691
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
      Total expenses....................      9,843     12,756     14,074     16,147     20,909      8,744      9,698       52,993
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
Operating income (loss).................       (206)     1,222        979        936     (2,652)       338      1,009        4,778
Interest expense........................        135        182        130        112         87          5      1,066          665
Other expense (income)(3)...............     --         --         --         --         --         --           (107)          95
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
Income (loss) before income taxes.......       (341)     1,040        849        824     (2,739)       333         50        4,018
Provision (benefit) for income taxes....     --         --             40         43       (325)    --             19        1,568
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
Net income (loss)(4)....................  $    (341) $   1,040  $     809  $     781  $  (2,414) $     333  $      31     $  2,450
                                          =========  =========  =========  =========  =========  =========  =========   ============
Net income (loss) per share(5)..........  $    (.06) $     .19  $     .15  $     .14  $    (.39) $     .06  $     .01     $    .21
                                          =========  =========  =========  =========  =========  =========  =========   ============
Weighted average outstanding
  shares(5).............................      5,515      5,515      5,515      5,515      6,115      5,515      6,169       11,633
                                          =========  =========  =========  =========  =========  =========  =========   ============

                                        PRO FORMA(1)(2)
                                            SIX
                                           MONTHS
                                           ENDED
                                          JUNE 30,
                                          --------
                                            1996
                                          --------
STATEMENT OF OPERATIONS DATA:
Net patient revenues....................  $30,971
Expenses:
  Dentists' salaries....................    5,811
  Clinical salaries.....................    7,586
  Dental supplies and laboratory fees...    3,378
  Rental and lease expense..............    1,529
  Advertising and marketing.............    1,097
  Depreciation and amortization.........    1,411
  Other operating expenses..............    2,441
  General and administrative............    4,184
                                          --------
      Total expenses....................   27,437
                                          --------
Operating income (loss).................    3,534
Interest expense........................      632
Other expense (income)(3)...............     (109 )
                                          --------
Income (loss) before income taxes.......    3,011
Provision (benefit) for income taxes....    1,174
                                          --------
Net income (loss)(4)....................  $ 1,837
                                          ========
Net income (loss) per share(5)..........  $   .16
                                          ========
Weighted average outstanding
  shares(5).............................   11,633
                                          ========

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                                                                                      JUNE 30, 1996
                                                              DECEMBER 31,                       -----------------------
                                          -----------------------------------------------------             PRO FORMA AS
                                            1991       1992       1993       1994       1995      ACTUAL    ADJUSTED(6)
                                          ---------  ---------  ---------  ---------  ---------  ---------  ------------
BALANCE SHEET DATA:
Cash and cash equivalents...............  $     150  $     292  $      34  $      22  $   6,439  $   2,095    $    851
Working capital.........................        653      2,247        773      1,212      6,208        816       2,223
Total assets............................      3,012      5,087      4,130      4,711     12,677     22,358      64,996
Long-term debt and capital lease
  obligations, less current portion.....      1,052        785        496        162      9,512     15,558       5,276
Redeemable Preferred Stock(7)...........     --         --         --         --          2,928      2,928      --
Total stockholders' equity (net capital
  deficiency)...........................        622      2,631      1,796      2,577     (5,743)    (4,117)     53,681

------------

(1) Gives effect to (i) the sale of the 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share) and the application of the net proceeds therefrom as described under "Use of Proceeds," (ii) the Acquisition Transactions, and (iii) the Reorganization, as if each of such transactions had occurred as of January 1, 1995. See "Unaudited Pro Forma Combined Financial Information."

(2) The pro forma statements of operations do not reflect a $1,895,000 extraordinary loss on retirement of the Senior Subordinated Notes, net of income tax effect of $1,211,000, which will be recognized in the period this offering is completed.

(3) Represents primarily gain or loss on sale of assets and interest income.

(4) Prior to the Reorganization, significant operations of the Company were conducted through a subchapter S corporation and accordingly were not subject to federal and state income taxes (see Notes 1 and 6 to the Company's Audited Combined Financial Statements). If all of the Company's operations had been subject to income taxes, net income (loss) would have been ($1,698,000) and $210,000 for the year ended December 31, 1995 and for the six months ended June 30, 1995, respectively. Subsequent to December 31, 1995, the Company's operations are subject to income taxes and such taxes have been reflected in the historical consolidated statement of operations data for the six-month periods ended June 30, 1996. See "Unaudited Pro
    Forma Combined Financial Information."

(5) Shares used in calculating net income per share include the weighted average outstanding shares plus the number of shares (at an assumed public offering price of $10.00 per share) for the year ended December 31, 1995 and the six months ended June 30, 1996, the proceeds of which would be necessary to repay the portion of the Company's debt that funded the $6,000,000 payment to Jack H. Castle, D.D.S. in connection with the Reorganization. See "Unaudited Pro Forma Combined Financial Information" and "Certain Transactions." Historical weighted average shares outstanding and net income (loss) per share were 5,515,000 and $(.44), respectively, for the year ended December 31, 1995 and 5,569,000 and $.01, respectively, for the six months ended June 30, 1996.

(6) Gives effect to (i) the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share) and the application of the net proceeds therefrom as described under "Use of Proceeds," (ii) the conversion of the Series A Convertible Preferred Stock into 1,244,737 shares of Common Stock, and (iii) the Acquisition Transactions entered into or pending subsequent to June 30, 1996, as if each of such transactions had occurred as of June 30, 1996.

(7) Represents 1,244,737 shares of Series A Convertible Preferred Stock.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Balance Sheet as of June 30, 1996 and the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect adjustments to the Company's historical financial position and results of operations to give effect to the transactions described below. The Unaudited Pro Forma Combined Balance Sheet reflects such transactions as if they had occurred as of June 30, 1996, and the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996 reflect such transactions as if they had occurred as of January 1, 1995.

     Effective December 31, 1995, as part of a reorganization and recapitalization plan (collectively with the financing arrangements discussed in the following paragraph, the "Reorganization"), the Company merged with and succeeded to the business of Family Dental. Family Dental was formed in 1981 to provide management services to Jack H. Castle, D.D.S., Inc., a professional corporation, which operated a dental practice in Houston, Texas. In December 1995, the Company acquired all the outstanding stock and certain assets of Jack
H. Castle, D.D.S., Inc. and entered into an agreement to provide practice management services to a newly-established professional corporation, Jack H. Castle, D.D.S., P.C., which succeeded to the dental practice of the professional corporation acquired by the Company. See Notes 1, 2 and 9 to the Company's Audited Combined Financial Statements and "Certain Transactions."

     In connection with the Reorganization, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with three investors represented by Pecks Management Partners Ltd. (the "Pecks
Investors") pursuant to which the Company issued 1,244,737 shares of Series A Convertible Preferred Stock and the Senior Subordinated Notes. At the same time, the Company entered into the Bank Credit Facility with NationsBank, which provided for a term loan of $6.0 million and a revolving credit facility of $3.0 million. In May 1996 the Company amended the Bank Credit Facility to, among other things, increase the amount available under the term loan to $16.0 million. See Notes 2, 4 and 10 to the Company's Combined Financial Statements.

     In May 1996, the Company acquired the assets and assumed certain liabilities of 1st Dental Care headquartered in Clearwater, Florida and Mid-South Dental Centers headquartered in Nashville, Tennessee, and entered into management services agreements with each of those groups. In August 1996, the Company increased its dental practices under management in Texas by acquiring the assets and assuming certain liabilities of Horizon Dental Centers, a group dental practice with four offices in Fort Worth, Texas and four offices in Austin, Texas. Additionally, the Company has entered into definitive agreements with respect to the New York Acquisition and the Arkansas Acquisition and a letter of intent with respect to the Austin Acquisition. The New York Acquisition is expected to close contemporaneously with, and is mutually conditioned upon, the closing of this offering, and the Arkansas and Austin Acquisitions are expected to close within 30 days of the closing of this offering.

     The Unaudited Pro Forma Combined Balance Sheet as of June 30, 1996 gives effect to (i) the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share) and the application of the net proceeds therefrom, as described in "Use of Proceeds," (ii) the conversion of the Series A Convertible Preferred Stock into 1,244,737 shares of Common Stock, and (iii) the Acquisition Transactions entered into or pending subsequent to June 30, 1996, as if each of such transactions had occurred as of June 30, 1996. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996, give effect to (i) the sale of 5,000,000 shares of Common Stock offered by the Company hereby (at an assumed initial public offering price of $10.00 per share) and the application of net proceeds therefrom as described in "Use of Proceeds," (ii) the Acquisition Transactions and (iii) the Reorganization, as if each of such transactions had occurred as of January 1, 1995.

     The pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and the dental practices acquired or to be acquired in the Acquisition Transactions, the financial statements of which are included elsewhere in this Prospectus. These pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results that would have been obtained if the transactions had occurred on the dates indicated or that may be realized in the future. The pro forma information should be read in conjunction with the Company's Audited Combined Financial Statements and the Unaudited Condensed Consolidated Interim Financial Statements and the Notes thereto and the historical financial statements of the dental practices acquired or to be acquired in the Acquisition Transactions and the notes thereto included elsewhere in this Prospectus.

                          CASTLE DENTAL CENTERS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996

                                                                             PRO FORMA                                 PRO FORMA
                                             HISTORICAL         ------------------------------------    HISTORICAL    -----------
                                       ----------------------    COMPLETED                             ------------     PENDING
                                                  COMPLETED     ACQUISITION               OFFERING       PENDING      ACQUISITIONS
                                       COMPANY   ACQUISITION    ADJUSTMENTS              ADJUSTMENTS   ACQUISITIONS   ADJUSTMENTS
                                         (A)         (B)            (B)       COMBINED       (C)           (D)            (D)
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
                                                                             (IN THOUSANDS)

               ASSETS
Current Assets:
  Cash and cash equivalents..........  $2,095       $  208        $  (333)    $ 1,970     $  25,913       $4,118       $  (3,900)
                                                                                                                         (27,250)
  Short-term investments.............    --         --             --           --           --               27          --
  Patient receivables, net...........   4,442          168         --           4,610        --            1,087          --
  Other current assets...............     296            4         --             300         1,211          176          --
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
         Total current assets........   6,833          380           (333)      6,880        27,124        5,408         (31,150)
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
Property and equipment, net..........   3,488           24            100       3,612        --            1,508             450
Intangible assets, net...............  11,820       --              5,794      17,614          (290)         135          33,488
Note receivable -- shareholder.......    --            600           (600)      --           --           --              --
Deferred income taxes................     217       --             --             217        --           --              --
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
    Total assets.....................  $22,358      $1,004        $ 4,961     $28,323     $  26,834       $7,051       $   2,788
                                       =======   ============   ===========   ========   ===========   ============   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt
    and capital leases...............  $3,186       $  509        $  (409)    $ 3,286     $    (608)      $  391       $     (37)
  Accounts payable and accrued
    liabilities......................   2,831            6             (6)      2,831          (527)       1,915          (1,212)
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
         Total current liabilities...   6,017          515           (415)      6,117        (1,135)       2,306          (1,249)
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
Long-term debt and capital lease
  obligations, less current
  portion............................  15,558          403          2,597      18,558       (13,664)         564            (182)
Other long-term liabilities..........   1,972       --             --           1,972        (1,972)       --             --
Redeemable preferred stock...........   2,928       --             --           2,928        (2,928)(F)    --             --
Stockholders' equity (deficit):
  Common stock.......................       4           10            (10)          4             6           22             (22)
  Additional paid-in capital.........   1,689       --              2,865       4,554        45,494           11           8,389
                                                                                              2,928(F)
  Retained earnings (accumulated
    deficit).........................  (5,810 )         76            (76)     (5,810 )      (1,895)       4,148          (4,148)
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
         Total stockholders' equity
           (deficit).................  (4,117 )         86          2,779      (1,252 )      46,533        4,181           4,219
                                       -------   ------------   -----------   --------   -----------   ------------   -----------
Total liabilities and stockholders'
  equity (deficit)...................  $22,358      $1,004        $ 4,961     $28,323     $  26,834       $7,051       $   2,788
                                       =======   ============   ===========   ========   ===========   ============   ===========

                                        PRO FORMA
                                       AS ADJUSTED
                                           (E)
                                       -----------

               ASSETS
Current Assets:
  Cash and cash equivalents..........    $   851

  Short-term investments.............         27
  Patient receivables, net...........      5,697
  Other current assets...............      1,687
                                       -----------
         Total current assets........      8,262
                                       -----------
Property and equipment, net..........      5,570
Intangible assets, net...............     50,947
Note receivable -- shareholder.......     --
Deferred income taxes................        217
                                       -----------
    Total assets.....................    $64,996
                                       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt
    and capital leases...............    $ 3,032
  Accounts payable and accrued
    liabilities......................      3,007
                                       -----------
         Total current liabilities...      6,039
                                       -----------
Long-term debt and capital lease
  obligations, less current
  portion............................      5,276
Other long-term liabilities..........     --
Redeemable preferred stock...........     --
Stockholders' equity (deficit):
  Common stock.......................         10
  Additional paid-in capital.........     61,376

  Retained earnings (accumulated
    deficit).........................     (7,705)
                                       -----------
         Total stockholders' equity
           (deficit).................     53,681
                                       -----------
Total liabilities and stockholders'
  equity (deficit)...................    $64,996
                                       ===========

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(A) Represents the June 30, 1996 historical consolidated balance sheet of the Company, which includes 1st Dental Care and Mid-South Dental Centers, acquired in May 1996.

(B) Represents the June 30, 1996 historical combined balance sheet of Horizon Dental Centers, which was acquired in August 1996, and the purchase adjustments thereto.

      The estimated fair value of the assets acquired in the Horizon Dental Centers acquisition is summarized, as follows:

                                           IN THOUSANDS
                                           ------------
Patient receivables, net................      $  168
Other current assets....................           4
Property and equipment..................         124
Excess of cost over fair value of net
  assets acquired.......................       5,794
                                           ------------
                                              $6,090
                                           ============

     The acquisition price for the Horizon Dental Centers acquisition was funded as follows:

                                           IN THOUSANDS
                                           ------------
Cash....................................      $  125
Fair market value of 337,000 shares of
  Common Stock..........................       2,865
Current portion of long-term debt and
  capital leases........................         100
Long-term debt..........................       3,000
                                           ------------
                                              $6,090
                                           ============

     The value of the Common Stock issued was based upon management's estimate of the fair market value thereof as of the date of the purchase agreement relating to the Horizon Dental Centers acquisition ($8.50 per share). The long-term debt consists of (i) $1.0 million in Seller Notes, payable in quarterly installments plus interest at 10% through December 2001, and (ii) $2.1 million in additional debt incurred under the Bank Credit Facility (see Note 10 to the Company's combined financial statements). The excess of cost over the fair value of the net assets acquired will be amortized over the term of the management services agreement entered into in connection with the acquisition, which is 40 years.

(C) Represents the issuance of 5,000,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $10.00 per share and the use of proceeds therefrom as follows:

                                           IN THOUSANDS
                                           ------------
Gross proceeds of the offering..........     $ 50,000
Underwriting discounts and
  commissions...........................       (3,500)
Expenses related to the offering........       (1,000)
                                           ------------
     Net proceeds.......................       45,500(1)
Repayment of long-term debt, including
  current portion.......................      (17,088)(2)
Prepayment of amounts due under the
  Deferred Compensation Agreement
  (current portion $527, long-term
  portion $1,972).......................       (2,499)
                                           ------------
     Net increase in cash and cash
       equivalents......................     $ 25,913
                                           ============

     The Company plans to use the net increase in cash and cash equivalents for acquisitions, market development, working capital and general corporate purposes. Pending those uses, the net increase in cash and cash equivalents will be invested in short-term, fixed-income obligations of investment grade.

                                                   (FOOTNOTES ON FOLLOWING PAGE)

            (1) The Common Stock to be issued will affect pro forma equity, as follows:

                                           IN THOUSANDS
                                           ------------
    Common stock........................     $      6
    Additional paid-in capital..........       45,494
                                           ------------
                                             $ 45,500
                                           ============

            (2) The repayment of long-term debt will affect pro forma assets and liabilities, as follows:

                                           IN THOUSANDS
                                           ------------
    Other current assets................     $  1,211(a)
    Other assets........................         (290)(b)
    Current portion of long-term debt...          608
    Long-term debt, net of unamortized
     discount of $2,877.................       13,664
    Retained earnings...................        1,895(c)
                                           ------------
            Cash paid...................     $ 17,088
                                           ============
------------

            (a) To reflect taxes receivable relating to the extraordinary loss on retirement of the Senior Subordinated Notes.

            (b) To write off deferred financing costs related to the retirement of the Senior Subordinated Notes.

            (c) To reflect the reduction in retained earnings for the
                extraordinary loss on retirement of the Senior Subordinated Notes, net of income tax effect of $1,211,000.

(D) Represents the June 30, 1996 historical combined balance sheets of the group dental practices to be acquired in the Pending Acquisitions, and the purchase adjustments thereto.

     The estimated fair value of the assets to be acquired in the Pending Acquisitions is summarized below:

                                           IN THOUSANDS
                                           ------------
Cash....................................     $    218
Short-term investments..................           27
Patient receivables, net................        1,087
Other current assets....................          176
Property and equipment..................        1,958
Excess of cost over fair value of net
  assets acquired.......................       33,623
Current portion of long-term debt and
  capital leases assumed................         (354)
Accounts payable and accrued liabilities
  assumed...............................         (703)
Long-term debt and capital lease
  obligations assumed...................         (382)
                                           ------------
                                             $ 35,650
                                           ============


     The aggregate acquisition price for the Pending Acquisitions will be funded as follows:

                                           IN THOUSANDS
                                           ------------
Cash....................................     $ 27,250
Fair market value of 840,000 shares of
  Common Stock..........................        8,400
                                           ------------
                                             $ 35,650
                                           ============


     The value of the Common Stock to be issued is based upon an assumed initial public offering price of $10.00 per share. The excess of cost over the fair value of the net assets acquired will be amortized over the terms of the management services agreements entered into in connection with the acquisitions, which is 40 years.

     Pursuant to the terms of the Arkansas Acquisition agreement, additional consideration may be payable if operating income exceeds a certain level for the twelve-month period ended December 31, 1996. The additional consideration will be an amount equal to $6,000 for each $1,000 of operating income in excess of the defined level. The consideration, if any, will be payable 50% in cash and 50% in Company Common Stock.

     The letter of intent entered into in connection with the Austin Acquisition provides that additional consideration may be payable if earnings before interest, taxes, depreciation and amortization ("EBITDA") exceed a certain level for the twelve-month period ended December 31, 1997. The additional consideration will be an amount equal to six times the amount of EBITDA in excess of the defined level. The consideration, if any, is payable in cash and shall not exceed $500,000.
     Any additional consideration payable under the terms of the agreements will be recorded as excess of cost over fair value of net assets acquired when paid.

(E) The Arkansas and Austin Acquisitions are expected to close within 30 days of the closing of this offering; however, there can be no assurance that the acquisitions will be consummated. Without giving effect to the acquisitions, the Company's pro forma as adjusted balance sheet data would be as follows:

                                                          JUNE 30, 1996
                                           -------------------------------------------
                                                                           EXCLUDING
                                            EXCLUDING      EXCLUDING       AUSTIN AND
                                             AUSTIN         ARKANSAS        ARKANSAS
                                           ACQUISITION    ACQUISITION     ACQUISITIONS
                                           -----------    ------------    ------------
                                                         (IN THOUSANDS)
     Cash and cash equivalents..........     $ 5,441        $  3,451        $  8,041
     Working capital....................       6,741           5,137           9,655
     Total assets.......................      63,196          62,452          60,652
     Long-term debt and capital lease
       obligations, less current
       portion..........................       5,148           5,022           4,894
     Total stockholders' equity.........      52,131          51,831          50,281

(F) Represents conversion of the Series A Convertible Preferred Stock into 1,244,737 shares of Common Stock.

                          CASTLE DENTAL CENTERS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                                                                                  PRO FORMA
                                                HISTORICAL         ----------------------------------------    HISTORICAL
                                          ----------------------      COMPLETED                               -------------
                                                     COMPLETED     ACQUISITIONS &                OFFERING        PENDING
                                          COMPANY   ACQUISITIONS   REORGANIZATION               ADJUSTMENTS   ACQUISITIONS
                                            (A)         (B)          ADJUSTMENTS     COMBINED       (C)            (D)
                                          -------   ------------   ---------------   --------   -----------   -------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net patient revenues....................  $18,257     $ 17,330         $--           $35,587      $--            $22,184
Expenses:
    Dentists' salaries..................   3,345         2,141           1,048(F)      6,534       --              4,880
    Professional fees and clinic
      expenses..........................    --           3,012          (3,012)(G)     --          --             --
    Clinical salaries...................   1,879         4,149             753(G)      6,781       --              6,573
    Dental supplies and laboratory
      fees..............................   2,185         1,375             904(G)      4,464       --              2,494
    Management fees.....................    --           1,249          (1,249)(H)     --          --             --
    Rental and lease expense............     836         1,214             140(I)      2,190       --              1,059
    Advertising and marketing...........     959           503              34(J)      1,496       --                492
    Depreciation and amortization.......     336           385             548(K)      1,269       --                518
    Other operating expenses............   2,260           660         --              2,920       --              1,704
    General and administrative..........   9,109         2,001          (4,534)(L)     6,576       --              4,268
                                          -------   ------------   ---------------   --------   -----------   -------------
         Total expenses.................  20,909        16,689          (5,368)       32,230       --             21,988
                                          -------   ------------   ---------------   --------   -----------   -------------
Operating income (loss).................  (2,652 )         641           5,368         3,357       --                196
Interest expense........................      87           215           2,185(M)      2,487       (1,866) (O)        68
Other expense (income)..................    --              95         --                 95       --             --
                                          -------   ------------   ---------------   --------   -----------   -------------
Income (loss) before income taxes.......  (2,739 )         331           3,183           775        1,866            128
Provision (benefit) for income taxes....    (325 )      --                 627(Q)        302          728(Q)      --
                                          -------   ------------   ---------------   --------   -----------   -------------
Net income (loss).......................  $(2,414)    $    331         $ 2,556       $   473      $ 1,138        $   128
                                          =======   ============   ===============   ========   ===========   =============
Net income (loss) per share.............  $ (.39 )(R)                                $   .07
                                          =======                                    ========
Weighted average outstanding shares.....   6,115 (R)                                   6,506
                                          =======                                    ========

                                                   PRO FORMA
                                          ---------------------------
                                             PENDING
                                          ACQUISITIONS    AS ADJUSTED
                                           ADJUSTMENTS        (E)
                                          -------------   -----------

Net patient revenues....................     $--            $57,771
Expenses:
    Dentists' salaries..................      --             11,414
    Professional fees and clinic
      expenses..........................      --             --
    Clinical salaries...................      --             13,354
    Dental supplies and laboratory
      fees..............................      --              6,958
    Management fees.....................      --             --
    Rental and lease expense............      --              3,249
    Advertising and marketing...........      --              1,988
    Depreciation and amortization.......         928(K)       2,715
    Other operating expenses............      --              4,624
    General and administrative..........      (2,153)(L)      8,691
                                          -------------   -----------
         Total expenses.................      (1,225)        52,993
                                          -------------   -----------
Operating income (loss).................       1,225          4,778
Interest expense........................         (24)           665
Other expense (income)..................      --                 95
                                          -------------   -----------
Income (loss) before income taxes.......       1,249          4,018
Provision (benefit) for income taxes....         538(Q)       1,568
                                          -------------   -----------
Net income (loss).......................     $   711        $ 2,450
                                          =============   ===========
Net income (loss) per share.............                    $   .21
                                                          ===========
Weighted average outstanding shares.....                     11,633
                                                          ===========

                          CASTLE DENTAL CENTERS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996

                                                                                    PRO FORMA
                                                HISTORICAL          ------------------------------------------    HISTORICAL
                                          -----------------------      COMPLETED                                 -------------
                                                      COMPLETED     ACQUISITIONS &                  OFFERING        PENDING
                                          COMPANY   ACQUISITIONS    REORGANIZATION                ADJUSTMENTS    ACQUISITIONS
                                            (A)          (B)          ADJUSTMENTS     COMBINED        (C)             (D)
                                          -------   -------------   ---------------   ---------   ------------   -------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net patient revenues....................  $10,707      $ 7,663          $--            $18,370      $ --            $12,601
Expenses:
    Dentists' salaries..................   1,869           832              578(F)       3,279        --              2,602
    Professional fees and clinic
      expenses..........................    --           1,506           (1,506)(G)      --           --             --
    Clinical salaries...................   1,534         1,696              376(G)       3,606        --              3,980
    Dental supplies and laboratory
      fees..............................   1,352           453              452(G)       2,257        --              1,121
    Management fees.....................    --             490             (490)(H)      --           --             --
    Rental and lease expense............     486           512               --(I)         998        --                531
    Advertising and marketing...........     533           272               22(J)         827        --                270
    Depreciation and amortization.......     334           129              230(K)         693           (44)(N)        297
    Other operating expenses............   1,175           367          --               1,542        --                899
    General and administrative..........   2,415           867               87(L)       3,369        --              1,966
                                          -------   -------------   ---------------   ---------   ------------   -------------
         Total expenses.................   9,698         7,124             (251)        16,571           (44)        11,666
                                          -------   -------------   ---------------   ---------   ------------   -------------
Operating income (loss).................   1,009           539              251          1,799            44            935
Interest expense........................   1,066           108              396(M)       1,570          (961) (O)        33
Other expense (income)..................    (107 )      --              --                (107)       --                 (2)
                                          -------   -------------   ---------------   ---------   ------------   -------------
Income (loss) before income taxes.......      50           431             (145)           336         1,005            904
Provision (benefit) for income taxes....      19        --                  112(Q)         131           392(Q)      --
                                          -------   -------------   ---------------   ---------   ------------   -------------
Net income (loss).......................  $   31       $   431          $  (257)       $   205      $    613        $   904
                                          =======   =============   ===============   =========   ============   =============
Net income (loss) per share.............  $  .01 (R)                                   $   .03
                                          =======                                     =========
Weighted average outstanding shares.....   6,169 (R)                                     6,506
                                          =======                                     =========

                                                   PRO FORMA
                                          ---------------------------
                                             PENDING
                                          ACQUISITIONS    AS ADJUSTED
                                           ADJUSTMENTS        (E)
                                          -------------   -----------

Net patient revenues....................     $--            $30,971
Expenses:
    Dentists' salaries..................         (70)(P)      5,811
    Professional fees and clinic
      expenses..........................      --             --
    Clinical salaries...................      --              7,586
    Dental supplies and laboratory
      fees..............................      --              3,378
    Management fees.....................      --             --
    Rental and lease expense............      --              1,529
    Advertising and marketing...........      --              1,097
    Depreciation and amortization.......         465(K)       1,411
    Other operating expenses............      --              2,441
    General and administrative..........      (1,151)(L)      4,184
                                          -------------   -----------
         Total expenses.................        (756)        27,437
                                          -------------   -----------
Operating income (loss).................         756          3,534
Interest expense........................         (10)           632
Other expense (income)..................      --               (109)
                                          -------------   -----------
Income (loss) before income taxes.......         766          3,011
Provision (benefit) for income taxes....         651(Q)       1,174
                                          -------------   -----------
Net income (loss).......................     $   115        $ 1,837
                                          =============   ===========
Net income (loss) per share.............                    $   .16
                                                          ===========
Weighted average outstanding shares.....                     11,633
                                                          ===========

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(A) Represents the historical Consolidated Statements of Operations data of the Company, which includes the operations of 1st Dental Care and Mid-South Dental Centers, acquired in May 1996, from the dates of acquisition.

(B) Represents the combined historical statements of operations data of the affiliated dental practices acquired in the Completed Acquisitions for the year ended December 31, 1995 and the six months ended June 30, 1996 or the period from January 1, 1996 through the acquisition date, as appropriate. The historical statements of operations represent continuing operations and do not include a $112,000 extraordinary gain recognized by 1st Dental Care for the year ended December 31, 1995.

(C) Offering adjustments represent those adjustments resulting from this offering that will affect the historical statements of operations on a continuing basis. The pro forma statements of operations do not reflect the $1,895,000 extraordinary loss on retirement of the Senior Subordinated Notes, net of income tax effect of $1,211,000, that will be recognized in the period this offering is completed.

(D) Represents the combined historical statements of operations data of the Pending Acquisitions for the year ended December 31, 1995 and the six months ended June 30, 1996.

(E) The Arkansas and Austin Acquisitions are expected to close within 30 days of the closing of this offering. However, there can be no assurance that these acquisitions will be consummated. Without giving effect to these acquisitions, the pro forma statement of operations data would be as follows:

                                                 YEAR ENDED DECEMBER 31, 1995
                                          ------------------------------------------
                                                                         EXCLUDING
                                           EXCLUDING      EXCLUDING      AUSTIN AND
                                            AUSTIN        ARKANSAS        ARKANSAS
                                          ACQUISITION    ACQUISITION    ACQUISITIONS
                                          -----------    -----------    ------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
     Net patient revenues...............    $54,026        $54,623        $ 50,878
     Net income.........................      2,516          2,521           2,586
     Net income per share...............    $   .22        $   .22        $    .23

                                                SIX MONTHS ENDED JUNE 30, 1996
                                          ------------------------------------------
                                                                         EXCLUDING
                                           EXCLUDING      EXCLUDING      AUSTIN AND
                                            AUSTIN        ARKANSAS        ARKANSAS
                                          ACQUISITION    ACQUISITION    ACQUISITIONS
                                          -----------    -----------    ------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
     Net patient revenues...............    $28,753        $28,961        $ 26,743
     Net income.........................      1,820          1,668           1,651
     Net income per share...............    $   .16        $   .15        $    .15


(F) Represents (i) adjustments to historical compensation paid to the owner of an acquired dental practice in excess of amounts due under the terms of an employment agreement entered into in connection with the acquisition of such dental practice, and (ii) allocation of professional fees and clinic expenses of an acquired dental practice as described in note G, as follows:

                                                 COMPLETED ACQUISITIONS
                                          -------------------------------------
                                             YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------    ----------------
                                                     (IN THOUSANDS)
     Reduction in owner's
       compensation.....................       $  (307)             $ (100)
     Allocation of professional fees....         1,355                 678
                                              --------             -------
                                               $ 1,048              $  578
                                              ========             =======

(G) Represents the allocation of historical professional fees and clinic expenses for an acquired dental practice, based on historical percentages of the Company, for the following income statement captions:

                                                          YEAR ENDED       SIX MONTHS ENDED
       INCOME STATEMENT CAPTIONS          ALLOCATION   DECEMBER 31, 1995    JUNE 30, 1996
----------------------------------------  ----------   -----------------   ----------------
                                                                  (IN THOUSANDS)
     Dentists' salaries.................     45%            $ 1,355             $  678
     Clinical salaries..................     25%                753                376
     Dental supplies and laboratory
       fees.............................     30%                904                452
                                                           --------           --------
                                                            $ 3,012             $1,506
                                                           ========           ========

(H) Represents the elimination of management fees paid to the owner of an acquired dental practice that will not be incurred pursuant to the terms of the acquisition agreement. See notes I, J, K and L for increased expenses related to the management fees.

(I) Represents additional rents that will be incurred by the Company that were formerly paid by the owner of an acquired dental practice. The increase will be partially offset by a reduction in rents that were formerly paid to the owner of another acquired dental practice prior to its acquisition by the Company.

                                             YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------    ----------------
                                                     (IN THOUSANDS)
     Reduction for excess rent
       payments.........................        $ (64)              $  (39)
     Additional rent expense to be
       incurred by the Company..........          204                   39
                                               ------               ------
                                                $ 140               $   --
                                               ======               ======

(J) Represents increased expenses for advertising and marketing services that will be incurred by the Company. Such services were historically provided by the owner of an acquired dental practice prior to its acquisition by the Company.

(K) Represents (i) an increase in amortization of goodwill associated with the Acquisition Transactions, and (ii) adjustments to depreciation based upon the purchase price allocation to property and equipment. The excess of cost over the fair value of the net assets acquired will be amortized over the term of the management services agreements entered into in connection with the acquisitions, which is 40 years.

                                             YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------    ----------------
                                                     (IN THOUSANDS)
     Amortization of goodwill...........       $ 1,263              $  604
     Depreciation adjustment............           213                  91
                                          -----------------        -------
                                               $ 1,476              $  695
                                          =================        =======

                                             YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------    ----------------
                                                     (IN THOUSANDS)
     Completed Acquisitions.............       $   548              $  230
     Pending Acquisitions...............           928                 465
                                          -----------------        -------
          Total.........................       $ 1,476              $  695
                                          =================        =======

(L) Represents adjustments to compensation and other overhead expenses in accordance with amounts due under the terms of employment and management service agreements entered into in connection with the Acquisition Transactions and the Reorganization.

                                             YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------    ----------------
                                                     (IN THOUSANDS)
     Accrual of deferred compensation in
       prior periods....................       $(2,630)            $--
     Adjust owners compensation of the
       Company and acquired dental
       practices pursuant to the terms
       of the related employment
       agreements.......................        (4,091)              (1,077)
     Adjust other costs, pursuant to the
       terms of the acquisition
       agreements.......................            34                   13
                                          -----------------    ----------------
                                               $(6,687)            $ (1,064)
                                          =================    ================
     Completed Acquisitions.............       $(4,534)            $     87
     Pending Acquisitions...............        (2,153)              (1,151)
                                          -----------------    ----------------
                                               $(6,687)            $ (1,064)
                                          =================    ================


(M) Represents adjustments to interest expense for additional debt issued in connection with the Completed Acquisitions and the Reorganization. The interest expense was computed based upon actual interest rates on the Senior Subordinated Notes and Seller Notes and the actual variable interest rate at the time the Company entered into the agreement on debt outstanding under the Bank Credit Facility. Such adjustments were partially offset by a reduction in interest expense on debt either paid or not assumed in connection with the Completed Acquisitions. The reduction was based on actual interest expense recorded on the respective debt. Interest on the various components was as follows:

                                             YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------    ----------------
                                                     (IN THOUSANDS)
     Seller Notes (6.34% - 10%).........       $   448              $  187
     Bank Credit Facility (8.5625%).....         1,014                 287
     Senior Subordinated
       Notes -- (12%)...................           871             --
     Interest on acquisition debt paid
       or not assumed...................          (148)                (78)
                                          -----------------        -------
                                               $ 2,185              $  396
                                          =================        =======

(N) Represents the elimination of amortization associated with deferred financing costs related to debt that will be repaid upon consummation of this offering. As a majority of the deferred financing costs were incurred in December 1995 as part of the Reorganization, there was no amortization related to these costs recorded during 1995.

(O) Represents reductions to interest expense related to debt that will be repaid from the net proceeds of this offering. The adjustments are based upon actual amounts expensed or otherwise reflected in the pro forma adjustments. Interest on the various components was as follows:

                                             YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31, 1995     JUNE 30, 1996
                                          -----------------    ----------------
                                                     (IN THOUSANDS)
     Seller Notes (6.34% - 10%).........       $  (448)             $ (224)
     Senior Subordinated Notes (12%)....          (900)               (450)
     Bank Credit Facility (8.5625%).....          (518)                (87)
                                          -----------------        -------
                                               $(1,866)             $ (961)
                                          =================        =======

(P) Represents a reduction in historical compensation paid to the owner of a dental practice to be acquired in excess of amounts due under the terms of an employment agreement to be entered into in connection with the acquisition of such dental practice.

(Q) Represents adjustments to accrue income taxes on earnings untaxed at the corporate level and to reflect tax effects of adjustments described above based on an effective tax rate of 39%.

(R) Shares used in calculating net income per share include the weighted average shares outstanding plus the number of shares (at an assumed public offering price of $10.00 per share), the proceeds of which would be necessary to repay the portion of the Company's debt that funded the $6,000,000 payment to Jack H. Castle, D.D.S. in connection with the Reorganization. Historical weighted average shares outstanding and net income (loss) per share were 5,515,000 and $(.44), respectively, for the year ended December 31, 1995 and 5,569,000 and $.01, respectively, for the six months ended June 30, 1996.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the Company's Audited Combined Financial Statements, Unaudited Condensed Consolidated Interim Financial Statements and the Notes thereto included elsewhere in this Prospectus.

OVERVIEW

     From its inception in 1981 until 1990, the Company opened three dental centers in Houston, Texas. Beginning in 1991, the Company began an expansion program, opening five new dental centers by the end of 1995. At the end of 1995, the Company managed eight dental centers with 37 affiliated dentists in the Houston metropolitan area, with net patient revenues of $18.3 million. Each of the Company's centers in Houston was developed DE NOVO, by identifying a desirable location, entering into a lease agreement, and building out the leased space to the Company's specifications. The Company staffs DE NOVO dental centers with a combination of experienced Company personnel and new employees. The Company opened its ninth dental center in April 1996.

     Beginning in the first quarter of 1996, the Company began to identify group dental practices outside of Houston, Texas as potential acquisition candidates with a view to expanding the Company's operations into new markets. Since May 1996, the Company has completed the acquisition of three affiliated dental practices and has entered into two definitive agreements and a letter of intent to acquire a total of three others. As a result of the recent rapid expansion of the business through acquisitions and the Company's limited period of affiliation with these practices, the Company believes that period-to-period comparisons set forth below may not necessarily be meaningful nor representative of future results. For additional information regarding the pro forma financial effect of the Company's acquisitions, see "Unaudited Pro Forma Combined Financial Information."

     Certain of the affiliated dental practices derive a significant portion of their revenues from managed care contracts, preferred provider arrangements and other negotiated price agreements. While the laws of some states permit the Company to participate in the negotiations by affiliated dental practices of managed care contracts, preferred provider arrangements and other negotiated price agreements, the affiliated dental practices are the contracting parties for all such relationships, and the Company is dependent on its affiliated dental practices for the success of such relationships. See "Risk
Factors -- Risks Associated with Managed Care Contracts; Capitated Fee Revenue" and "Reliance on Affiliated Dental Practices," and "Business_-- Dental
Network Development -- Management Services Agreement."

ACQUISITION AND AFFILIATION SUMMARY

     Since May 1, 1996, the Company has acquired certain assets of and entered into long-term management agreements with 1st Dental Care, Mid-South Dental Centers and Horizon Dental Centers, three affiliated dental practices that have expanded its market presence into the Tampa/Clearwater area in Florida, the Nashville and Chattanooga areas in Tennessee, and the Austin and Fort Worth areas in Texas, respectively. In addition, the Company has entered into definitive agreements with respect to the New York Acquisition and the Arkansas Acquisition, and has entered into a letter of intent with respect to the Austin Acquisition. The New York Acquisition is expected to occur contemporaneously with, and is mutually conditioned on, the closing of this offering, and the Arkansas Acquisition and the Austin Acquisition are expected to close within 30 days thereafter.

     The acquisition of affiliated dental practices in Florida, Tennessee and Texas added 26 dental centers with 53 affiliated dentists to the Company for an aggregate consideration of approximately $9.3 million in cash, $4.5 million in Seller Notes and 612,243 shares of the Company's Common Stock. An aggregate of $943,363 of the Seller Notes is convertible into Common Stock at a conversion price of $6.75 per share, subject to antidilution adjustments and automatic annual increase in conversion price. An aggregate of 75,000 shares of Common Stock is being held in escrow in connection with the acquisition of Horizon Dental Centers, which shares will be released if certain earnings milestones are met. The purchase price for the New York Acquisition is $20.0 million in cash and $5.0 million in shares of Common Stock valued at the initial public offering price, the purchase price for the Arkansas Acquisition is $2.6 million in cash and

185,000 shares of Common Stock, and the purchase price for the Austin Acquisition is $4.8 million in cash and $1.6 million in shares of Common Stock, valued at the initial public offering price. The Company will also assume debt obligations of $553,000 in connection with the Arkansas Acquisition and $183,000 in connection with the Austin Acquisition. Under the terms of the definitive agreement for the Arkansas Acquisition and the letter of intent for the Austin Acquisition, additional cash consideration will be paid if the acquired practice achieves specified operating results subsequent to the completion of the transaction. Upon completion of the New York Acquisition, the Arkansas Acquisition and the Austin Acquisition, the Company will manage 60 dental centers with approximately 225 affiliated dentists in seven states.

     The Company currently is in discussions with a number of dentists and owners of group dental practices concerning the potential for future affiliation with the Company. There can be no assurance that these discussions will result in new practice affiliations in the near future or at all.

RESULTS OF OPERATIONS

     The following table sets forth the percentages of revenue represented by certain items reflected in the Company's Statements of Operations. The information that follows represents the historical results of the Company and does not include results of any of the acquisitions that the Company has completed since May 1996, nor the Pending Acquisitions discussed herein. The information that follows should be read in conjunction with the Audited Combined Financial Statements of the Company and notes thereto, as well as the Unaudited Pro Forma Combined Financial Information, included elsewhere in this prospectus.

                                                                          SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,            JUNE 30,
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
Net patient revenues.................      100.0%     100.0%     100.0%     100.0%     100.0%
Expenses:
  Dentists' salaries.................       17.8       16.7       18.3       17.7       17.5
  Clinical salaries..................       10.2       10.6       10.3        9.7       14.3
  Dental supplies and laboratory
     fees............................       10.4       11.2       12.0       12.0       12.6
  Rental and lease expense...........        3.3        4.0        4.6        4.2        4.5
  Advertising and marketing..........        4.8        6.2        5.3        4.6        5.0
  Depreciation and amortization......        1.6        1.8        1.8        1.8        3.1
  Other operating expenses...........       12.4       12.9       12.4       14.0       11.0
  General and administrative.........       32.9       31.1       49.9       32.2       22.6
                                       ---------  ---------  ---------  ---------  ---------
                                            93.4       94.5      114.6       96.2       90.6
                                       ---------  ---------  ---------  ---------  ---------
Operating income (loss)..............        6.6        5.5      (14.6)       3.8        9.4
Interest expense.....................        0.9        0.7        0.5        0.1       10.0
Other expense (income)...............     --         --         --         --          (1.0)
                                       ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes....        5.7        4.8      (15.1)       3.7        0.4
Provision (benefit) for income
  taxes..............................        0.3        0.3       (1.8)    --            0.2%
                                       ---------  ---------  ---------  ---------  ---------
Net income (loss)....................        5.4%       4.5%     (13.3)%       3.7%       0.2%
                                       =========  =========  =========  =========  =========

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

     The Company acquired the assets of and entered into management agreements with two group dental practices in May 1996, the results of which are included in the Company's operating results from the dates of acquisition. Changes in results of operations from the first six months of 1995 to the first six months of 1996 were caused primarily by affiliations with these two group dental practices. For periods prior to 1996, the Company's operations were conducted entirely in Houston, Texas.

     NET PATIENT REVENUES -- Net patient revenues increased from $9.1 million for the six months ended June 30, 1995 to $10.7 million for the six months ended June 30, 1996, an increase of $1.6 million or 17.9%. Approximately $1.4 million of the increase was attributable to the acquisition of 1st Dental Care, headquartered in Clearwater, Florida, and Mid-South Dental Centers, headquartered in Nashville, Tennessee, that the Company completed on May 19 and May 31, 1996, respectively, with the remaining $200,000 primarily attributable to the opening of the Company's ninth dental center in Houston in April 1996.

     DENTISTS' SALARIES -- Dentists' salaries, which include salaries and productivity-based compensation paid to affiliated dentists, increased from $1.6 million for the six months ended June 30, 1995 to $1.9 million for the six months ended June 30, 1996, an increase of $258,000 or 16%. The increase resulted primarily from the addition of dentists' compensation at the 18 dental offices acquired in Florida and Tennessee. Expressed as a percentage of net patient revenues, dentists' salaries decreased from 17.7% to 17.5% for the six months ended June 30, 1995 and 1996, as the growth in net patient revenues was greater relatively than the increase in dentists' salaries. See
"Business -- Dental Network Development -- Dentist Employment Agreements."

     CLINICAL SALARIES -- Salaries and wages paid to clinical staffs increased from $884,000 for the six months ended June 30, 1995 to $1.5 million for the six months ended June 30, 1996, an increase of $651,000 or 73.6%. The addition of the clinical staff salaries in Florida and Tennessee accounted for $452,000 of the increase, with the remaining $200,000 attributable to increased staff levels in anticipation of the opening of the ninth dental center in Houston in April 1996. Expressed as a percentage of net patient revenues, clinical salaries increased from 9.7% to 14.3% for the six months ended June 30, 1995 and 1996, respectively.

     DENTAL SUPPLIES AND LABORATORY FEES -- Dental supplies and laboratory fees increased from $1.1 million for the six months ended June 30, 1995 to $1.4 million for the six months ended June 30, 1996, an increase of $266,000 or 24.5%. Dental supplies and laboratory fees at the Florida and Tennessee operations accounted for $130,000 of the increase from the first six months of 1995 to the first six months of 1996. The use of higher cost materials to enable general dentists to perform certain specialized procedures and the stocking of the Company's newly-opened dental center in Houston accounted for most of the remaining increase. Expressed as a percentage of net patient revenues, dental supplies and laboratory fees increased from 12.0% to 12.6% for the six months ended June 30, 1995 and 1996, respectively.

     RENTAL AND LEASE EXPENSE -- Rental and lease expense increased from $381,000 for the six months ended June 30, 1995 to $486,000 for the six months ended June 30, 1996, an increase of $105,000 or 27.5%. Rental expense in Florida and Tennessee of $77,000 in the period since the acquisitions were completed in May 1996 accounted for most of the increase. Expressed as a percentage of net patient revenues, rental and lease expense increased from 4.2% to 4.5% for the six months ended June 30, 1995 and 1996, respectively.

     ADVERTISING AND MARKETING -- Advertising and marketing expense increased from $420,000 for the six months ended June 30, 1995 to $533,000 for the six months ended June 30, 1996, an increase of $112,000 or 26.8%. Higher expenditures for television advertising and a direct mail advertising campaign conducted in conjunction with the opening of a new dental center in Houston in April accounted for most of the $71,000 increase in advertising expense, with the Florida and Tennessee acquisitions adding $41,000. Expressed as a percentage of net patient revenues, advertising and marketing expense increased from 4.6% to 5.0% for the six months ended June 30, 1995 and 1996, respectively.

     DEPRECIATION AND AMORTIZATION -- Depreciation and amortization increased from $167,000 for the six months ended June 30, 1995 to $334,000 for the six months ended June 30, 1996, an increase of $167,000 or 100%. Higher depreciation expense resulted from capital expenditures in late 1995 at the Company's new corporate office and the relocation of one of the Company's dental centers. In addition, the acquisition of the Florida and Tennessee operations added depreciation expense of $35,000 and goodwill amortization of $29,000 in the 1996 period.

     OTHER OPERATING EXPENSES -- Other operating expenses decreased from $1.3 million for the six months ended June 30, 1995 to $1.2 million for the six months ended June 30, 1996, a decrease of $100,000, or 7.8%. Other operating expenses include certain expenses related to the operation of the Company's dental centers and bad debt expense incurred in the financing of patient receivables at the affiliated dental practices. Lower bad debt expense resulting from improved credit and collection procedures accounted for the reduction, partially offset by the addition of $64,000 of other operating expenses at the Company's newly acquired dental centers in Florida and Tennessee. Expressed as a percentage of net patient revenues, other operating expenses decreased from 14.0% to 11.0% for the six months ended June 30, 1995 and 1996, respectively.

     GENERAL AND ADMINISTRATIVE -- General and administrative expense decreased from $2.9 million for the six months ended June 30, 1995 to $2.4 million for the six months ended June 30, 1996, a decrease of $506,000 or 17.3%. Reduced compensation paid to the Company's owners accounted for most of the decrease in general and administrative expense. This was partially offset by the addition of $187,000 in general and administrative expense incurred at the Florida and Tennessee group dental practices in the 1996 period. Expressed as a percentage of net patient revenues, general and administrative expense decreased from 32.2% to 22.6% for the six months ended June 30, 1995 and 1996, respectively.

     INTEREST EXPENSE -- Net interest expense increased from $5,000 for the six months ended June 30, 1995 to $1.1 million for the six months ended June 30, 1996. In the period from December 1995 through May 1996, the Company borrowed approximately $17.5 million in order to fund the Reorganization and the acquisition of affiliated dental practices in Florida and Tennessee, resulting in increased net interest expense in the first half of 1996. In addition, the amortization of the discount on the Senior Subordinated Notes was $261,000 in the six-month period ended June 30, 1996.

     INCOME TAXES -- Prior to 1996, the Company did not accrue significant corporate income taxes because a major portion of the Company's operations was conducted through a Subchapter S corporation, which resulted in no corporate income taxes being assessed against the profits of that company. Subsequent to the Reorganization in December 1995, all of the Company's operations became subject to corporate income taxes. For the six months ended June 30, 1996, the provision for income taxes was $19,000 based on an estimated tax rate of 39.0%. Income taxes accrued for prior periods related solely to the dental practice management operations.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     NET PATIENT REVENUES -- Net patient revenues increased from $17.1 million for the year ended December 31, 1994 to $18.3 million for the year ended December 31, 1995, an increase of $1.2 million or 6.9%. This increase was primarily attributable to the opening of the Company's eighth dental center in October 1994.

     DENTISTS' SALARIES -- Dentists' salaries increased from $2.9 million for the year ended December 31, 1994 to $3.3 million for the year ended December 31, 1995, an increase of $492,000 or 17.2%. The hiring of additional dentists to staff the Company's eighth dental center and an increase in patient services resulted in the increase in dentists' salaries. Expressed as a percentage of net patient revenues, dentists' salaries increased from 16.7% to 18.3% for the years ended December 31, 1994 and 1995, respectively.

     CLINICAL SALARIES -- Clinical salaries increased from $1.8 million for the year ended December 31, 1994 to $1.9 million for the year ended December 31, 1995, an increase of $68,000 or 3.8%. The increase resulted from the addition of the eighth dental center in October 1994. Expressed as a percentage of net patient revenues, clinical salaries decreased from 10.6% to 10.3% for the years ended December 31, 1994 and 1995, respectively, as a result of more efficient scheduling and the increase in net patient revenues from the eighth dental center.

     DENTAL SUPPLIES AND LABORATORY FEES -- Dental supplies and laboratory fees increased from $1.9 million for the year ended December 31, 1994 to $2.2 million for the year ended December 31, 1995, an increase of approximately $278,000 or 14.6%. The increased level of patient services and costs associated with the opening of the Company's eighth center accounted for most of the increase. Expressed as a percentage of net patient revenues, dental supplies and laboratory expense increased from 11.2% to 12.0% for the years ended December 31, 1994 and 1995, respectively.

     RENTAL AND LEASE EXPENSE -- Rental and lease expense increased from $681,000 for the year ended December 31, 1994 to $836,000 for the year ended December 31, 1995, an increase of $155,000 or 22.8%. The increase resulted from the opening of the eighth dental center in late 1994, the opening of the Company's new corporate office in April 1995, and the moving of one of the Company's dental centers to a larger facility, which resulted in a duplication of lease payments at the old facility through the end of 1995.

Expressed as a percentage of net patient revenues, rental and lease expense increased from 4.0% to 4.6% for the years ended December 31, 1994 and 1995, respectively.

     ADVERTISING AND MARKETING -- Advertising and marketing expense decreased from $1.1 million for the year ended December 31, 1994 to $959,000 for the year ended December 31, 1995, a decrease of $103,000, or 9.7%. Reduced expenditures for television advertising and the absence of direct mail costs incurred in connection with opening of the eighth center in the fourth quarter of 1994 resulted in lower 1995 spending. Expressed as a percentage of net patient revenues, advertising and marketing expense decreased from 6.2% to 5.3% for the years ended December 31, 1994 and 1995 respectively.

     DEPRECIATION AND AMORTIZATION -- Depreciation and amortization expense increased from $309,000 for the year ended December 31, 1994 to $336,000 for the year ended December 31, 1995, an increase of 27,000 or 8.7%. Capital expenditures incurred in the opening of the Company's eighth dental center in the fourth quarter of 1994 and the moving of the corporate office to a new location resulted in higher depreciation and amortization expense in 1995.

     OTHER OPERATING EXPENSES -- Other operating expenses increased from $2.2 million for the year ended December 31, 1994 to $2.3 million for the year ended December 31, 1995, an increase of $55,000, or 2.5%. Expressed as a percentage of net patient revenues, other operating expense decreased from 12.9% to 12.4% for the years ended December 31, 1994 and 1995, respectively.

     GENERAL AND ADMINISTRATIVE -- General and administrative expense increased from $5.3 million for the year ended December 31, 1994 to $9.1 million for the year ended December 31, 1995, an increase of $3.8 million or 71.3%. The increase resulted primarily from higher compensation paid to the Company's owners, including $2.6 million under the Deferred Compensation Agreement entered into in connection with the Reorganization. The Company also incurred higher costs related to the corporate office opened in mid-1995 and higher administrative personnel costs. Expressed as a percentage of net patient revenues, general and administrative expense increased from 31.1% to 49.9% for the years ended December 31, 1994 and 1995, respectively.

     INCOME TAXES -- In 1995 and 1994, significant operations of the Company were conducted through a subchapter S corporation, which resulted in no corporate income taxes being assessed against the profits of that company. Subsequent to the Reorganization in December 1995, all of the Company's operations became subject to corporate income taxes. The Company recognized a benefit for income taxes of $325,000 in the year ended December 31, 1995, reflecting primarily the charge for deferred compensation offset by a deferred tax liability of $728,000 realized upon the loss of subchapter S status for income tax purposes. This compared to a provision for income taxes of $43,000 for the prior year.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

     NET PATIENT REVENUES -- Net patient revenues increased from $15.1 million for the year ended December 31, 1993 to $17.1 million for the year ended December 31, 1994, an increase of $2.0 million, or 13.5%. The addition of the Company's sixth and seventh dental centers in May and August 1993, respectively, and the opening of the eighth dental center in October 1994 accounted for the increase in net patient revenues.

     DENTISTS' SALARIES -- Dentists' salaries increased from $2.7 million for the year ended December 31, 1993 to $2.9 million for the year ended December 31, 1994, an increase of $169,000, or 6.3%. The opening of the new dental centers accounted for most of the increase. Expressed as a percentage of net patient revenues, however, dentists' salaries decreased from 17.8% to 16.7% for the years ended December 31, 1993 and 1994, respectively, as the growth in net patient revenues exceeded the increase in dentists' compensation.

     CLINICAL SALARIES -- Clinical salaries increased from $1.5 million for the year ended December 31, 1993 to $1.8 million for the year ended December 31, 1994, an increase of $282,000, or 18.4%. Increased staffing necessary to open new centers and higher personnel costs accounted for the increase. Expressed as a percentage of net patient revenues, clinical salaries increased from 10.2% to 10.6% for the years ended December 31, 1993 and 1994, respectively.

     DENTAL SUPPLIES AND LABORATORY FEES -- Dental supplies and laboratory fees increased from $1.6 million for the year ended December 31, 1993 to $1.9 million for the year ended December 31, 1994, an increase of approximately $342,000 or 21.9%. The increased level of net patient revenues and costs associated with the new dental centers opened in 1993 and 1994 accounted for the increase. Expressed as a percentage of net patient revenues, dental supplies and laboratory fees increased from 10.4% to 11.2% for the years ended December 31, 1993 and 1994, respectively.

     RENTAL AND LEASE EXPENSE -- Rental and lease expense increased from $504,000 for the year ended December 31, 1993 to $681,000 for the year ended December 31, 1994, an increase of $177,000 or 35.1%. The increase resulted from the opening of the new dental centers in 1993 and 1994. Expressed as a percentage of net patient revenues, rental and lease expense increased from 3.3% to 4.0% for the years ended December 31, 1993 and 1994, respectively.

     ADVERTISING AND MARKETING -- Advertising and marketing expense increased from $729,000 for the year ended December 31, 1993 to $1,062,000 for the year ended December 31, 1994, an increase of $333,000, or 45.7%. Production costs associated with a new television advertising campaign and increased television advertising frequency accounted for the increase. Expressed as a percentage of net patient revenues, advertising and marketing expense increased from 4.8% to 6.2% for the years ended December 31, 1993 and 1994, respectively.

     DEPRECIATION AND AMORTIZATION -- Depreciation and amortization increased from $245,000 for the year ended December 31, 1993 to $309,000 for the year ended December 31, 1994, an increase of $64,000, or 26.1%. Capital expenditures for leasehold improvements and dental equipment to open the Company's sixth, seventh and eighth dental centers in 1993 and 1994 accounted for higher depreciation expenses in 1994. Expressed as a percentage of net patient revenues, depreciation and amortization increased from 1.6% to 1.8% for the years ended December 31, 1993 and 1994, respectively.

     GENERAL AND ADMINISTRATIVE -- General and administrative expense increased from $4.9 million for the year ended December 31, 1993 to $5.3 million for the year ended December 31, 1994, an increase of $372,000 or 7.5%. The hiring of additional personnel necessary to support the new dental centers added in 1993 and 1994 accounted for most of the increase. Expressed as a percentage of net patient revenues, however, general and administrative expense decreased from 32.9% to 31.1% for the years ended December 31, 1993 and 1994, respectively, as the growth in net patient revenues exceeded the increase in general and administrative expense.

     INCOME TAXES -- In 1993 and 1994, significant operations of the Company were conducted through a subchapter S corporation, which resulted in no corporate income taxes being assessed against the profits of that company. As a result, the provision for income taxes was approximately $40,000 in each year, approximately $260,000 less than the provision would have been if all of the Company's income had been subject to income taxes.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to December 1995, the Company financed its operations and expansion primarily through the use of internally generated funds, capital lease obligations and bank borrowings. In December 1995, as part of the Reorganization, the Company entered into the Securities Purchase Agreement with the Pecks Investors and a Bank Credit Facility with NationsBank. A total of $13.5 million was raised in these transactions, of which $6.0 million was used to acquire the stock of Jack H. Castle, D.D.S., Inc. as part of the Reorganization. The balance of the proceeds, net of expenses, was dedicated to fund the Company's development and acquisition programs and to provide working capital. As of June 30, 1996, the Company had available net working capital of $816,000 which included $2.1 million in cash and cash equivalents.

     The Bank Credit Facility with NationsBank initially included a $6 million term loan and a $3 million revolving line of credit. Principal payments of $300,000 are payable quarterly, commencing June 15, 1996 through March 15, 2001. On May 31, 1996, the Bank Credit Facility was amended and restated to increase the term loan facility to $16.0 million. The additional $10 million advancing term loan is to be utilized to fund acquisitions. Additional advances under the term loan are repayable in quarterly installments commencing on September 15, 1996. The term loans bear interest at variable rates which are based upon (a) either (i) NationsBank's base rate or (ii) LIBOR plus (b) a margin which varies according to (1) the ratio of the Company's funded debt to EBITDA, each as defined in the Bank Credit Facility, (2) the type of loan (i.e. base rate or LIBOR loan) and (3) whether the loan is a term loan, revolving credit loan or advancing term loan. As of June 30, 1996, the Company had borrowed $3,950,000 of this facility to fund the Florida and Tennessee acquisitions. In August 1996, the Company borrowed an additional $2.1 million under the advancing term loan to fund the acquisition of Horizon Dental Centers. The $3.0 million revolving line of credit is available to be used for working capital requirements and acquisitions. It bears interest at the same rate as the term loan and expires June 30, 1997. A commitment fee is payable quarterly at rates ranging from 0.25% to 0.5% of the unused amounts for such quarter. As of October 15, 1996, there was $1.8 million available under the revolving line of credit. The Bank Credit Facility is collateralized by substantially all of the Company's assets and is personally guaranteed by Jack
H. Castle, Jr. The Company intends to repay approximately $6.2 million of the advancing term loan from the proceeds of this offering, and will have approximately $5.4 million remaining outstanding under the term loan.

     On December 19, 1995, the Company issued $7.5 million in Senior Subordinated Notes to the Pecks Investors. Interest is payable quarterly in arrears with principal payable in two installments of $3.75 million each on December 18, 2001 and 2002. In conjunction with the placement of the Senior Subordinated Notes, the Company issued 1,244,737 shares of Series A Convertible Preferred Stock to the Pecks Investors. The Series A Convertible Preferred Stock is mandatorily redeemable at the holders' option upon a change of control in the Company's ownership, or after December 18, 2001, if no secondary market exists for the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible into 1,244,737 shares of Common Stock, subject to antidilution adjustments. The holders of Series A Convertible Preferred Stock have advised the Company that they intend to convert the Series A Convertible Preferred Stock into Common Stock, simultaneously with, and conditioned on, the completion of this offering. The value of the Series A Convertible Preferred Stock, $3.1 million, has been recorded as a discount to the Senior Subordinated Notes and is being amortized over the life of the Senior Subordinated Notes. Upon repayment of the Senior Subordinated Notes and conversion of the Series A Convertible Preferred Stock at the closing of this offering, the Company will recognize an extraordinary loss of $1.9 million on the retirement of the Senior Subordinated Notes, net of income tax effect of $1.2 million.

     The Bank Credit Facility and the Securities Purchase Agreement contain affirmative and negative covenants that require the Company to maintain certain financial ratios, limit the amount of additional indebtedness, limit the creation or existence of liens and set certain restrictions on acquisitions, mergers and sales of assets. The covenants in the Securities Purchase Agreement expire on the repayment of the Senior Subordinated Notes.

     In the aggregate, for the Completed Acquisitions, the Company paid consideration consisting of $9.3 million in cash, $4.5 million in Seller Notes and 433,163 shares of Common Stock. An aggregate of $943,363 of the Seller Notes is convertible into Common Stock at a conversion price of $6.75 per share, subject to antidilution adjustments and automatic annual increase in conversion price. The Company also assumed debt of approximately $600,000 consisting mostly of capital lease obligations. The cash portion of the Pending Acquisitions will be funded with the proceeds of this offering and will consist of approximately $27.3 million. The Company will also assume long-term debt obligations of $736,000 in connection with the Arkansas Acquisition and the Austin Acquisition.

     The Company intends to acquire the assets of additional dental practices and to fund this growth, in part, with existing cash, cash flow from operations, proceeds from this offering, seller financing and borrowings under the Bank Credit Facility. The Company is presently negotiating with NationsBank to increase the total amount available under the Bank Credit Facility to $25 million following completion of this offering, which would result in the Company having borrowing availability of approximately $19.6 million. The Company believes it will be able to fund its acquisition, expansion and working capital needs for the next 18 months through use of its existing cash resources, cash flow from operations, proceeds from this offering and the Bank Credit Facility. Thereafter, the Company may raise capital through the issuance of additional debt or the issuance of securities in public or private transactions to fund future expansions. There can be no assurance that NationsBank will agree to increase the amount available under the Bank Credit Facility or that acceptable financing for future acquisitions or expansion of existing dental networks can be obtained. See "Unaudited Pro Forma Combined Financial Information" for additional information concerning the effects on the financial condition of the Company of the net proceeds of this offering.

                                    BUSINESS

OVERVIEW

     The Company develops and operates integrated dental networks through affiliations with general, orthodontic and multi-specialty dental practices in the United States. The Company currently conducts operations in the states of Texas, Florida and Tennessee and has entered into definitive agreements to acquire certain assets of and manage dental practices headquartered in Long Island, New York, serving the New York metropolitan area, and Little Rock, Arkansas, with offices in Arkansas, Oklahoma and Louisiana, and a letter of intent to acquire certain assets of and manage a dental practice located in Austin, Texas which the Company believes will complement its existing operations in Austin, Texas. The Company establishes integrated dental networks through affiliations with dental practices providing quality care in selected markets across the United States with a view to achieving broad geographic coverage within those markets. The Company seeks to achieve operating efficiencies by consolidating and integrating affiliated practices into regional networks, realizing economies of scale in such areas as marketing, administration and purchasing and enhancing the revenues of its affiliated dental practices by increasing both patient visits and the range of specialty services offered. As of October 15, 1996, the Company provided management services to 35 dental centers with approximately 85 affiliated dentists, orthodontists and other dental specialists. Upon consummation of the Pending Acquisitions, the Company will manage 60 dental centers with approximately 225 affiliated dentists, orthodontists and other dental specialists.

     The Company was formed in 1981 by Jack H. Castle, D.D.S. and Jack H. Castle, Jr., as a single location, multi-specialty dental practice in Houston, Texas. From 1982 through October 15, 1996, the Company expanded to a total of nine locations with 35 dentists in the Houston metropolitan area. During this period the Company developed, implemented and refined the integrated dental network approach which it intends to utilize as a basis for its national expansion.

     The Company's objective is to make each of its dental networks the leading group dental care provider in each market it serves. Since its formation, the Company has applied traditional retail principles of business and marketing techniques to the practice of dentistry, including locating practices in high-profile locations, offering more affordable fees and payment plans, expanding the range of services offered, increasing market share through aggressive advertising and offering extended office hours. By using the Castle Dental Centers' approach to managing affiliated dental practices, the Company believes it will enable affiliated dentists, orthodontists and other dental specialists to focus on delivering quality patient care and to realize significantly greater productivity than traditional individual and small-group dental practices.

     The Company believes that the provision of a full range of dental services through an integrated network is attractive to managed care payors and intends to continue to pursue managed care contracts. The Company currently maintains an aggregate of ten capitated contracts and preferred provider arrangements covering approximately 21,000 members and, upon consummation of the New York Acquisition, the Company will have an aggregate of 60 capitated contracts and preferred provider arrangements covering approximately 58,000 members. The Company believes that the continued development of its networks will assist it in negotiating national and regional capitated arrangements with managed care payors or other arrangements.

     The Company intends to utilize the practice management principles employed in its Houston operations to establish a consistent national identity for its business. Moreover, the Company believes that its experience and expertise in managing multi-specialty dental group practices, as well as the development of name recognition associated with the name "Castle Dental Centers," will provide its affiliated dental practices with a competitive advantage in attracting and retaining patients and realizing practice efficiencies.

     There presently are nine Castle Dental Centers operating in the Houston, Texas area and four additional centers in Houston in various stages of development. In May 1996, the Company acquired the assets of and entered into long-term management agreements with 1st Dental Care, P.A., a dental practice with 12 locations in the Tampa/Clearwater, Florida area, and Mid-South Dental Centers, P.C., a dental practice with six dental centers in various locations in Tennessee. In August 1996, the Company increased its dental practices under management in Texas by acquiring the assets of Horizon Dental Centers, a dental practice with four dental centers in Fort Worth, Texas and four dental centers in Austin, Texas.

     The Company has entered into definitive agreements to acquire certain assets of and enter into long-term management agreements with American Dental Centers, a dental practice based in Long Island, New York with 12 dental centers in the New York metropolitan area, and United DentalCare, a dental practice based in Little Rock, Arkansas that operates nine dental centers in Arkansas, Oklahoma and Louisiana, and a letter of intent to acquire certain assets of and enter into a long-term management agreement with Southwest Dental Associates, a dental practice based in Austin, Texas that operates four dental centers in the Austin, Texas metropolitan area. The New York Acquisition is expected to close contemporaneously with, and is mutually conditioned on, the closing of this offering, and the Arkansas Acquisition and the Austin Acquisition are expected to close within 30 days of the closing of this offering.

INDUSTRY BACKGROUND

     Dental care services in the United States are generally delivered through a fragmented system of local providers, primarily sole practitioners, or small groups of dentists, orthodontists or other dental specialists, practicing at a single location with a limited number of professional assistants and business office personnel. According to the American Dental Association 1995 Survey of Dental Practice ("ADA Survey"), there were approximately 150,800 actively practicing dental professionals in the U.S., of which approximately 8,900 were practicing orthodontists. Nearly 81% of the nation's private practitioners work either as sole practitioners or in a practice with one other dentist. The balance of these dentists practice in about 4,700 groups of three or more dentists. However, dental, orthodontic and other specialty practices have followed the trend of the health care industry generally and are increasingly forming larger group practices.

     The annual aggregate domestic market for dental services is estimated to be approximately $46.5 billion for 1995, representing approximately 4.2% of total health care expenditures in the United States, and is projected to reach $79.1 billion by 2005. Within the total market for dental services in the United States, there are, in addition to general dentistry, a number of specialties, including orthodontics (the straightening of teeth and remedy of occlusion), periodontics (gum care), endodontics (root canal therapy), oral surgery (tooth extraction) and pedodontics (care of children's teeth). The dental services market has grown at a compound annual growth rate of approximately 8.0% from 1980 to 1995, and is projected to grow at a compound annual growth rate of approximately 6.0% through the year 2005. In contrast to other health care expenditures, dental services are primarily paid for by the patient. According to the U.S. Department of Health and Human Services, in 1995, consumer out-of-pocket expenditures accounted for 53% of the payment for dental services, compared to 19% for other medical services.

     The Company believes that the growth in the dental industry has largely been driven by four factors: (i) an increase in the availability and types of dental insurance; (ii) an increasing demand for dental services from an aging population; (iii) the evolution of technology which makes dental care less traumatic; and (iv) an increased focus on preventive and cosmetic dentistry.

     Concerns over the accelerating cost of health care have resulted in the increasing importance of managed care in the dental industry. Managed care typically involves a third party (frequently the payor) assuming responsibility for ensuring that health care is provided in a high-quality, cost-effective manner. According to industry sources, approximately 18.6% of the estimated
118.5 million people covered by dental benefits in 1995 was enrolled in managed care programs. It is estimated that managed care's penetration of this group will increase to 35% of the 131 million people expected to be covered by dental benefits in the year 2000. Enrollment in managed dental care plans, according to the National Association of Dental Plans, is estimated to have grown from 7.8 million patients in 1990 to 22.8 million patients in 1995.

     The Company believes that the provision of dental, orthodontic and other specialty care will follow the pattern set by other segments of the health care industry, moving away from the sole practitioner model to a group practice environment in which a separate professional management team handles personnel, management, billing, marketing and other business functions. The trends which are leading dentists to affiliate with dental practice management companies include: (i) the increasingly capital intensive nature of acquiring and maintaining state-of-the-art dental equipment, laboratory and clinical facilities; (ii) the growing need to develop and maintain specialized management information and billing systems to meet the increasing demands of payors; and (iii) the increasingly more complicated, competitive and regulated business environment for dentists.

BUSINESS STRATEGY

     The Company's strategy is to develop integrated networks for the provision of dental services through practice affiliations that provide quality, cost-effective dental care in target markets. Key elements of this strategy are to:

        PROVIDE HIGH-QUALITY, COMPREHENSIVE, ONE-STOP FAMILY DENTAL HEALTH
        CARE. The prototypical Castle Dental Center provides general dentistry as well as a full range of dental specialities (including orthodontics, pedodontics, periodontics, endodontics, oral surgery and implantology), thereby allowing the majority of specialty referrals to remain in-house within the Company's network of facilities. By bringing together multi-specialty dental services within a single practice, the Company is able to realize operating efficiencies and economies of scale and to promote increased productivity, higher utilization of professionals and facilities, and the sharing of dental specialists among multiple locations. The Company's practice model also incorporates quality assurance and quality control programs, including the establishment of committees and policy boards to oversee the clinical aspects of the provision of dental services, peer review and continuing education and technique enhancement. The Company believes that its multi-specialty strategy significantly differentiates it from both individual and multi-center practices that typically offer only general dentistry, orthodontics or other single specialty dental services.

        DEVELOP COMPREHENSIVE DENTAL NETWORKS IN TARGET MARKETS. The Company intends to build its networks through acquisition of existing practices and DE NOVO development of additional practices within target markets. The Company seeks to consolidate and integrate its affiliated practices to establish regional dental care networks. The Company believes this network system will enable it to reduce the operating costs of its affiliated practices by centralizing certain functions such as telemarketing and advertising, billing and collections, payroll and accounting and by negotiating regional and national contracts for supplies, equipment, services and insurance. Once practice affiliations are established in a market, the Company seeks to assist the affiliated practices in expanding its range of services to make available specialty dental services not previously offered.

        APPLY TRADITIONAL RETAIL PRINCIPLES OF BUSINESS TO DENTAL CARE. The Company believes it can enhance revenues and profitability by applying traditional retail principles of business to the provision of dental services in its target markets. These principles include professionally produced broadcast and print advertisements targeting specific audiences, and extended hours of operation which are convenient for patients, including weekend and evening hours. As part of its retail-oriented strategy, the Company will seek to establish or, where appropriate, relocate each Castle Dental Center in a convenient location in or near a high-profile neighborhood retail area and utilize innovative sales and marketing programs designed to achieve strong name recognition and increase patient visits. In addition, the Company stresses the breadth and affordability of its services and works closely with patients to establish treatment schedules and affordable payment plans tailored to the patients' needs.

        MARKET ITS NETWORKS TO MANAGED CARE ENTITIES. The Company believes that managed care will play an increasing role in the provision of dental services and therefore intends to market the services of its dental practice networks to the managed care community. The Company believes that contracting with managed care entities will facilitate entry into new markets and the expansion of existing networks by providing a source of patients to dentists with whom the Company is seeking to affiliate. In addition, such contracts, including capitated contracts, enable the Company to leverage its infrastructure and marketing efforts by increasing patient visits.

DENTAL NETWORK DEVELOPMENT

     The Company seeks to build its dental networks through acquisition of existing dental practices and the DE NOVO development of dental practices in high-profile retail environments.

ACQUISITION CRITERIA

     The Company's acquisition strategy is to identify successful group dental practices in its target markets, acquire certain assets of the identified practices, enter into long-term management services agreements, and utilize these core practices as a base from which to expand within the target markets. Prior to entering any market, the Company considers such factors as population, demographics, market potential, competitive environment, supply of available dentists, dental regulatory environment, patient-provider ratios, advertising costs and the economic condition of the local market. Core acquisition candidates are successful group dental practices that the Company believes are leaders in their regional markets. Subsequent acquisitions target practices that strategically complement the core practices within a market. In considering acquisitions, the Company evaluates qualitative issues such as the dental professionals' qualifications, experience and reputation in the local marketplace and their operating histories, as well as the ability to demonstrate potential for revenue growth and continued profitability. The Company has identified a substantial number of individual and group dental practices that meet its acquisition criteria.

COMPLETED ACQUISITIONS
     The following table describes acquisitions completed as of October 15, 1996;

                                                                               NUMBER OF       NUMBER OF
       AFFILIATED DENTAL PRACTICE               PRINCIPAL LOCATIONS             CENTERS        DENTISTS*
----------------------------------------   ------------------------------      ---------       ---------
1st Dental Care, P.A....................     Clearwater/Tampa, Florida            12              16
Mid-South Dental                                Nashville, Tennessee               6              17
  Centers, P.C..........................       Chattanooga, Tennessee
Horizon Dental Centers..................    Austin and Fort Worth, Texas           8              20

------------

* Includes full-time and part-time dentists.

     The aggregate consideration paid by the Company for the Completed Acquisitions described above consists of approximately $9.3 million in cash, $4.5 million in Seller Notes and 612,243 shares of the Company's Common Stock. An aggregate of $943,363 of the Seller Notes is convertible into Common Stock at a conversion price of $6.75 per share, subject to antidilution adjustments and automatic annual increase in conversion price. An aggregate of 75,000 shares of Common Stock is being held in escrow in connection with the acquisition of Horizon Dental Centers, which shares will be released if certain earnings milestones are met.

     The contractual arrangements pursuant to which the Completed Acquisitions were made include representations and warranties from the sellers regarding the assets being acquired, and employment agreements containing noncompetition provisions with the former owners of such practices. The Common Stock issued in such transactions has certain contractual registration rights which may be exercised in future offerings of Common Stock by the Company. See "Description of Capital Stock -- Registration Rights."

PENDING ACQUISITIONS

     The following table describes acquisitions pending as of October 15, 1996. The consummation of the New York Acquisition is a condition to the closing of this offering. The consummation of the Arkansas Acquisition or the Austin Acquisition is not a condition to the closing of this offering.

                                                                               NUMBER OF       NUMBER OF
       AFFILIATED DENTAL PRACTICE               PRINCIPAL LOCATIONS             CENTERS        DENTISTS*
----------------------------------------   ------------------------------      ---------       ---------
American Dental Centers.................         New York, New York               12              119
United DentalCare.......................       Little Rock, Arkansas               9              11
Southwest Dental Associates, L.C........           Austin, Texas                   6              16

------------

* Includes full-time and part-time dentists.

     The New York Acquisition will close contemporaneously with and is mutually conditioned on the closing of this offering. American Dental Centers has offices throughout the New York metropolitan area and is a party to an aggregate of over 50 capitated contracts and preferred provider arrangements which account for over 70% of its total revenues. The purchase price for the New York Acquisition is $20.0 million in cash and $5.0 million in Common Stock valued at the initial public offering price. On the consummation of the Company's acquisition of American Dental Centers, Jules V. Lane D.D.S., the founder of American Dental Centers, will join the Company's Board of Directors and will enter into a three-year employment agreement with the Company pursuant to which Dr. Lane will remain active in the management of and strategic planning for American Dental Centers.

     Dr. Lane is also the owner of AMLI which markets preferred provider programs, of which American Dental Centers is a significant provider. At the closing of the New York Acquisition, the Company will enter into certain contractual arrangements with AMLI which will provide that in markets in the State of New York served by the dental practices managed by the Company (i) AMLI and the Company will each include information regarding the programs and services of the other in their respective marketing materials, (ii) AMLI will maintain preferred provider relationships with dental practices managed by the Company and offer such dental practices as preferred providers to AMLI policyholders and other covered parties and (iii) AMLI and the Company will share certain facilities and personnel. Each party has a right of first refusal to extend such arrangements to states other than New York.

     The Company has entered into a definitive agreement with respect to the Arkansas Acquisition and a letter of intent with respect to the Austin Acquisition. Both the Arkansas Acquisition and the Austin Acquisition are expected to close within 30 days of the closing of this offering but neither is a condition to the closing of this offering. The purchase price for the Arkansas Acquisition is $2.6 million in cash and 185,000 shares of Common Stock and the purchase price for the Austin Acquisition is $4.8 million in cash and $1.6 million in Common Stock, valued at the initial public offering price. In each of the Arkansas Acquisition and the Austin Acquisition, additional cash consideration will be paid if the acquired practice achieves specified operating results subsequent to the completion of the transaction.

     The contractual arrangements pursuant to which the Pending Acquisitions will be made include representations and warranties from the sellers regarding the assets being acquired and employment or consulting agreements containing noncompetition provisions with the former owners of such practices. The Common Stock to be issued in the Pending Acquisitions will have certain contractual registration rights which may be exercised in future offerings of Common Stock by the Company. See "Description of Capital Stock -- Registration Rights."

AFFILIATION AND INTEGRATION OF DENTAL CENTERS

     In affiliating with dental practices, the Company typically: (i) acquires certain assets of the practice, and, in certain situations, laboratory or other ancillary facilities that are either owned by or affiliated with such practice;
(ii) enters into a long-term management services agreement with such dental practice pursuant to which the Company provides comprehensive management services to the affiliated practice; (iii) requires that the affiliated dentists enter into employment agreements containing non-compete and liquidated damages provisions; and (iv) assumes the principal administrative, financial, marketing and general management functions of the affiliated practice, including employment of most administrative personnel. As soon as practicable following the acquisition of an affiliated dental practice, when market conditions permit, the Company initiates the process of converting the affiliated practice into a Castle Dental Center. This process, the implementation and timing of which will vary from market to market, typically includes the addition of specialty dental services not previously offered by the center, implementation of retail business concepts applied by the Company in its Houston operation, and, where appropriate, the relocation of the center to a more desirable location.

     In certain markets, the Company intends to grow through DE NOVO development to expand in market areas that are either under-served or are otherwise attractive market opportunities and in which there is no suitable acquisition candidate. The Company will use its experience in building and staffing DE NOVO dental centers in Houston, Texas for the implementation of this expansion strategy.

MANAGEMENT SERVICES AGREEMENT

     The Company has entered into a Management Services Agreement with each of its affiliated dental practices pursuant to which the Company becomes the exclusive manager and administrator of all non-dental services relating to the operation of the practice. As compensation for its services under the typical Management Services Agreement and subject to applicable law, the Company is reimbursed for the expenses incurred by it on behalf of the managed practices and is paid a monthly management fee. The Company anticipates that it will enter into similar Management Services Agreements with each new affiliated dental practice.

     The amount of the management fee charged by the Company to an affiliated dental practice is intended to reflect and is based on the fair value of the management services rendered by the Company to the affiliated dental practice. Typically, the Management Services Agreements provide for a management fee based on either a percentage of the adjusted gross revenues of the affiliated dental practice, or on a cost-plus calculation based on the cost of the services performed by the Company on behalf of the affiliated dental practice. In addition, in some instances the Company will receive a performance fee, based on criteria agreed to by the Company and the affiliated dental practice. The amount of the management fee is reviewed by the Company and the affiliated dental practice not less frequently than annually in order to determine whether such fee should be adjusted, up or down, to continue to reflect the fair value of the management services rendered by the Company.

     The obligations of the Company under the typical Management Services Agreement include assuming financial and other responsibility, either on its own or with the input and participation of the policy board of the affiliated practice, for the following (subject to limitations imposed by applicable state law): facilities, equipment and supplies; advertising, marketing and sales; training and development; operations management; provision of support services; risk management and utilization review; application and maintenance of applicable local licenses and permits; negotiation of contracts between the affiliated dental practice and third parties, including third-party payors, alternative delivery systems and purchasers of group health care services; establishing and maintaining billing and collection policies and procedures; fiscal matters, such as annual budgeting, maintaining financial and accounting records, and arranging for the preparation of tax returns; and maintaining insurance. The Company does not assume any authority, responsibility, supervision or control over the provision of dental services to patients or for diagnosis, treatment, procedure or other health care services, or the administration of any drugs used in connection with any dental practice.

     The typical Management Services Agreement is for an initial term of 40 years, and is automatically renewed for successive five-year terms unless terminated at least 90 days before the end of the initial term or any renewal term. Additionally, the typical Management Services Agreement may be terminated by the Company or the affiliated dental practice in the event of the bankruptcy or default in the performance of the material duties of the nonterminating party.

DENTIST EMPLOYMENT AGREEMENTS

     As a part of the process of converting an affiliated dental practice into a Castle Dental Center, each affiliated dental practice has entered into a Dentist Employment Agreement with each of its full-time dentists, orthodontists and other dental specialists. The Company anticipates that this practice will continue when market conditions permit. Although the form of contract varies somewhat among practices and among dentists with different specialties, the typical contract for a full-time dentist provides for a defined compensation arrangement, including performance-based compensation and, where market conditions and appplicable law permit, a covenant not to compete. Each full-time dentist, whether or not a party to a Dentist Employment Agreement, is required to maintain professional liability insurance, and mandated coverage limits are generally at least $1.0 million per claim and $1.0 million in aggregate. In addition, many affiliated dental practices employ part-time dentists. Not all part-time dentists have employment agreements, but all part-time dentists are required to carry professional liability insurance in specified amounts. Certain full- and part-time dentists retained by the Company, particularly in the New York market, are independent contractors and have entered into independent contractor agreements.

OPERATIONS

CENTER DESIGN AND LOCATION

     The affiliated dental practices are generally located in retail environments. Many of the affiliated practices include semi-private general dentistry treatment rooms, private treatment rooms and orthodontic bays. Currently, affiliated dental practices include up to 21 treatment rooms and range in size from approximately 2,000 square feet to approximately 6,000 square feet.

     Where an acquired practice is not able, due to limitations of floor space, zoning or other reasons, to accommodate new services or specialists, the Company seeks to relocate such affiliated practice to a high profile retail location as soon as practicable. Since its formation, the Company has adapted its locations in Houston, Texas to accommodate the full range of dental specialities. The Company believes the application of its method of designing and locating dental centers will facilitate the expansion of services offered by the acquired practices.

STAFFING AND SCHEDULING

     The Company believes that making its facilities available at times which are convenient to its patients is an important element of its strategy. As a result, the affiliated dental practices maintain extended hours of operation, with many affiliated practices opening as early as 7:00 a.m. and closing as late as 9:00 p.m. on weekdays and 5:00 p.m. on Saturdays. The affiliated practices are staffed with dentists and dental assistants every day they are open, with orthodontists and other specialists rotating among two or three centers in order to utilize their time optimally. Each patient typically sees the same dentist or specialist on all visits to the center. Each affiliated dental practice is also regularly staffed with an office manager, front office staff, dental assistants and other support staff.

     The Houston dental centers are, and the prototypical dental centers, where appropriate, will be staffed with treatment counselors who are responsible for the non-clinical aspects of the patient's relationship with the practice. The treatment counselor's function is (i) to put the patient at ease by acting as a liaison between the dentist and patient and working with the patient to develop a treatment schedule with payments tailored to the patient's needs within the Company's established credit policies; and (ii) to maximize the dentist's time spent with patients.

FEES AND PAYMENT PLANS

     The Company believes that fees charged by its affiliated practices are typically lower than usual and customary fees within their respective markets. The affiliated practices generally provide a wide range of payment options, including cash, checks, credit cards, third party insurance and various forms of credit. In general, most general dentistry and specialty services, other than orthodontics, are paid for by the patient, or billed to the patient's insurance carrier, on the date the service is rendered. In some instances, the Company will extend credit in accordance with its established credit policies. The Company believes that its lower fees and ability to assist patients in obtaining financing provides it with a competitive advantage compared to sole practitioners and small group practices.

     The Company's typical orthodontic payment plan consists of no initial down payment and equal monthly payments during the term of treatment of approximately $89 per month. After consultation with the treatment counselor at the initial visit, the patient signs a contract outlining the terms of the treatment, including the anticipated length of treatment and the total fees. The number of required monthly payments is fixed at the beginning of the case and corresponds to the anticipated number of monthly treatments. Patients are billed in advance by the Company on a monthly basis.

SALES AND MARKETING

     The Company intends to utilize the practice management principles employed in its Houston operations to establish a consistent national identity for its business and to utilize the "Castle Dental Centers" name and logo. When acquired practices already have high existing name recognition within their local markets, the Company may seek to capitalize on it and implement the Castle model while maintaining the existing practice name. The Company applies traditional retail principles of business to the provision of dental care. These principles include network development, extended hours of operation, location optimization, signage, customized treatment schedules, affordable fees and payment plans. The Company has used both print advertising and professionally produced broadcast advertising. It maintains a significant advertising budget and aggressively markets the name "Castle Dental Centers" and the services it offers to potential patients in Houston, Texas. The Company intends to use the same aggressive marketing in its regional markets.

     The Company has also established a regional telemarketing system in Houston, Texas to field calls generated by advertising, to confirm upcoming scheduled patient visits, to encourage patients to return for follow-up visits and regularly scheduled six-month periodic exams. Where feasible, the Company intends to establish additional telemarketing systems in other regional markets. The telemarketers can enter all relevant information into the Company's management information system for patients making appointments for an initial visit, including pre-screening patients for insurance and other credit information.

QUALITY ASSURANCE

     Affiliated dental practices are solely responsible for all aspects of the practice of dentistry. The Company has responsibility for the business and administrative aspects of the practices and exercises no control over the provision of dental services. To facilitate the execution of these separate responsibilities and the communication between the Company and its affiliated dental practices, the Company has established a National Operations Management Committee, a National Dental Service Management Committee and generally establishes policy boards in each market it enters. The respective committees are the primary vehicles through which the Company and its affiliated dental practices communicate, develop long-term strategic objectives and make recommendations regarding significant capital expenditures, budgets and acquisitions.

     The Company's management structure is designed to bring to its affiliated dental practices improvements in their recruiting and professional training. The Company expects that the increased visibility of the Company, its national presence, the ability to offer career paths previously unavailable to dentists and the ability to recruit for multiple markets on a national level will give it an advantage in recruiting and retaining dentists. In addition, the Company believes that the ability to offer dentists in private practice the chance to practice in an environment where they do not assume capital risks and administrative burdens normally associated with private practice will make joining the Company an attractive choice for private practitioners desiring to simplify their professional lives.

     The Company has named one of its most experienced affiliated dentists as National Dental Director. This person will be responsible for the monitoring and improvement of quality standards, the peer review process and the development of a common materials guideline. In addition, the National Dental Director will coordinate development of relations with dental schools and the development of a cross-practice training program for enhancing techniques used in the practice of dentistry.

     The Company assists affiliated dental practices in their efforts to improve the delivery of quality dental care. The National Dental Service Management Committee, which is comprised of the Company's leading affiliated dentists, has been formed to identify and communicate to affiliated dentists the best practices and protocols in dental practice areas, oversee peer review, materials selection, continuing education, technique enhancement and specialty care.

     Most affiliated dental practices have policy boards comprised of representatives of both the Company and the affiliated dental practice. The policy boards are responsible for developing and implementing management and administrative policies for the overall operation of the affiliated dental practice. Specifically, the policy board has the authority to review and approve capital improvements and expansion, marketing and advertising, collection policies, provider and payor relationships, strategic planning and capital expenditures. However, in recognition of the laws and regulations applicable to the licensure and practice of dentistry, the policy board does not make clinical decisions, recommendations or other decisions that are required to be made by a licensed dentist.

MANAGED CARE

     Concerns over the accelerating cost of dental care have resulted in the increasing role of managed care in the Company's strategy. As markets evolve from traditional fee-for-service dental care to managed care, dental care providers confront competitive pressure to provide high-quality dental care in a cost-effective manner. Employer groups have begun to bargain collectively in an effort to reduce the cost of dental care and to bring about greater accountability of providers with respect to accessibility, choice of provider, quality of care and other indicators of consumer satisfaction.

     The Company believes that managed care will play an increasing role in the provision of dental services and therefore intends to market the services of its networks to the managed care community. A component of the Company's strategy is to seek long-term relationships with insurance companies with a view to reducing the Company's risk of expanding into new markets served by the insurance companies, and permits the Company to leverage its growth by including patients covered by managed care contracts. Moreover, the Company believes that its managed care relationships will enhance the Company's utilization rates at existing locations. While the laws of some states permit the Company to participate in the negotiation by affiliated dental practices of managed care contracts, preferred provider arrangements and other negotiated price agreements, the affiliated dental practices are the contracting parties for all such relationships, and the Company is dependent on its affiliated dental practices for the success of such relationships. See "Risk Factors -- Risks Associated with Managed Care Contracts; Capitated Fee Revenue" and
"-- Reliance on Affiliated Dental Practices."

SERVICES

     The Company provides management expertise, marketing, information systems, capital resources and acquisition services to its affiliated dental practices. As a result, the Company is involved in the financial and administrative management of the affiliated dental practices, including legal, financial reporting, cash management, human resources and insurance assistance. The Company's goals in providing such services are (i) to allow the dentists associated with affiliated dental practices to dedicate their time and efforts more fully to patient care and professional practice activities; (ii) to improve the performance of affiliated dental practices in these administrative and sales activities; and (iii) to enhance the financial return to the Company.

     Aside from the centralization of functions mentioned above, the affiliated dental practices are encouraged to administer their practices in accordance with the needs of their specific patient populations. The practice of dentistry at each affiliated dental practice is under the exclusive control of the dentists who practice at such location.

     The majority of the practices whose non-dental assets are available to the Company for acquisition are general dentistry practices. General dentistry includes diagnostics, treatment planning, preventive care, removal of infection, fillings, crowns, bridges, partials, dentures, and extractions, all of which are currently being provided by the affiliated dental practices. Within its network, the Company provides a wide range of specialty services. The Company seeks to expand the services offered by affiliated practices beyond general dentistry to include other dental specialty services and improve efficiency by improving appointment availability, increasing practice visibility and assisting the practices in adding complementary services. These complementary services include orthodontics, periodontics (the diagnosis, treatment and prevention of infection of the gums and supporting bone around the teeth), endodontics (the diagnosis, treatment and prevention of infection of the oral tissues), oral surgery and implantology (the placement of abutments (implants) in the jaw bones to support tooth replacement). By adding these complementary services to the practice, the affiliated dental practices will retain the majority of specialty service referrals in-house, thereby increasing patient revenues.

MANAGEMENT INFORMATION SYSTEMS

     The Company and its affiliated dental practices presently utilize various dental practice management software systems to monitor and control patient treatment, scheduling, invoicing of patients and insurance companies, productivity of clinical staffs and other practice related activities. The Company has identified the practice management software system that it currently employs in its Houston operations as its preferred system and intends, where appropriate, to use the Houston system as a common practice management system for use by its affiliated practices. The Company is presently implementing a client-server based information management system designed to enable the Company to compare financial performance of affiliated dental practices, to track and control costs, and to facilitate the accounting and financial reporting process between the affiliated dental practices and corporate headquarters. The Company intends to use its financial information system in conjunction with existing practice management systems at the affiliated dental practices.

GOVERNMENT REGULATION

     GENERAL

     The practice of dentistry is highly regulated, and there can be no assurance that the regulatory environment in which the affiliated dental practices and the Company operate will not change significantly in the future. In general, regulation of health care related companies also is increasing.

     Every state imposes licensing and other requirements on individual dentists and dental facilities and services. In addition, federal and state laws regulate health maintenance organizations and other managed care organizations for which dentists may be providers. In connection with its operations in existing markets and expansion into new markets, the Company may become subject to compliance with additional laws, regulations and interpretations or enforcements thereof. The ability of the Company to operate profitably will depend in part upon the Company and its affiliated dental practices obtaining and maintaining all necessary licenses, certifications and other approvals and operating in compliance with applicable health care regulations.

     Dental practices must meet federal, state and local regulatory standards in the areas of safety and health. Historically, those standards have not had any material adverse effect on the operations of the dental practices managed by the Company. Based on its familiarity with the operations of the dental practices managed by the Company, management believes that it and the practices it manages are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to safety and health.

     MEDICARE AND MEDICAID FRAUD AND ABUSE

     Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce, (i) the referral of a person for services, (ii) the furnishing or arranging for the furnishing of items or services or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service, in each case, reimbursable under Medicare or Medicaid. Because dental services are covered under various government programs, including Medicaid, the law applies to dentists and the provision of dental services. Pursuant to this anti-kickback law, the federal government announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse related to Medicare and Medicaid costs. Many states have similar anti-kickback laws, and in many cases these laws apply to all types of patients, not just Medicare and Medicaid beneficiaries. The applicability of these federal and state laws to many business transactions in the health care industry, including those intended by the Company, has not yet been subject to judicial interpretation.

     Significant prohibitions against physician self-referrals, including those by dentists, for services covered by Medicare and Medicaid programs were enacted, subject to certain exceptions, by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as "Stark II," amended prior physician and dentist self-referral legislation known as "Stark
I" (which applied only to clinical laboratory referrals) by dramatically enlarging the list of services and investment interests to which the referral prohibitions apply. Effective January 1, 1995 and subject to certain exceptions, Stark II prohibits a physician or dentist or a member of his immediate family from referring Medicare or Medicaid patients to any entity providing
"designated health services" in which the physician or dentist has an ownership or investment interest, or with which the physician or dentist has entered into a compensation arrangement, including the physician's or dentist's own group practice unless such practice satisfies the "group practice" exception. The designated health services include the provision of clinical laboratory services, radiology and other diagnostic services (including ultrasound services), radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, certain equipment and supplies, prosthetics, orthotics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. A number of states also have laws that prohibit referrals for certain services such as x-rays by dentists if the dentist has certain enumerated financial relationships with the entity receiving the referral, unless an exception applies.

     Noncompliance with, or violation of, the federal anti-kickback legislation or Stark II can result in exclusion for Medicare and Medicaid programs and civil and criminal penalties. Similar penalties are provided for violation of state anti-kickback and self-referral laws. To the extent that the Company or any affiliated dental practice is deemed to be subject to these federal or similar state laws, the Company believes its intended activities will comply in all material respects with such statutes and regulations.

     STATE LEGISLATION

     In addition to the anti-kickback laws and anti-referral laws noted above, the laws of many states prohibit dentists from splitting fees with non-dentists and prohibit non-dental entities such as the Company from engaging in the practice of dentistry and from employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry, as well as the interpretation of those restrictions by state regulatory authorities, vary from state to state. However, the restrictions are generally designed to prohibit a non-dental entity from controlling the professional assets of a dental practice (such as patient records and payor contracts), employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants), controlling the content of a dentist's advertising or professional practice or sharing professional fees with non-dental entities. The laws of many states also prohibit dental practitioners from paying any portion of fees received for dental servies in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by dentists to dental assistants.

     State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist provided that the following conditions are met: a licensed dentist has complete control and custody over the professional assets; the non-dental entity does not employ or control the dentists (or, in some states, dental hygienists or dental assistants); all dental services are provided by a licensed dentist; licensed dentists have control over the manner in which dental care is provided and all decisions affecting the provision of dental care. State laws generally require that the amount of a management fee be reflective of the fair market value of the services provided by the management company and in certain states require that any management fee be a flat fee or cost-plus fee based on the cost of services performed by the Company. In general, the state dental practice acts do not address or provide any restrictions concerning the manner in which companies account for revenues from a dental practice subject to the above-noted restrictions relating to control over the professional activities of the dental practice, ownership of the professional assets of a dental practice and payments for management services.

     The Company does not control the practice of dentistry or employ dentists to practice dentistry. Moreover, in states in which it is prohibited the Company does not employ dental hygienists or dental assistants. The Company provides management services to its affiliates practices, and the management fees the Company charges for those services are consistent with the laws and regulations of the jurisdictions in which it operates. Therefore, the Company believes it would not be regarded as "owner," "operator" or "manager" of its affiliated dental practices within the meaning of those terms under the state dental practice acts.

     In addition, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care contracts. The application of state insurance laws to arrangements other than various types of fee for service arrangements is an unsettled area of law and are subject to interpretation by regulators with broad discretion. As the Company or its affiliated practices contract with third-party payors, including self-insured plans, for certain non-fee for service basis arrangements, the Company may become subject to state insurance laws. Specifically, in some states, state insurance regulators may determine that the Company or the affiliated dental practices are engaged in the business of insurance, because some of the managed care contracts to which the Company is a party contain capitation features. The Company is reviewing, and where appropriate modifying, the terms of certain of its capitation contracts to reduce the likelihood that they could be characterized as insurance contracts. In the event that the Company or the affiliated practices are determined to be engaged in the business of insurance, the Company could be required either to seek licensure as an insurance company or to change the form of its relationships with third-party payors, and the Company's revenues may be adversely affected.

     REGULATORY COMPLIANCE

     The Company regularly monitors developments in laws and regulations relating to dentistry. The Company may be required to modify its agreements, operations and marketing from time to time in response to changes in the business, statutory and regulatory environment. The Company plans to structure all of its agreements, operations and marketing in accordance with applicable law, although there can be no assurance that its arrangements will not be successfully challenged or that required changes may not have a material adverse effect on operations or profitability.

COMPETITION

     The dental care industry is highly fragmented, comprised principally of sole practitioners and group practices of dental and orthodontic services. The dental practice management industry is subject to continuing changes in the provision of services and the selection and compensation of providers. The Company is aware of several groups attempting to acquire or manage dental practices. Certain of the Company's competitors are larger and better capitalized, may provide a wider variety of services, may have greater experience in providing dental care management services and may have longer established relationships with buyers of such services.

     In certain markets, the demand for dental care professional personnel presently exceeds the supply of qualified personnel. As a result, the Company experiences competitive pressures for the recruitment and retention of qualified dentists to deliver their services. The Company's future success depends in part on its ability to continue to recruit and retain qualified dentists to serve as employees or independent contractors of the affiliated dental practices. There can be no assurance that the Company will be able to recruit or retain a sufficient number of competent dentists to continue to expand its operations.

EMPLOYEES

     As of October 15, 1996, the Company employed approximately 432 administrative and dental office personnel on a full-time or part-time basis, and the affiliated dental practices employed approximately 73 general dentists and 15 specialists on a full-time or part-time basis. Following consummation of the Pending

Acquisitions, the Company expects that approximately 350 additional people will be employed on a full-time or part-time basis by the Company and approximately 150 people will be employed on a full-time or part-time basis by the affiliated dental practices. In addition, as a component of its acquisition strategy, the Company frequently enters into employment or consulting agreements with the dentists from whom it acquires affiliated practices. The Company believes that its relations with its employees are good. The Company believes that it may need to hire additional personnel to accommodate the demands prompted by the provision of services to each of the affiliated practices under the management services agreements, as well as to pursue its growth strategies.

FACILITIES

     The Company leases approximately 12,000 square feet of space for executive, administrative, sales and marketing and operations offices in Houston, Texas. The Company's initial lease term expires May 2000, which may be extended at the Company's option for an additional 60 months.

     All of the Company's existing centers are leased. Nine of the centers, including seven of the American Dental Centers locations, are owned by affiliates of the companies from whom the Company acquired affiliated dental practices. All such facilities leased by the Company are leased on a not less favorable to the Company than fair market value basis.

     The Company intends to lease centers or arrange with third parties to build-to-suit dental centers for lease by the Company. Certain leases provide for fixed minimum rentals and provide for additional rental payments for common area maintenance, insurance and taxes. The leases carry varying terms expiring between 1996 and 2006 excluding options to renew.

     The majority of all centers are located in retail locations. The Company believes that its leased facilities are well maintained, in good condition and adequate for its current needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required.

CORPORATE LIABILITY AND INSURANCE

     The provision of dental services entails an inherent risk of professional malpractice and other similar claims. Although the Company does not influence or control the practice of dentistry by dentists or have responsibility for compliance with certain regulatory and other requirements directly applicable to dentists and dental groups, the contractual relationship between the Company and the affiliated dental practices may subject the Company to some medical malpractice actions under various theories, including successor liability. There can be no assurance that claims, suits or complaints relating to services and products provided by managed practices will not be asserted against the Company in the future. The availability and cost of professional liability insurance has been affected by various factors, many of which are beyond the control of the Company. The cost of such insurance to the Company and its affiliated dental practices may have an adverse effect on the Company's operations.

     The Company requires each affiliated dental practice to maintain comprehensive general liability and professional liability coverage covering the practice and each dentist retained or employed by the affiliated dental practice, which normally provide for comprehensive general liability coverage of $1,000,000 for each occurrence and $2,000,000 annual aggregate, and professional liability coverage of not less than $500,000 for each occurrence and $1,500,000 annual aggregate.

     The Company maintains other insurance coverages including general liability, property, business interruption and workers' compensation, which management considers to be adequate for the size of the Company and the nature of its business.

LITIGATION

     The Company and the affiliated dental practices are parties to various lawsuits from time to time in the ordinary course of their respective businesses. Management does not believe that any of the claims currently outstanding would have a material adverse effect on the Company's business if determined adversely to the Company or an affiliated dental practice, as the case may be.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the Directors, executive officers and significant employees of the Company:

                  NAME                     AGE                               POSITION
----------------------------------------   ----   ---------------------------------------------------------------
Jack H. Castle, Jr......................    41    Chairman, Chief Executive Officer and Director
Seth L. Miller..........................    38    President and Chief Operating Officer
John M. Slack...........................    48    Vice President, Chief Financial Officer and Secretary
Judith A. Dolifka.......................    37    Controller
Stephen L. Clayton, D.D.S...............    42    National Dental Director
G. Powell Bilyeu, D.D.S.................    65    Regional Director of Patient Care
Lester B. Greenberg, D.D.S..............    62    Regional Director of Patient Care
Jules V. Lane D.D.S.*...................    66    Regional Director of Patient Care and Director
Jack H. Castle, D.D.S...................    74    Director
Robert J. Cresci........................    52    Director
Bannus B. Hudson........................    50    Director
G. Kent Kahle...........................    45    Director
Emmett E. Moore**.......................    55    Director
Elizabeth A. Tilney.....................    39    Director
Louis A. Waters**.......................    58    Director

------------

 * Dr. Lane has agreed to become a Director of the Company upon the closing of the New York Acquisition.

** Mr. Moore and Mr. Waters have agreed to become Directors of the Company upon the closing of the offering.

     The following is a biographical summary of the experience of the Directors and executive officers:

     JACK H. CASTLE, JR. was a co-founder of the Company in 1981 and has served as President and Chief Executive Officer since 1990. He became the Company's Chairman in August 1996. Mr. Castle received a B.A. from Rollins College and a Masters of Business Administration from Wake Forest University. Mr. Castle is the son of Jack H. Castle, D.D.S.

     SETH L. MILLER joined the Company in April 1996 as Executive Vice President and Chief Operating Officer. He became President and Chief Operating Officer in August 1996. From 1991 until 1995 he was employed by The United States Shoe Corporation. In 1994 and 1995, he served as the Chief Financial Officer of the Sight & Save division of LensCrafters, a subsidiary of The United States Shoe Corporation. From 1989 until 1991, Mr. Miller was Vice President -- Marketing & Operations of a multi-location Blockbuster Video franchise. Mr. Miller has a Masters of Business Administration from Harvard Business School and a B.A. in Economics from Tufts University.

     JOHN M. SLACK joined the Company in December 1995 as Vice President and Chief Financial Officer. From November 1994 through November 1995, he served as Vice President and Chief Financial Officer of Team, Inc. an American Stock Exchange environmental services company. From 1985 through 1994, Mr. Slack was Vice President, Chief Financial Officer of Serv-Tech, Inc., a public company traded on the Nasdaq Stock Market's National Market. Mr. Slack received a B.S. in international economics from Georgetown University in 1969.

     JUDITH A. DOLIFKA joined the Company in May 1996 as Controller. From April 1990 to April 1996 she was the Assistant Controller and Manager of Financial Reporting for Serv-Tech, Inc. From 1982 until 1990 Ms. Dolifka worked in public accounting most recently as an audit manager with Coopers & Lybrand, L.L.P. Ms. Dolifka received a B.B.A. in accounting from Ball State University and is a Certified Public Accountant in the State of Texas.

     STEPHEN L. CLAYTON, D.D.S. has been the clinical director of the Company since February 1988 and has served as National Dental Director of the Company since July 1996. From 1980 to 1988, Dr. Clayton engaged in private practice in Texas and Oklahoma. Dr. Clayton received his Doctor of Dental Surgery from the University of Texas Dental Branch at San Antonio in 1980. Dr. Clayton is a member of the Greater Houston Dental Society, Texas Dental Association, American Dental Association and the Academy of General Dentistry.

     G. POWELL BILYEU, D.D.S. has been a Regional Director of Patient Care of the Company since May 1996, following the Company's acquisition of Mid-South Dental Centers, P.C. Dr. Bilyeu founded Mid-South Dental Centers, P.C. in 1978 and served as president and owner until 1996. Dr. Bilyeu graduated from the University of Tennessee College of Dentistry in 1962.

     LESTER B. GREENBERG, D.D.S. has been a Regional Director of Patient Care of the Company since May 1996, following the Company's acquisition of 1st Dental Care. From 1980 to 1996, Dr. Greenberg was the founder, Chief Executive Officer and owner of 1st Dental Care, a Florida dental practice. Dr. Greenberg received a Doctor of Dental Surgery from the University of Tennessee College of Dentistry in 1957.

     JULES V. LANE D.D.S., the founder and owner of American Dental Centers, has also agreed to serve as a Director of the Company upon the closing of the New York Acquisition. He is also the founder and owner of J. V. Lane Professional Corporation, a New York professional corporation, and American Medical and Life Insurance Company, a New York based insurance company. Dr. Lane served as an Assistant Clinical Professor at the Albert Einstein College of Medicine for over twenty years and was an Attending Visiting Surgeon at the Bronx Municipal Hospital Center. Dr. Lane received a Doctorate of Dental Surgery from the New York University College of Dentistry in 1952 and completed a post graduate internship at Columbia Presbyterian Hospital.

     JACK H. CASTLE, D.D.S. has served as a Director of the Company since 1981 and as Chairman of the Company from 1981 until August 1996. He is also the sole owner of Jack H. Castle, D.D.S., P.C., a dental practice managed by the Company. Prior to co-founding the Company, Dr. Castle operated a single location dental practice. Dr. Castle graduated from the University of Houston in 1943 and received a Doctorate of Dental Surgery from the University of Texas Health Science Center in Houston in 1945. He served in the United States Navy from 1947 to 1949. Dr. Castle is the father of Jack H. Castle, Jr.

     ROBERT J. CRESCI has been a Director of the Company since December 1995. Mr. Cresci has been a Managing Partner of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci graduated from The United States Military Academy at West Point and received a Masters of Business Administration from Columbia University Graduate School of Business. Mr. Cresci currently serves on the boards of Bridgeport Machines, Inc., Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc. and several private companies.

     BANNUS B. HUDSON has been a Director of the Company since August 1996. Mr. Hudson has been President and Chief Executive Officer of Equity Enterprises, Inc., a consulting firm, since 1995. From 1985 to 1995, Mr. Hudson held various positions with The United States Shoe Corporation, most recently as President and Chief Executive Officer. Mr. Hudson was President and Chief Executive Officer of Lenscrafters from 1987 to 1990. From 1968 to 1985, Mr. Hudson held various positions with The Procter and Gamble Company. Mr. Hudson has a B.S. in Mechanical Engineering from University of Kansas. He currently serves on the boards of Ohio National Financial Services, Structural Dynamics Research Corporation, FRCH Design Worldwide and USBiomaterials.

     G. KENT KAHLE has been a Director of the Company since December 1995. He has been a Managing Director of The GulfStar Group, Inc., an investment banking firm, since 1990. From 1982 to 1990 Mr. Kahle held various positions with Rotan Mosle, Inc. most recently as Senior Vice President and Director. Mr. Kahle has a Masters of Business Administration from The Wharton School of the University of

Pennsylvania and an A.B. from Brown University. He currently serves on the boards of Total Safety, Inc. and Chase Telecommunications, Inc.

     EMMETT E. MOORE has agreed to serve as a Director of the Company upon the closing of this offering. Mr. Moore has been the Chairman of the Board and Chief Executive Officer of Physicians Resource Group, Inc., a publicly-traded company ("PRG"), since September 1995, and served as the President and a director of PRG since April 1995. From August 1983 to December 1994, Mr. Moore served in various capacities with Medical Care America, Inc. ("Medical Care"), a publicly-traded company that owned and operated outpatient surgery centers and was acquired in September 1994 by Columbia/HCA Healthcare Corporation. Mr. Moore received B.B.S., J.D. and M.P.A. degrees from the University of Texas, and is a certified public accountant. Mr. Moore also serves on the board of AmeriGyn, Inc., a private company.

     ELIZABETH A. TILNEY has been a Director of the Company since August 1996. Ms. Tilney has been Senior Vice President, Corporate Marketing and Resources, of Enron Corp. since March 1996, where she is responsible for human resources, corporate marketing and investor relations. From 1987 to 1996, Ms. Tilney was with Russell Reynolds Associates, an executive search firm, and was most recently an Executive Director. Ms. Tilney was an account manager associated with Ogilvy & Mather Advertising in New York and Houston from 1983 to 1987. Ms. Tilney has a Masters of Business Administration from The Amos Tuck School of Business Administration of Dartmouth College and a B.A. from the University of Virginia.

     LOUIS A. WATERS has agreed to serve as a Director of the Company upon the closing of this offering. Mr. Waters co-founded Browning-Ferris Industries, Inc. ("BFI") in 1969 and has served in various capacities with BFI since that time. Mr. Waters is currently Chairman of the Finance Committee of BFI and has been the Chairman of the Board and Chief Executive Officer of BFI International, Inc. since early 1992. Mr. Waters received a B.A. and B.S. in mechanical engineering from Rice University and an M.B.A. from Harvard Business School.

     All Directors of the Company currently hold office for one-year terms until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. Mr. Cresci was elected to the Board of Directors pursuant to the terms of the Securityholders Agreement (as hereinafter defined) pursuant to which the Pecks Investors have the right to have one designee nominated to the Board of Directors for so long as 20% of the Series A Convertible Preferred Stock or 20% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock is held by the Pecks Investors. See
" -- Securityholders Agreement."

     Pursuant to the asset purchase agreement entered into in connection with the New York Acquisition; the Company has agreed to use its best efforts to nominate and elect Dr. Lane to the Board of Directors of the Company for the longer of three years or the period of time that Dr. Lane remains an employee of the Company on substantially the same terms and conditions as his initial employment relationship.

     Officers are appointed by and serve at the discretion of the Board of Directors. The officers will devote substantially all of their business time to the business and affairs of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors currently has the following committees:

     AUDIT COMMITTEE. The members of the Audit Committee of the Company's Board of Directors are Messrs. Cresci, Kahle and Hudson, all of whom are independent directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans for and results of the audit, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the non-audit services performed by the independent accountants and reviews the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE. The members of the Compensation Committee of the Company's Board of Directors are Mr. Cresci, Mr. Kahle and Ms. Tilney. The Compensation Committee establishes a general compensation policy for the Company and approves increases both in directors' fees and in salaries paid to officers and senior employees of the Company. The Compensation Committee administers all of the Company's employee benefit plans. The Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The members of the Compensation Committee are "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

COMPENSATION OF DIRECTORS

     Following the closing of the offering, each member of the Board of Directors who is not an employee of the Company will receive annual compensation of $6,000 for serving on the Board of Directors, plus a fee of $1,000 for each Board of Directors meeting attended in person and $500 for each telephonic Board of Directors meeting in which the Director participates. All directors receive reimbursement of reasonable expense incurred in attending Board and committee meetings and otherwise carrying out their duties. Following the closing of the offering, each non-employee Director will be granted options pursuant to the Directors' Plan. See " -- Stock Option Plans -- Directors' Stock Option Plan."

     In connection with the Reorganization, the Company entered into a Deferred Compensation Agreement with Jack H. Castle, D.D.S. pursuant to which the Company agreed to pay Dr. Castle an aggregate of $2,630,000 payable in 20 quarterly installments beginning March 1996. Proceeds of this offering will be used to discharge the Company's remaining obligations under the Deferred Compensation Agreement. See "Use of Proceeds." In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a Management Services Agreement with Jack H. Castle, D.D.S., P.C., a professional corporation of which Dr. Castle is the sole owner. Pursuant to the Management Services Agreement, Dr. Castle receives an annual payment of $100,000 for services performed in connection therewith. See "Certain Transactions."

EXECUTIVE COMPENSATION AND EMPLOYMENT ARRANGEMENTS

     None of the Company's senior executive officers other than Dr. Lane has or will have an employment agreement or is or will otherwise be subject to a covenant not to compete or other agreement which would restrict his ability to compete against the Company should his employment by the Company be terminated for any reason.

     On the closing of the New York Acquisition, the Company will enter into a three-year employment agreement with Dr. Lane pursuant to which Dr. Lane will agree to participate in the development and implementation of the strategic plan of the Company for specified markets in the New York area, the analysis of markets selected by the Company, the identification of acquisition candidates, the acquisition of dental practices and the development of new offices. Dr. Lane will receive an annual salary of $200,000 during the term of his employment agreement. In the employment agreement, Dr. Lane will agree not to compete with the Company for a period of not less than two years following the termination of his employment with the Company. The Company also has agreed to use its best efforts to nominate and elect Dr. Lane to the Board of Directors of the Company for the longer of three years or the period of time that Dr. Lane remains an employee of the Company on substantially the same terms and conditions as contemplated by his employment agreement. See "Certain Transactions."

     For 1996, Jack H. Castle, Jr. receives a base salary of $300,000 plus a guaranteed bonus of $200,000. Seth L. Miller, President and Chief Operating Officer, joined the Company in April 1996 and receives a base annual salary of $175,000. John M. Slack, Vice President and Chief Financial Officer, joined the Company in December 1995, and receives a base annual salary of $120,000. Dr. Castle receives an annual payment of $100,000 for the performance of certain services pursuant to the Management Services Agreement between the Company and Jack H. Castle, D.D.S., P.C. See "Certain Transactions." Messrs. Miller and Slack have also been granted stock options under the Company's Omnibus Stock and Incentive Plan. See "-- Stock Option Plans."

     SUMMARY COMPENSATION. The following table sets forth the total compensation paid or accrued by the Company for services rendered during the years ended December 31, 1993, 1994 and 1995, to the Company's Chief Executive Officer and other officers whose total 1995 salary and bonus exceeded $100,000 during such year.

                                               ANNUAL
                                          COMPENSATION(1)
                                        --------------------
                                        FISCAL                      ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR       SALARY       COMPENSATION(2)
-------------------------------------   -------   ----------     ---------------
Jack H. Castle, Jr...................     1995    $  401,639       $   219,132
  President and Chief                     1994    $  428,956       $   174,074
  Executive Officer                       1993    $  135,808       $   321,259
Jack H. Castle, D.D.S................     1995    $  327,693       $ 1,795,681
  President of Jack H. Castle,            1994    $  300,033       $ 1,245,532
  D.D.S., P.C.(3)                         1993    $  282,017       $ 1,280,928

------------

(1) The columns for "Bonus," "Long-Term Compensation" and "Other Annual Compensation" have been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each officer listed above is less than 10% of the total annual salary and bonus of such officer.

(2) Prior to the Reorganization, significant operations of the Company were conducted through a subchapter S Corporation. Other compensation primarily represents distributions of profits from such corporation, as well as amounts paid by it and the Company's predecessor for expenses of Jack H. Castle, Jr. and Jack H. Castle, D.D.S.

(3) Compensation paid to Dr. Castle includes amounts paid by Jack H. Castle, D.D.S., Inc., a professional corporation to which the Company provided management services prior to its acquisition by the Company as part of the Reorganization effected in December 1995. See "Unaudited Pro Forma Combined Financial Information" and "Certain Transactions."

     OPTION GRANTS.  The Company did not issue any stock options during 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors did not have a Compensation Committee during 1995. As a result, the Board of Directors, then consisting of Jack H. Castle, Jr., Jack H. Castle, D.D.S. and Loretta Castle, made all decisions concerning executive officer compensation. Loretta Castle is the mother of Jack H. Castle, Jr. and the wife of Jack H. Castle, D.D.S.

     In December 1995, the Company acquired all of the stock of Jack H. Castle, D.D.S., Inc., a professional corporation of which Dr. Castle, a Director of the Company, was the sole owner. In connection with that transaction, the Company paid Dr. Castle $6,000,000 in cash and entered into a Deferred Compensation Agreement with Dr. Castle pursuant to which the Company has agreed to pay Dr. Castle $2,630,000 in 20 quarterly installments beginning March 1996. Proceeds of this offering will be used to discharge the Company's obligations under the Deferred Compensation Agreement. See "Use of Proceeds." In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a Management Services Agreement with Jack H. Castle, D.D.S., P.C., a professional corporation of which Dr. Castle is the sole owner. Pursuant to the Management Services Agreement, Dr. Castle receives an annual payment of $100,000 for services performed in connection therewith.

     The Company is party to a lease agreement with Goforth, Inc., a company owned by Jack H. Castle, Jr., the Company's Chairman and Chief Executive Officer. The lease agreement relates to the Castle Dental Center located at 2101 West Loop South in Houston, Texas, a 6,781 square foot free-standing building. The Company has agreed to pay Goforth, Inc. a minimum guaranteed rental of $12,000 per month through January 2001 and $13,200 per month from January 2001 through January 2006. The Company has also agreed to pay additional rent of approximately $1,600 per month for insurance, taxes and common area maintenance. The Company believes that this lease agreement is on terms no less favorable to the Company than could have been obtained with an independent third party.

     Pursuant to a Registration Rights Agreement dated as of December 18, 1996, the members of the Castle Family and other parties have been granted certain registration rights by the Company with respect to the shares of Common Stock owned by them. See "Description of Capital Stock of the Company_-- Registration Rights," and "Certain Transactions."

STOCK OPTION PLANS

OMNIBUS STOCK AND INCENTIVE PLAN

     In January 1996, the Board of Directors adopted, and the stockholders of the Company approved, the Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan (the "Plan"). The purpose of the Plan is to advance the interests of the Company, by providing for the acquisition of an equity interest in the Company by its key employees, by providing additional incentives and motivation toward superior performance by key employees of the Company, and by enabling the Company to attract and retain the services of key employees on whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent. The aggregate amount of Common Stock with respect to which grants under the Plan may be made may not exceed 1,000,000 shares.

     The Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and shares of restricted stock (collectively, the "Awards"). Following the consummation of this offering, the Plan will be administered by the Compensation Committee. Prior to the formation of the Compensation Committee, the Plan was administered by the Company's full Board of Directors. The Compensation Committee has, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan.

     All of the employees, Directors, consultants and former consultants of the Company or its affiliates are eligible to receive Awards under the Plan. In addition, key employees of entities managed by the Company may receive Awards. Only key employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Compensation Committee. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock). Restricted stock granted under the Plan will have such terms, conditions and restrictions as the Compensation Committee shall determine.

     The exercise price for ISOs granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the Common Stock). The exercise price for nonqualified options granted under the Plan will be at the discretion of the Compensation Committee.

     The Company currently has granted Awards to purchase a total of approximately 380,500 shares of Common Stock under the Plan at prices per share ranging from $5.00 to $6.75, including stock options granted to Seth L. Miller of 50,000 shares and to John M. Slack of 40,000 shares. At or shortly after this offering, the Company anticipates that it will grant options to purchase approximately 200,000 additional shares of Common Stock under the Plan at the initial public offering price. Generally, the outstanding options are, and options to be granted will be, exercisable one year from the date of grant as to 20% of the underlying shares, and as to an additional 20% on each of the next four anniversaries of the date of option grant.

DIRECTORS' STOCK OPTION PLAN

     In August 1996, the Board of Directors adopted the Directors' Plan. The purpose of the Directors' Plan is to encourage ownership of Common Stock by eligible non-employee Directors of the Company and to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company. In addition, the Company believes that the Directors' Plan will further strengthen the identification of directors with the stockholders. The aggregate amount of Common Stock with respect to which grants under the Directors' Plan may be made may not exceed 300,000 shares.

     The Directors' Plan provides for the automatic grant of 25,000 nonqualified stock options (the "Options") to non-employee Directors at the time they become Directors. The Directors' Plan will be administered by the Compensation Committee, which has, subject to the terms of the Directors' Plan, the sole authority to grant Options under the Directors' Plan, to construe and interpret the Directors' Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Directors' Plan.

     All non-employee Directors are eligible to receive Options under the Directors' Plan. Options will be exercisable during a ten-year period from the date of grant of the Options and will vest based upon the number of full years of service a non-employee Director serves on the Board of Directors as follows:
20% after one full year of service, 40% after two full years of service, 60% after three full years of service, 80% after four full years of service and 100% after five full years of service. No option will remain exercisable later than ten years after the date of grant.

     The exercise price for Options granted under the Directors' Plan may be no less than the fair market value of the Common Stock on the date of grant.

     The Company anticipates that prior to or upon the consummation of this offering it will have outstanding Options to purchase a total of approximately 150,000 shares of Common Stock under the Directors' Plan at the initial public offering price.

SECURITYHOLDERS AGREEMENT

     On December 18, 1995, the Company, the Pecks Investors and the Castle Family entered into the Securityholders Agreement (the "Securityholders Agreement") pursuant to which (i) the Castle Family agreed not to sell or otherwise transfer shares of Common Stock to any third party without first offering the Pecks Investors the opportunity to participate in such sale or transfer on a pro rata basis and on the same price and terms as those applicable to the initiating seller and (ii) the Pecks Investors have the right to have one designee nominated to the Board of Directors for so long as 20% of the Series A Convertible Preferred Stock or 20% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock is held by the Pecks Investors. The right of the Pecks Investors to have a designee nominated to the Board of Directors is also provided for in the Securities Purchase Agreement. The provisions regarding Board of Director representation contained in the Securityholders Agreement and the Securities Purchase Agreement will remain in effect after this offering.

401(K) PLAN

     The Company's 401(k) Profit Sharing Plan (the "401(k) Plan") was adopted by the Company effective August 1, 1996. All employees of the Company are eligible to participate in the 401(k) Plan upon the completion of six months of service. Participants may elect to defer receipt of compensation and have such deferred amounts contributed to the 401(k) Plan up to a maximum of 20% of compensation, with a minimum of 1% of compensation. The Company may match contributions made by participants under the 401(k) Plan each year in an amount determined by the Company on a year-to-year basis and makes profit sharing contributions to the 401(k) Plan which are allocated to each participant's account based on the qualifying participant's compensation in relation to the total compensation of all qualifying participants. Participants are fully vested with respect to their contributions, while the Company's contributions are subject to vesting on the following basis: zero for fewer than two years of employment and 20% per year cumulatively for the third through seventh years of employment. Participants may borrow from their accounts under the 401(k) Plan.

                              CERTAIN TRANSACTIONS

     Mr. Kahle, a Director of the Company, is a Managing Director of The GulfStar Group, Inc., which has provided investment banking and advisory services to the Company. In 1995, the Company paid $540,000 in investment banking fees to The GulfStar Group, and issued the GulfStar Warrant for 113,158 shares of Common Stock to GulfStar Investments, Ltd. The Company has paid The GulfStar Group, Inc. for investment banking and financial advisory services provided to the Company in an amount equal to one percent of the total consideration for each of the Company's acquisitions which has been consummated. Through August 22, 1996, The GulfStar Group received approximately $195,000 in investment banking and financial advisory fees from the Company. The Directors of the Company other than Mr. Kahle approve the payments made to The GulfStar Group, Inc. by the Company.

     Mr. Cresci, a Director of the Company, is a Managing Partner of Pecks Management Partners Ltd., the investment advisor to the Pecks Investors, which hold in the aggregate 1,244,737 shares of Series A Convertible Preferred Stock and the Senior Subordinated Notes. Pursuant to the provisions of the Securities Purchase Agreement, for so long as certain ownership thresholds with respect to Series A Convertible Preferred Stock or Common Stock following conversion of Series A Convertible Preferred Stock are maintained, such investors have the contractual right to nominate one member of the Company's Board of Directors. See "Management -- Directors and Executive Officers." At the closing of this offering, all of the shares of Series A Convertible Preferred Stock will be converted into Common Stock and the Senior Subordinated Notes will be paid. See "Use of Proceeds."

     In December 1995, the Company acquired all of the stock of Jack H. Castle, D.D.S., Inc., a professional corporation of which Dr. Castle, a Director of the Company, was the sole owner. In connection with that transaction, the Company paid Dr. Castle $6,000,000 in cash and entered into a Deferred Compensation Agreement with Dr. Castle pursuant to which the Company has agreed to pay Dr. Castle $2,630,000 in 20 quarterly installments beginning March 1996. Proceeds of this offering will be used to discharge the Company's obligations under the Deferred Compensation Agreement. See "Use of Proceeds." In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a Management Services Agreement with Jack H. Castle, D.D.S., P.C., a professional corporation of which Dr. Castle is the sole owner. Pursuant to the Management Services Agreement, Dr. Castle receives an annual payment of $100,000 for services performed in connection therewith.

     The Company has entered into a definitive agreement to acquire certain assets of Jules V. Lane D.D.S. d/b/a American Dental Centers, J.V. Lane Professional Corporation d/b/a American Dental Centers and Lisadent Corp. (collectively, "American Dental Centers") for an aggregate consideration of $20 million in cash and $5 million in shares of Common Stock valued at the initial public offering price. On the consummation of the acquisition of American Dental Centers, the Company has agreed to enter into a three-year employment agreement with Dr. Lane containing noncompetition provisions pursuant to which the Company will pay Dr. Lane an annual salary of $200,000. The Company also has agreed to use its best efforts to nominate and elect Dr. Lane to the Board of Directors of the Company for the longer of three years or the period of time that Dr. Lane remains an employee of the Company on substantially the same terms and conditions as contemplated by his employment agreement. The Company will also enter into a registration rights agreement with Dr. Lane providing Dr. Lane with certain piggyback registration rights with respect to the Common Stock issued in connection with the acquisition. Additionally, at the closing of the New York Acquisition, a professional corporation of which Dr. Lane is the sole shareholder will enter into a Management Services Agreement with the Company. Upon consummation of and as a condition to closing the New York Acquisition, the Company will enter into an arrangement with Dr. Lane for the lease of certain properties in the New York metropolitan area on which affiliated dental practices are located. In addition, the Company will enter into an arrangement with Dr. Lane which will provide for the Company's ongoing relationship with AMLI.

     The Company is party to a lease agreement with Goforth, Inc., a company owned by Jack H. Castle, Jr., the Company's Chairman and Chief Executive Officer. The lease agreement relates to the Castle Dental Center located at 2101 West Loop South in Houston, Texas, a 6,781 square foot free-standing building. The

Company has agreed to pay Goforth, Inc. a minimum guaranteed rental of $12,000 per month through January 2001 and $13,200 per month from January 2001 through January 2006. The Company has also agreed to pay additional rent of approximately $1,600 per month for insurance, taxes and common area maintenance. The Company believes that this lease agreement is on terms no less favorable to the Company than could have been obtained with an independent third party.

     Pursuant to a Registration Rights Agreement dated as of December 18, 1996, the Pecks Investors, GulfStar Investments, Ltd. and the members of the Castle Family have been granted certain registration rights by the Company with respect to the shares of Common Stock owned by them or acquired on conversion of Series A Convertible Preferred Stock and exercise of the GulfStar Warrant. See "Description of Capital Stock of the Company -- Registration Rights."

     Pursuant to the Securityholders Agreement, the Pecks Investors are entitled to certain rights with respect to their shares of capital stock. See
"Management -- Securityholders Agreement."

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth, as of October 15, 1996, certain information regarding the beneficial ownership of shares of Common Stock, before giving effect to this offering and after giving effect to the sale of the Common Stock offered hereby, by each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock, by each director or executive officer of the Company and by all directors and executive officers as a group and by each Selling Stockholder. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security, has or shares the power to dispose of or direct the disposition of such security, or has the right to acquire the security within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. None of the options held by directors or executive officers are exercisable within 60 days of October 15, 1996.

                                          BENEFICIAL OWNERSHIP         NUMBER OF       BENEFICIAL OWNERSHIP
                                           PRIOR TO THE OFFERING         SHARES        AFTER THE OFFERING(1)
          NAME AND ADDRESS OF             -----------------------      TO BE SOLD      ----------------------
            BENEFICIAL OWNER                SHARES       PERCENT     IN THE OFFERING     SHARES      PERCENT
----------------------------------------  -----------    --------    ---------------   -----------   --------
Jack H. Castle, Jr.(2)(3)...............    2,456,000      41.9%         --              2,456,000     21.0%
  1360 Post Oak Boulevard
  Suite 1300
  Houston, Texas 77056
Jack H. Castle, D.D.S.(3)...............    1,742,000      29.7          --              1,742,000     14.9
  1360 Post Oak Boulevard
  Suite 1300
  Houston, Texas 77056
Loretta Castle(3).......................    1,742,000      29.7          500,000         1,242,000     10.6
  1360 Post Oak Boulevard
  Suite 1300
  Houston, Texas 77056
Castle Interests, Ltd.(3)...............    1,028,000      17.6          --              1,028,000      8.8
Pecks Management Partners Ltd.(4).......    1,244,737      21.3          --              1,244,737     10.6
Seth L. Miller..........................      --           --            --                --          --
John M. Slack...........................      --           --            --                --          --
G. Kent Kahle(5)........................      113,158       1.9          --                113,158      1.0
Robert J. Cresci(6).....................    1,244,737      21.3          --              1,244,737     10.6
Jules V. Lane D.D.S.(7).................      --           --            --                500,000      4.3
Elizabeth A. Tilney.....................      --           --            --                --          --
Bannus B. Hudson........................      --           --            --                --          --
Emmett E. Moore(8)......................      --           --            --                --          --
Louis A. Waters(8)......................      --           --            --                --          --
All directors and executive officers as
  a group (11 persons)(9)...............    4,527,895      75.8%         500,000         5,027,895     42.6%

------------

(1) Assumes no exercise of the Underwriters' over-allotment option.

(2) Includes 1,428,000 shares held by the Castle 1995 Gift Trust f/b/o Jack H. Castle, Jr., of which Mr. Castle is Trustee.

(3) Includes 1,028,000 shares of Common Stock owned of record by Castle Interests, Ltd., a Texas limited partnership of which Dr. Castle, Mrs. Castle and Mr. Castle are the three general partners. The general partners of Castle Interests, Ltd. cannot act to vote or dispose of shares of Common Stock held by Castle Interests, Ltd. without the unanimous vote of all of the general partners. Loretta Castle is the wife of Dr. Castle and the mother of Jack H. Castle, Jr.

(4) 838,123, 240,649 and 165,965 of such shares are beneficially owned by Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. and

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

    Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., respectively (the "Pecks Investors"). Pecks Management Partners Ltd., as investment manager for these beneficial owners, has sole investment and voting power with respect to such shares. These shares are represented by 1,244,737 shares of Series A Convertible Preferred Stock which is convertible into 1,244,737 shares of Common Stock. Mr. Cresci, a director of the Company, is a Managing Partner of Pecks Management Partners Ltd. The mailing address for Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, New York 10020. Pecks Management Partners Ltd. disclaims beneficial ownership of such shares. Pecks Management Partners Ltd. has advised the Company that it intends on behalf of the Pecks Investors to convert all of the Series A Convertible Preferred Stock into Common Stock simultaneously with, and conditioned on, the closing of this offering.

(5) Consists entirely of the beneficial ownership of shares of Common Stock issuable on exercise of the GulfStar Warrant. Mr. Kahle is a Managing Director of The GulfStar Group, Inc., an affiliate of GulfStar Investments, Ltd., the holder of the GulfStar Warrant.

(6) Consists entirely of the beneficial ownership of shares of Common Stock issuable on conversion of 1,244,737 shares of Series A Convertible Preferred Stock beneficially owned by the Pecks Investors. Mr. Cresci is a Managing Partner of Pecks Management Partners Ltd. See note 4 above.

(7) Represents shares to be issued in connection with the New York Acquisition. Dr. Lane has agreed to serve as a Director of the Company upon the closing of the New York Acquisition.

(8) Messrs. Moore and Waters have agreed to serve as Directors of the Company upon the closing of this offering.

(9) Includes (i) 1,428,000 shares of Common Stock held by the Castle 1995 Gift Trust f/b/o Jack H. Castle, Jr., (ii) 1,028,000 shares of Common Stock held by Castle Interests, Ltd., (iii) 1,244,737 shares of Common Stock issued on conversion of 1,244,737 shares of Series A Convertible Preferred Stock beneficially owned by the Pecks Investors, (iv) 113,158 shares of Common Stock issuable to GulfStar Investments, Ltd. on exercise of the GulfStar Warrant, and (v) 500,000 shares of Common Stock to be issued to Dr. Lane in connection with the New York Acquisition at an assumed initial public offering price of $10.00.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 35,000,000 shares of capital stock which includes 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock ("Preferred Stock"), 1,244,737 shares of which have been designated Series A Convertible Preferred Stock all of which will be converted into an aggregate of 1,244,737 shares of Common Stock at the closing of this offering.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders, and such holders do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. See "Dividend Policy." All outstanding shares of Common Stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and nonassessable and the holders thereof will have no preferences or conversion, exchange or preemptive rights. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for payment of all of the Company's debts and obligations and liquidation payments to holders of outstanding shares of Preferred Stock, if any.

PREFERRED STOCK

     The Preferred Stock may be issued in one or more series without further stockholder authorization, and the Board of Directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the Preferred Stock, to establish series of Preferred Stock and to fix and determine the variations as among series. The Preferred Stock may be subject to repurchase or redemption by the Company. The Board of Directors, without approval of the holders of the Common Stock, can issue Preferred Stock with voting and conversion rights (including multiple voting rights) which could adversely affect the rights of holders of Common Stock. In addition to having a preference with respect to dividends or liquidation proceeds, the Preferred Stock, if issued, may be entitled to the allocation of capital gains from the sale of the Company's assets. The Company has designated 1,244,737 shares of Preferred Stock as Series A Convertible Preferred Stock, all of which are issued and outstanding and owned by the Pecks Investors. See "Principal and Selling Stockholders."
All of the shares of Series A Convertible Preferred Stock will be converted into an aggregate of 1,244,737 shares of Common Stock at the closing of this offering.

     Although the Company has no present plans to issue any shares of Preferred Stock following the closing of this offering, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Company or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND BYLAWS

GENERAL

     A number of provisions of the Company's Certificate of Incorporation (the "Certificate") and Bylaws concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers to which certain stockholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Company's Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board of Directors to issue Preferred Stock without further stockholder action, also could delay or frustrate the removal of incumbent Directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if a transaction or contest could be favorable to the interests of stockholders, and could potentially depress the market price of the Common Stock. The Board of Directors of the Company believes that these provisions are appropriate to protect the interests of the Company and all of its stockholders. The Board of Directors has no present plans to adopt any other measures or devices which may be deemed to have an "anti-takeover effect."

MEETINGS OF STOCKHOLDERS

     The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the executive committee (if any). The Company's Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT

     The Certificate provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Certificate of the Company provides that Directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company, and further permits the advancing of expenses incurred in defense of claims. The Certificate also contains a provision permitted by Delaware law that generally eliminates the personal liability of Directors for monetary damages for breaches of their fiduciary duty.

AMENDMENT OF THE BYLAWS

     The Bylaws of the Company provide that an amendment or repeal thereof must first be approved by the Board of Directors or by affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

DELAWARE TAKEOVER STATUTE

     The Company is subject to Section 203 of the Delaware General Corporation Law which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

REGISTRATION RIGHTS

     The Company has granted to the Pecks Investors, the Castle Family and GulfStar Investments Ltd. certain registration rights pursuant to a Registration Rights Agreement dated December 18, 1995 (the "Registration Rights
Agreement"). Additionally, the Company has granted certain registration rights in connection with its acquisitions of assets of affiliated dental practices in which a component of the consideration for the acquisition was Common Stock. A total of 5,856,980 shares of Common Stock presently have some form of registration rights. After completion of this offering and upon consummation of the Pending Acquisitions, a total of 6,196,980 shares of Common Stock, assuming an initial public offering price of $10.00, will have some form of registration rights. See "Principal and Selling Stockholders."

     The Registration Rights Agreement grants the Pecks Investors holding at least 50% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock the right to request the registration of all or part of such Common Stock. On receipt of such request, the Company is required to use its best efforts to effect such registration. The Pecks Investors may exercise their right to request registration twice following the consummation of this offering. Additionally, following the consummation of this offering, the Pecks Investors holding at least 20% of the Common Stock issuable on conversion of the Series A Convertible Preferred Stock have the right to request an unlimited number of registrations of all or part of their Common Stock on Form S-3 at such time as the Company is eligible to use such form. All registrations pursuant to the Registration Rights Agreement are undertaken at the Company's expense.

     If the Company proposes to register any of its securities under the Securities Act, either for its own account or the account of holders of Common Stock exercising registration rights, the Company is required to give notice to all parties to whom the Company has granted registration rights and to offer to include any shares of Common Stock owned by such parties in such registration. The exercise of these rights is subject to a number of conditions, including the right of the underwriters of such offering to limit the number of shares included in such registration. In the event the underwriters so limit the number of shares to be included in a registration, any shares requested to be included in such registration by the Pecks Investors, the Castle Family and GulfStar Investments Ltd. shall be included prior to the inclusion of any shares of Common Stock requested to be included by any other party.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is KeyCorp Shareholder Services, Inc.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering and consummation of the Pending Acquisitions (assuming an initial public offering price of $10.00), and giving effect to the conversion of the Series A Convertible Preferred Stock the Company will have 11,696,980 shares of Common Stock outstanding. Up to 139,757 shares of Common Stock are presently issuable on the conversion of two Seller Notes issued by the Company. Of the outstanding shares, the 5,500,000 shares sold in this offering (6,325,000 shares if the Underwriters exercise their over-allotment option in full) will be freely tradable without restriction or limitation under the Securities Act, except to the extent such shares are subject to the agreement with the Underwriters described below, and except for any such shares which may be acquired by an "affiliate" of the Company as that term is defined in Rule 144 ("Affiliate"). The 6,196,980 remaining shares constitute
"restricted securities" within the meaning of Rule 144, and will only be eligible for sale in the open market commencing on the second anniversary of the date such shares were acquired from the Company or an Affiliate, subject to contractual lockup provisions and applicable requirements of Rule 144 and Rule 701 ("Rule 701") described below. Some of such restricted securities, however, are subject to registration rights which may entitle the holder thereof to register such shares for resale under the Securities Act and to sell such shares after the lockup period without regard for the restrictions of Rule 144. The restricted shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act. The Company will also have outstanding the GulfStar Warrant, which is exercisable for 113,158 shares of Common Stock at $5.50 per share, and such shares will be eligible for resale subject to the volume, holding period and certain other limitations of Rule 144 upon their exercise or conversion, as applicable.

     In general, under Rule 144, as currently in effect, if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an Affiliate, then the holder of such restricted securities (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the two year holding period. Under Rule 144(k), if a period of at least three years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an Affiliate, a holder of such restricted securities who is not an Affiliate at the time of the sale and has not been an Affiliate for a least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company, its directors and executive officers and all of the stockholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus, they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, except in the case of the Company, in certain limited circumstances, including issuing up to 2,000,000 shares of Common Stock in connection with acquisitions to parties that agree to be bound by the same restriction on offers and sales. After this offering, sales of substantial amounts of Common Stock by existing stockholders could have an adverse impact on the market price of the Common Stock. No predictions can be made as to the effect, if any, that market sales of shares by existing stockholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time.

     Under the Plan and the Directors' Plan, there is an aggregate of 1,300,000 shares reserved for issuance. As of the date of this Prospectus, options to purchase 330,500 shares have been granted pursuant to the Plan, none of which are currently exercisable. In addition, the Company intends to issue at or shortly following consummation of this offering options to purchase approximately 200,000 shares of Common Stock under the Plan and 150,000 shares of Common Stock under the Directors' Plan (none of which will be immediately exercisable). As soon as practicable following the consummation of the offering, the Company intends to file a registration statement under the Securities Act to register the shares of Common Stock reserved for issuance under the Plan and the Directors' Plan. Shares of Common Stock issued pursuant to the Plan and the Directors' Plan after the effective date of such registration statement will be available for sale in the open market, subject to vesting provisions related to such shares and the Lock-up Period. If the Company does not file such a registration statement during the Lock-up Period, holders of shares issuable upon exercise of options will be able to rely on the exemption from registration under Rule 701. Securities issued in reliance on Rule 701 are restricted securities and at the expiration of the Lock-up Period, may be sold by persons other than affiliates subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its two-year minimum holding period.

     The Securities and Exchange Commission has recently proposed reducing the initial Rule 144 holding period to one year and the Rule 144(k) holding period to two years. There can be no assurance as to when or whether such rule changes will be enacted. If enacted, such modification will have a material effect on the time when certain shares of the Common Stock become eligible for resale.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the Underwriting Agreement dated the date hereof, each Underwriter named below has severally agreed to purchase, and the Company and the Selling Stockholder have agreed to sell to such Underwriter, the respective number of shares of Common Stock set forth opposite the name of such Underwriter below.

                                        NUMBER OF
UNDERWRITER                               SHARES
-------------------------------------   ----------
Smith Barney Inc.....................
Donaldson, Lufkin & Jenrette
  Securities Corporation.............
Southcoast Capital Corporation.......

                                        ----------
     Total...........................    5,500,000
                                        ==========

     The Underwriters are committed to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     The Underwriters, for whom Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Southcoast Capital Corporation are acting as Representatives, propose initially to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not
in excess of $            per share under the public offering price. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $            per share to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed by the Underwriters. The Representatives have informed the Company and the Selling Stockholder that the Underwriters do not expect to confirm sales to accounts over which they exercise discretionary authority.

     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 825,000 shares, of Common Stock at the price to the public set forth on the cover page hereof less underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth opposite each Underwriter's name in the preceding table bears to the total number of shares listed in such table.

     The Company, the Selling Stockholder and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     The Company, its directors and executive officers and all of the stockholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus, they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, except in the case of the Company, in certain limited circumstances, including issuing up to 2,000,000 shares of Common Stock in connection with acquisitions to parties that agree to be bound by the same restrictions on offers and sales.

     Prior to this offering, there has not been any public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in determining the initial public offering price were the history of, and prospects for, the Company's business and the industry in which it competes, an assessment of the Company's management and the present state of the Company's development, its past and present revenues and earnings and the trend of such revenues and earnings, the prospects for the growth of the Company's revenues and earning, the general condition of the securities market at the time of this offering and the market price and earnings of similar securities of comparable companies at the time of this offering.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain legal matters will be passed on for the Underwriters by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

     The combined financial statements and financial statement schedule of Castle Dental Centers, Inc. and the financial statements of the companies acquired by Castle Dental Centers, Inc. for the indicated periods ended December 31, 1993, 1994 and 1995, as detailed in the index beginning on page F-1 included in this Prospectus and appearing elsewhere in this Registration Statement, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the Commission. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees.

    [GRAPHICS: PHOTOGRAPHS DEPICTING INTERIOR AND EXTERIOR OF DENTAL OFFICES
                INCLUDING DENTAL OFFICE PERSONNEL AND PATIENTS.]

================================================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Prospectus Summary...................    3
Risk Factors.........................    8
The Company..........................   16
Use of Proceeds......................   16
Dividend Policy......................   17
Dilution.............................   17
Capitalization.......................   19
Selected Historical and Pro Forma
  Financial Data.....................   20
Unaudited Pro Forma Combined
  Financial Information..............   22
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................   33
Business.............................   40
Management...........................   53
Certain Transactions.................   60
Principal and Selling Stockholders...   62
Description of Capital Stock.........   64
Shares Eligible for Future Sale......   67
Underwriting.........................   69
Legal Matters........................   70
Experts..............................   70
Additional Information...............   70
Index to Combined Financial
  Statements.........................  F-1


  UNTIL                     , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS)
ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                5,500,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                                  ------------
                                   PROSPECTUS
                            , 1996
                                  ------------

                                SMITH BARNEY INC.
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                               SOUTHCOAST CAPITAL
                                   CORPORATION

================================================================================

                     INDEX TO COMBINED FINANCIAL STATEMENTS
                                                                            PAGE
                                                                           -----
CASTLE DENTAL CENTERS, INC
     Report of Independent
      Accountants ..............................................            F-4
     Combined Balance Sheets as of
      December 31, 1994 and 1995 ...............................            F-5
     Combined Statements of
      Operations for the years ended
      December 31,1993, 1994 and
      1995 .....................................................            F-6
     Combined Statements of Changes
      in Stockholders' Equity
      (Deficit) for the years ended
      December 31, 1993, 1994 and
      1995 .....................................................            F-7
     Combined Statements of Cash
      Flows for the years ended
      December 31, 1993, 1994 and
      1995 .....................................................            F-8
     Notes to Combined Financial
      Statements ...............................................            F-9
1ST DENTAL CARE
     Report of Independent
      Accountants ..............................................            F-18
     Combined Balance Sheets as of
      December 31, 1994 and 1995 ...............................            F-19
     Combined Statements of
      Operations for the years ended
      December 31, 1993, 1994 and
      1995 .....................................................            F-20
     Combined Statements of Changes
      in Stockholder's Equity
      (Deficit) for the years ended
      December 31, 1993, 1994 and
      1995 .....................................................            F-21
     Combined Statements of Cash
      Flows for the years ended
      December 31, 1993, 1994 and
      1995 .....................................................            F-22
     Notes to Combined Financial
      Statements ...............................................            F-23
MID-SOUTH DENTAL CENTERS
     Report of Independent
      Accountants ..............................................            F-28
     Balance Sheets as of December
      31, 1994 and 1995 ........................................            F-29
     Statements of Operations for the
      years ended December 31, 1993,
      1994 and 1995 ............................................            F-30
     Statements of Changes in
      Stockholder's Equity for the
      years ended December 31, 1993,
      1994 and 1995 ............................................            F-31
     Statements of Cash Flows for the
      years ended December 31, 1993,
      1994 and 1995 ............................................            F-32
     Notes to Financial Statements .............................            F-33
HORIZON DENTAL CENTERS
     Report of Independent
      Accountants ..............................................            F-38
     Combined Balance Sheet as of
      December 31, 1995 ........................................            F-39
     Combined Statements of
      Operations for the years ended
      December 31, 1994 and 1995 ...............................            F-40
     Combined Statements of Changes
      in Stockholder's Equity
      (Deficit) for the years ended
      December 31, 1994 and 1995 ...............................            F-41
     Combined Statements of Cash
      Flows for the years ended
      December 31, 1994 and 1995 ...............................            F-42
     Notes to Combined Financial
      Statements ...............................................            F-43

                                                                            PAGE
                                                                           -----
AMERICAN DENTAL CENTERS
     Report of Independent
      Accountants ..............................................            F-46
     Combined Balance Sheets as of
      December 31, 1994 and 1995 ...............................            F-47
     Combined Statements of
      Operations for the years ended
       December 31,1993, 1994 and
      1995 .....................................................            F-48
     Combined Statements of Changes
      in Stockholders' Equity
       for the years ended December
      31, 1993, 1994 and 1995 ..................................            F-49
     Combined Statements of Cash
      Flows for the years ended
       December 31, 1993, 1994 and
      1995 .....................................................            F-50
     Notes to Combined Financial
      Statements ...............................................            F-51
UNITED DENTALCARE
     Report of Independent
      Accountants ..............................................            F-55
     Balance Sheet as of December 31,
      1995 .....................................................            F-56
     Statements of Operations for the
      years ended December 31, 1994
      and 1995 .................................................            F-57
     Statements of Changes in
      Stockholders' Equity (Deficit)
       for the years ended December
      31, 1994 and 1995 ........................................            F-58
     Statements of Cash Flows for the
      years ended December 31, 1994
      and 1995 .................................................            F-59
     Notes to Financial Statements .............................            F-60
SOUTHWEST DENTAL ASSOCIATES
     Report of Independent
      Accountants ..............................................            F-64
     Balance Sheet as of December 31,
      1995 .....................................................            F-65
     Statement of Operations for the
      year ended December 31, 1995 .............................            F-66
     Statement of Changes in
      Stockholders' Equity for the
      year ended December 31, 1995 .............................            F-67
     Statement of Cash Flows for the
      year ended December 31, 1995 .............................            F-68
     Notes to Financial Statements .............................            F-69
CASTLE DENTAL CENTERS, INC
     Condensed Consolidated Balance
      Sheets (Unaudited) as of
      December 31, 1995 and June 30,
      1996 .....................................................            F-73
     Condensed Consolidated
      Statements of Operations
      (Unaudited) for the six months
      ended June 30, 1995 and 1996 .............................            F-74
     Consolidated Statements of Cash
      Flows (Unaudited) for the six
      months ended June 30, 1995 and
      1996 .....................................................            F-75
     Notes to Condensed Consolidated
      Financial Statements
      (Unaudited) ..............................................            F-76
1ST DENTAL CARE
     Condensed Combined Balance Sheet
      (Unaudited) as of December 31,
      1995 and April 30, 1996 ..................................            F-80
     Condensed Combined Statements of
      Operations (Unaudited) for the
      four months ended April 30,
      1995 and 1996 ............................................            F-81
     Condensed Combined Statements of
      Cash Flows (Unaudited) for the
      four months ended April 30,
      1995 and 1996 ............................................            F-82
     Notes to Condensed Combined
      Financial Statements .....................................            F-83
MID-SOUTH DENTAL CENTERS
     Condensed Balance Sheet
      (Unaudited) as of December 31,
      1995 and May 31, 1996 ....................................            F-84
     Condensed Statements of
      Operations (Unaudited) for the
      five months ended May 31, 1995
      and 1996 .................................................            F-85
     Condensed Statements of Cash
      Flows (Unaudited) for the five
      months ended May 31, 1995 and
      1996 .....................................................            F-86
     Notes to Condensed Financial
      Statements ...............................................            F-87

                                                                            PAGE
                                                                           -----
HORIZON DENTAL CENTERS
     Condensed Combined Balance
      Sheets (Unaudited) as of
      December 31, 1995, and June 30,
      1996 .....................................................           F-88
     Condensed Combined Statements of
      Operations (Unaudited) for the
      six months ended June 30, 1995
      and 1996 .................................................           F-89
     Condensed Combined Statements of
      Cash Flows (Unaudited) for the
      six months ended June 30, 1995
      and 1996 .................................................           F-90
     Notes to Condensed Combined
      Financial Statements .....................................           F-91
AMERICAN DENTAL CENTERS
     Condensed Combined Balance
      Sheets (Unaudited) as of
      December 31, 1995, and June 30,
      1996 .....................................................           F-92
     Condensed Combined Statements of
      Operations (Unaudited) for the
      six months ended
       June 30, 1995 and 1996 ..................................           F-93
     Condensed Combined Statements of
      Cash Flows (Unaudited) for the
      six months ended
       June 30, 1995 and 1996 ..................................           F-94
     Notes to Condensed Combined
      Financial Statements .....................................           F-95
UNITED DENTALCARE
     Condensed Balance Sheets
      (Unaudited) as of December 31,
      1995, and June 30, 1996 ..................................           F-96
     Condensed Statements of
      Operations (Unaudited) for the
      six months ended June 30, 1995
      and 1996 .................................................           F-97
     Condensed Statements of Cash
      Flows (Unaudited) for the six
      months ended June 30, 1995 and
      1996 .....................................................           F-98
     Notes to Condensed Financial
      Statements ...............................................           F-99
SOUTHWEST DENTAL ASSOCIATES
     Condensed Balance Sheets
      (Unaudited) as of December 31,
      1995, and June 30, 1996 ..................................           F-100
     Condensed Statements of
      Operations (Unaudited) for the
      six months ended June 30, 1995
      and 1996 .................................................           F-101
     Condensed Statements of Cash
      Flows (Unaudited) for the six
      months ended June 30, 1995 and
      1996 .....................................................           F-102
     Notes to Condensed Financial
      Statements ...............................................           F-103
CASTLE DENTAL CENTERS, INC
     Report of Independent
      Accountants on Financial
      Statement Schedule .......................................           S-1
     II--Valuation and Qualifying
      Accounts .................................................           S-2

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Castle Dental Centers, Inc.:

     We have audited the accompanying combined balance sheets of Castle Dental Centers, Inc. as of December 31, 1994 and 1995, and the related combined statements of operations, equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Castle Dental Centers, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
September 3, 1996

                          CASTLE DENTAL CENTERS, INC.
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $      22  $   6,439
     Patient receivables, net of
      allowance for uncollectible
      accounts of $2,596 and $2,437
      in 1994 and 1995,
      respectively...................      2,709      2,710
     Unbilled patient receivables,
      net of allowance for
      uncollectible accounts of $113
      and $228 in 1994 and 1995,
      respectively...................        450        913
     Other current assets............          3         22
                                       ---------  ---------
               Total current
              assets.................      3,184     10,084
Property and equipment, net..........      1,478      1,583
Other assets.........................         49        757
Deferred income taxes................     --            253
                                       ---------  ---------
               Total assets..........  $   4,711  $  12,677
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
              (DEFICIT)
Current liabilities:
     Current portion of long-term
      debt...........................  $     116  $     900
     Current portion of capital lease
      obligations....................        240        140
     Accounts payable and accrued
      liabilities....................      1,562      2,836
     Deferred income taxes...........         54     --
                                       ---------  ---------
               Total current
              liabilities............      1,972      3,876
Long-term debt, net of current
  portion............................         44      9,462
Capital lease obligations, net of
  current portion....................        118         50
Other long-term liabilities..........     --          2,104
Commitments and contingencies
Redeemable preferred stock, $.001 par
  value, 1,244,737 shares authorized,
  issued and outstanding.............     --          2,928
Stockholders' equity (deficit):
Common stock, $.001 par value,
  20,000,000 shares authorized,
  4,000,000 shares issued and
  outstanding, reflecting the effect
  of the Company's reorganization
  retroactively applied..............          4          4
Additional paid-in capital...........          1         94
Retained earnings (accumulated
  deficit)...........................      2,572     (5,841)
                                       ---------  ---------
               Total stockholders'
                 equity (deficit)....      2,577     (5,743)
                                       ---------  ---------
               Total liabilities and
              stockholders' equity
              (deficit)..............  $   4,711  $  12,677
                                       =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                          CASTLE DENTAL CENTERS, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Net patient revenues.................  $  15,053  $  17,083  $  18,257
Expenses:
     Dentists' salaries..............      2,684      2,853      3,345
     Clinical salaries...............      1,529      1,811      1,879
     Dental supplies and laboratory
       fees..........................      1,565      1,907      2,185
     Rental and lease expense........        504        681        836
     Advertising and marketing.......        729      1,062        959
     Depreciation and amortization...        245        309        336
     Other operating expenses........      1,871      2,205      2,260
     General and administrative......      2,927      3,172      3,825
     Compensation to stockholders....      2,020      2,147      5,284
                                       ---------  ---------  ---------
          Total expenses.............     14,074     16,147     20,909
                                       ---------  ---------  ---------
          Operating income (loss)....        979        936     (2,652)
Interest expense.....................        130        112         87
                                       ---------  ---------  ---------
Income (loss) before income taxes....        849        824     (2,739)
Provision (benefit) for income
  taxes..............................         40         43       (325)
                                       ---------  ---------  ---------
Net income (loss)....................  $     809  $     781  $  (2,414)
                                       =========  =========  =========
Net income (loss) per share..........  $     .15  $     .14  $    (.44)
                                       =========  =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net loss would have been as follows
  (unaudited):
     Historical loss before income
       taxes.........................                        $  (2,739)
     Benefit for income taxes........                           (1,041)
                                                             ---------
     Net loss........................                        $  (1,698)
                                                             =========
     Pro forma net loss per share....                        $    (.31)
                                                             =========
Weighted average number of common and
  common equivalent shares
  outstanding........................      5,515      5,515      5,515
                                       =========  =========  =========
If the shares necessary to fund the
  distribution to the owner in
  connection with the Reorganization
  were outstanding for the entire
  period, net income per share and
  weighted average shares outstanding
  would have been as follows:
     Pro forma net income per
       share.........................                        $    (.39)
                                                             =========
     Weighted average number of
       common and common equivalent
       shares outstanding............                            6,115
                                                             =========

     The accompanying notes are an integral part of the combined financial statements.

                          CASTLE DENTAL CENTERS, INC.
        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               RETAINED
                                           COMMON STOCK        ADDITIONAL      EARNINGS      STOCKHOLDERS'
                                       --------------------     PAID-IN      (ACCUMULATED       EQUITY
                                         SHARES      AMOUNT     CAPITAL        DEFICIT)        (DEFICIT)
                                       -----------   ------    ----------    ------------    -------------
Balance, January 1, 1993, as
  restated...........................        2,000    --          $  2         $    985         $   987
     Effect of December 1995
       reorganization, retroactively
       applied.......................    3,998,000    $  4          (1)              (3)         --
     Net income......................                                               809             809
                                       -----------   ------        ---       ------------    -------------
Balance, December 31, 1993...........    4,000,000       4           1            1,791           1,796
     Net income......................                                               781             781
                                       -----------   ------        ---       ------------    -------------
Balance, December 31, 1994...........    4,000,000       4           1            2,572           2,577
     Issuance of common stock and
       distribution to owner in
       connection with
       reorganization................        1,000    --             1           (6,000)         (5,999)
     Cancellation of common stock in
       connection with
       reorganization................       (1,000)   --            (1)               1          --
     Issuance of warrant.............      --         --            93           --                  93
     Net loss........................      --         --         --              (2,414)         (2,414)
                                       -----------   ------        ---       ------------    -------------
Balance, December 31, 1995...........    4,000,000    $  4        $ 94         $ (5,841)        $(5,743)
                                       ===========   ======        ===       ============    =============

     The accompanying notes are an integral part of the combined financial statements.

                          CASTLE DENTAL CENTERS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
Cash flows from operating activities:
     Net income (loss)..................  $     809  $     781  $  (2,414)
     Adjustments:
          Provision for bad debts.......      1,021      1,501      1,399
          Depreciation and
             amortization...............        245        309        336
          Deferred income taxes
             (benefit)..................         26         30       (325)
          Deferred compensation.........     --         --          2,630
          Changes in operating assets
             and liabilities:
               Patient receivables......     (1,215)    (1,848)    (1,285)
               Unbilled patient
                  receivables...........       (275)      (286)      (578)
               Other current assets.....          5         45
               Other assets.............         (5)        (8)       (13)
               Accounts payable and
                  accrued liabilities...        (44)       522        748
                                          ---------  ---------  ---------
                     Net cash provided
                       by operating
                       activities.......        567      1,046        498
                                          ---------  ---------  ---------
Cash flows used in investing
  activities -- capital expenditures....       (442)      (308)      (441)
                                          ---------  ---------  ---------
Cash flows from financing activities:
     Proceeds from debt.................     --             67     10,362
     Repayment of debt..................       (383)      (817)      (328)
     Issuance of redeemable preferred
       stock............................     --         --          3,138
     Distribution to shareholder........     --         --         (6,000)
     Payment of debt and preferred stock
       issuance costs...................     --         --           (812)
                                          ---------  ---------  ---------
                     Net cash provided
                       by (used in)
                       financing
                       activities.......       (383)      (750)     6,360
                                          ---------  ---------  ---------
Net change in cash and cash
  equivalents...........................       (258)       (12)     6,417
Cash and cash equivalents, beginning of
  period................................        292         34         22
                                          ---------  ---------  ---------
Cash and cash equivalents, end of
  period................................  $      34  $      22  $   6,439
                                          =========  =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                          CASTLE DENTAL CENTERS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     Castle Dental Centers, Inc. is a provider of dental and orthodontic services and products that owns and operates dental centers in the Houston, Texas area.

     The combined financial statements reflect the combined operations of Castle Dental Centers, Inc., Jack H. Castle, D.D.S., Inc. ("JCD"), a subchapter S corporation, and of Family Dental Services of Texas, Inc. ("FDS"), a corporation, because these entities were under common control. JCD is a provider of dental and orthodontic services. Prior to December 31, 1995, under the terms of a contractual agreement, FDS provided business operations, financial, marketing and administrative services to JCD. All significant intercompany accounts and transactions have been eliminated in combination.

     Effective December 31, 1995, FDS entered into an agreement and plan of merger with Castle Dental Centers, Inc. both of which are collectively known as Castle Dental Centers (the "Company"). The Company on December 31, 1995, executed a stock purchase agreement, with the sole shareholder of JCD and acquired the outstanding stock for $6,000,000 after which JCD ceased all dental and orthodontic operations.

     Jack H. Castle, D.D.S., P.C., ("JCP"), a professional corporation, was incorporated in December 1995 to provide dental and orthodontic services. JCP commenced operations in January 1996.
     In connection with ICP's commencement of operations, the Company began providing the same services to JCP as those that FDS previously provided to JCD under similar contractual agreements.

     The Company has restated previously reported financial statements to accrue allowances for doubtful accounts, compensation payable and trade accounts payable. These restatements increased net income by $37,000 and $362,000 for 1993 and 1994, respectively, and decreased retained earnings as of January 1, 1993 by $1,635,000. The restatement had no tax effect because the adjustments were related to the subchapter S corporation.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as services are incurred under the terms of contractual agreements with each patient. Approximately 25% of

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) the services are performed in the first month with the remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Accounts receivable consist primarily of receivables from patients, insurers, government programs and other third-party payers for dental services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1994 and 1995 were $490,000. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  DEBT ISSUANCE COSTS

     The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the lives of the related debt.

  INCOME TAXES

     JCD was a subchapter S entity and, accordingly, all federal tax liabilities were the responsibility of the shareholder. The subchapter S election of JCD was automatically terminated when the entity became a wholly-owned subsidiary of the Company; and therefore, became a C-Corporation for federal income tax purposes. Accordingly, a pro forma provision for income taxes is presented as if the entities were taxed as C-corporations during the periods presented.

     Income taxes, including pro forma calculations, are accounted for under the liability method. Under this method, deferred taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect. All federal deferred taxes of JCD were recognized upon becoming a C-Corporation.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of SFAS No. 121 did not have a material impact on its financial position, results of operations or cash flows.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes accounting and reporting standards for stock-based employee compensation plans. The pronouncement is effective for the year ended December 31, 1996, although earlier application regarding reporting disclosure requirements is encouraged. Based on preliminary review, the Company intends to adopt only the reporting disclosure provisions of SFAS No. 123. The Company does not believe implementation of SFAS No. 123 will have a material impact on its financial position, results of operations or cash flows.

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  EARNINGS PER SHARE

     Earnings per share is computed on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Shares outstanding for all periods presented have been retroactively adjusted to reflect the reorganization discussed in Note 2. In accordance with Staff Accounting Bulletin ("SAB") Number 83 of the Securities and Exchange Commission, the common stock equivalents that were issued during the twelve months preceding the planned offering at prices below the expected initial public offering price have been included in the Company's earnings per share computation and treated as if they had been issued at the Company's inception even though they were antidilutive. Additionally, in accordance with SAB Number 55, pro forma earnings per share have been presented for 1995 to reflect issuance of the number of shares that would have been necessary to fund the $6,000,000 distribution to the Company's owner in connection with the Reorganization (at an assumed public offering price of $10.00 per share). Fully diluted earnings per share are not presented because such amounts would be the same as amounts computed for primary earnings per share.

  ADVERTISING

     Costs incurred for advertising are expensed when incurred.

2.  REORGANIZATION AND RELATED TRANSACTIONS:

     In December 1995, the Company completed a reorganization (the "Reorganization") in which it entered into the following borrowing agreements.

      o $3,000,000 revolving credit agreement ("Credit Agreement") to be used for acquisition financing and general corporate purposes. The Credit Agreement bears interest at rates that vary based on the lender's prime rate or the London Interbank offered rate plus applicable margins and expires June 30, 1997. A commitment fee is payable quarterly on the daily average unused amount ranging from .25% to .5% of such amounts. As of December 31, 1995, there was $3,000,000 available under the line of credit.

      o $6,000,000 bank term loan, (the "Term Loan"), which is collateralized by the assets of the Company. Interest is payable quarterly, beginning March 1996 at rates not exceeding the bank's prime rate plus 1% (8.19% at December 31, 1995). Principal payments of $300,000 are payable quarterly, commencing June 15, 1996 through March 15, 2001.

      o $7,500,000 face amount of subordinated notes (the "Subordinated Notes"). The Subordinated Notes are uncollateralized, bear interest at 12% per year and are payable quarterly in arrears. Principal is payable in two installments of $3.75 million on December 18, 2001 and 2002.

     The Company issued 1,244,737 shares of Series A convertible preferred stock, par value $.001 per share (the "Series A Stock") to the buyers of the Subordinated Notes. Each share is convertible into one share of the Company's common stock after giving effect to any antidilutive adjustment as appropriate. The Series A Stock is mandatorily redeemable at the fair market value at the date of redemption at the holder's option either upon receipt of a change of control notice or after December 18, 2001, if no secondary market exists for Series A Stock. The value of the Series A Stock issued ($2.52 per share) has been recorded as a discount on the Subordinated Notes. The Company has the right to call all the shares of the Series A Stock at $.001 per share, upon a completed or anticipated change of control.

     A portion of the proceeds were used to acquire JCD, the acquisition of which has been recorded as a recapitalization and capital distribution to JCD's shareholder because the Company and JCD were under common control. Additionally, the Company issued 4,000,000 shares to the former owner of JCD and certain related parties for no consideration. Accordingly, the Company retroactively applied the shares issued to all historical financial statements as a stock split.

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with the purchase of the stock of JCD, the Company entered into a Deferred Compensation Agreement with the sole shareholder of JCD, who is also director of the Company, pursuant to which the Company has agreed to pay the shareholder $2,630,000 in 20 quarterly installments beginning March 1996. Payments made by the Company pursuant to the Deferred Compensation Agreement are subordinated to the Credit Agreement, the Term Loan and the Subordinated Notes.

     A warrant to purchase 113,158 shares of common stock at an exercise price of $5.50 per share was issued to an investment advisor in connection with the placement of the recapitalization (See Note 9). The warrant is exercisable at any time prior to its expiration date of December 18, 2000. The value of the warrant ($0.82 per share) has been recorded as deferred offering costs of the Subordinated Notes.

     The Company is required to repurchase all outstanding Subordinated Notes in the event of a change in control or if no secondary market exists at December 18, 2001. The Subordinated Notes are subordinate to certain senior indebtedness of the Company. Approximately $695,000 of debt issuance costs, including the value of the warrant, were capitalized in relation to the issuance of the Credit Agreement, Term Loan, and Subordinated Notes. Additionally, approximately $210,000 of issuance cost were charged to the Series A Stock.

     The Credit Agreement, Term Loan, and Subordinated Notes contain customary restrictive covenants which include, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, and require the Company to meet certain financial ratios.

     The Company intends to complete an initial public offering during the fourth quarter of 1996. The proceeds from the offering will be used to repay approximately $7.5 million of the 12% Subordinated Notes and approximately $6.0 million under the term loan. Pro forma loss per share would have been $0.38 for the period ended December 31, 1995 had the offering proceeds been used for retirement of such debt at the beginning of 1995.

3.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts were as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Property and equipment:
     Equipment.......................  $   1,164  $   1,853
     Leasehold improvements..........        425        632
     Furniture and fixtures..........         98         98
     Equipment under capital
       leases........................      1,259        804
                                       ---------  ---------
               Total property and
                  equipment..........      2,946      3,387
     Less accumulated depreciation
       and amortization..............      1,468      1,804
                                       ---------  ---------
               Property and
                  equipment, net.....  $   1,478  $   1,583
                                       =========  =========
Accounts payable and accrued
  liabilities:
     Trade...........................  $     978  $   1,645
     Compensation....................        571        575
     Other...........................         13        616
                                       ---------  ---------
                                       $   1,562  $   2,836
                                       =========  =========

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM DEBT AND LINE OF CREDIT:

     Long-term debt consisted of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Revolving credit loan................  $     160     --
Term loan............................     --      $   6,000
Subordinated Notes...................     --          7,500
                                       ---------  ---------
               Total debt............        160     13,500
Less discount on Subordinated
  Notes..............................     --          3,138
                                       ---------  ---------
Long-term debt, net of discount......        160     10,362
Less current portion.................        116        900
                                       ---------  ---------
               Long-term debt........  $      44  $   9,462
                                       =========  =========

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years subsequent to December 31, 1995 were as follows (in thousands):

1996.................................  $     900
1997.................................      1,200
1998.................................      1,200
1999.................................      1,200
2000.................................      1,200
Thereafter...........................      7,800
                                       ---------
                                       $  13,500
                                       =========

5.  COMMITMENT AND CONTINGENCIES:

  LEASE COMMITMENTS

     Future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

                                        CAPITAL      OPERATING
                                        -------      ---------
1996.................................    $ 157        $   775
1997.................................       23            809
1998.................................       23            619
1999.................................     --              565
2000.................................     --              399
Thereafter...........................     --            1,031
                                        -------      ---------
Total minimum lease obligation.......      203        $ 4,198
                                                     =========
Less amount representing interest....       13
                                        -------
Present value of minimum lease
  obligations........................      190
Less current portion.................      140
                                        -------
Capital lease obligations............    $  50
                                        =======

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

  DENTIST EMPLOYMENT AGREEMENTS AND PROFESSIONAL LIABILITY

     Each affiliated dental practice has entered into a Dentist Employment Agreement with each full time dentist, orthodontist and other dental specialist employed by it. Although the form of contract varies somewhat among practices and among dentists with different specialties, the typical contract provides for a defined compensation arrangement, including performance-based compensation, liquidated damages and a covenant not to compete. Each full-time dentist is required to maintain professional liability insurance, and mandated coverage limits are generally at least $1,000,000 per claim and $1,000,000 in aggregate. In addition, many affiliated dental practices employ part-time dentists. Not all part-time dentists have employment agreements, but all part-time dentists are required to carry professional liability insurance in specified amounts.

6.  INCOME TAXES:

     Significant components of the Company's deferred tax liabilities and assets were as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Deferred tax liabilities:
  Unbilled receivables...............  $      --  $     347
  Loss of Subchapter S status in
     connection with changes in
     corporate form..................         54      1,209
                                       ---------  ---------
             Total deferred tax
                liabilities..........         54      1,556
Deferred tax assets:
  Deferred compensation..............         --       (999)
  Allowances for bad debts...........         --       (828)
                                       ---------  ---------
             Total deferred assets...         --     (1,827)
                                       ---------  ---------
Net deferred tax liabilities
  (assets)...........................         54       (271)
Less current portion.................         54        (18)
                                       ---------  ---------
             Noncurrent..............  $      --  $    (253)
                                       =========  =========

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Significant components of the provision for income taxes were as follows:

                                                DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                          ---        ---     ---------
                                               (IN THOUSANDS)
Current tax provision:
  Federal............................  $      14  $      13  $  --
  State..............................     --         --         --
                                             ---        ---  ---------
     Total current...................         14         13     --
                                             ---        ---  ---------
Deferred tax provision (benefit):
  Federal............................                             (217)
  State..............................         26         30       (108)
                                             ---        ---  ---------
     Total deferred..................         26         30       (325)
                                             ---        ---  ---------
                                       $      40  $      43  $    (325)
                                             ===        ===  =========

     The differences between the statutory federal tax rate and the Company's effective tax rate were as follows:

                                                DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Tax at U.S. statutory rate (34%).....  $     289  $     280  $    (931)
State income taxes, net of federal
  tax................................         26         30        (71)
Income not subject to corporate level
  federal tax........................       (263)      (266)       (83)
Difference due to graduated tax
  rates..............................        (12)       (10)    --
Nondeductible expenses and other.....     --              9         10
Effect of conversion to taxable
  entity.............................     --         --            750
                                       ---------  ---------  ---------
                                       $      40  $      43  $    (325)
                                       =========  =========  =========

7.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                                DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Cash paid during the period for:
     Interest........................  $     111  $     150  $      87
     Income taxes....................         13         14          1
Supplemental disclosure of noncash
  investing and
  financing activities:
     Effect of reorganization on
       capital structure.............     --         --             39
     Issuance of warrant.............     --         --             93

8.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants customers credit in the normal course of business. Procedures are in effect to monitor the creditworthiness of customers and appropriate allowances are made to reduce accounts to their net realizable values.

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and credit agreement approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value based on the Company's current incremental borrowing rates for similar type of borrowing arrangements.

9.  RELATED PARTY TRANSACTIONS:

     The Company entered into a Management Services Agreement with JCP, a professional corporation of which a shareholder is the sole owner. Pursuant to the Management Services Agreement, the Company pays the shareholder $100,000 annually, based on negotiations in connection with the Reorganization (see Note
2), to take such action as is necessary to have the shares of stock of JCP held by a person licensed to practice dentistry in Texas.

     The Company is party to a lease agreement with Goforth, Inc., a company owned by the Company's chairman and chief executive officer (the "Affiliate"). The Company has agreed to pay the Affiliate a minimum guaranteed rental of $12,000 per month through January 2001 and $13,200 per month from January 2001 through January 2006 for rental of a dental center. The Company has also agreed to pay additional rent of approximately $1,600 per month for insurance, taxes and common area maintenance. The Company paid $235,000 under this agreement during 1995.

     A Director of the Company is a Managing Director of The GulfStar Group, Inc., which provides investment banking and advisory services to the Company. In 1995, the Company paid $540,000 in investment banking fees to The GulfStar Group, and issued a warrant for 113,158 shares of Common Stock to GulfStar Investments, Ltd., an affiliate of The GulfStar Group, Inc. (see Note 2). The Company pays The GulfStar Group, Inc. for the ongoing investment banking and financial advisory services provided to the Company in an amount equal to one percent of the total consideration for each of the Company's acquisitions that has been consummated.

     A Director of the Company is a Managing Partner of Pecks Management Partners Ltd., an investment advisor to investors in the Company owning in the aggregate 1,244,737 shares of the Series A Stock and $7.5 million of the Subordinated Notes (see Note 2). Pursuant to the provisions of a Securities Purchase Agreement dated as of December 18, 1995, for so long as certain ownership thresholds with respect to Series A Stock or common stock following conversion of the Series A Stock are maintained, that such investors have the contractual right to nominate one member of the Company's Board of Directors.

10.  SUBSEQUENT EVENTS:

  EMPLOYEE STOCK OPTION PLAN

     In January 1996, the Company adopted the Omnibus Stock and Employee Stock Option Plan (the "Plan"). The aggregate amount of common stock with respect to which grants under the Plan may be made may not exceed 1,000,000 shares. The Plan provides for the grant of incentive stock options ("ISOs") as defined in the Internal Revenue Code of 1986, as amended, nonqualified stock options and shares of restricted stock (collectively, the "Awards").

     All of the employees, directors, consultants and former consultants of the Company or its affiliates are eligible to receive Awards under the Plan. In addition, key employees of entities managed by the Company may receive Awards. Only key employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in

                          CASTLE DENTAL CENTERS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) installments pursuant to a vesting schedule. No option will remain exercisable later than ten years after the date of grant.

     The exercise price for ISOs granted under the Plan may be no less than the fair market value of the common stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the common stock). The exercise price for nonqualified options granted under the Plan will be at the discretion of the Company.

  ACQUISITIONS

     In May 1996, the Company acquired the assets of and entered into long term management agreements with 1st Dental Care, P.A., a dental practice in the Tampa/Clearwater, Florida area, and Mid-South Dental Centers, P.C., a dental practice with dental centers in various locations in Tennessee. In August 1996, the Company increased its dental practices under management in Texas by the acquisition of the assets of Horizon Dental Centers, a dental practice with dental centers in Fort Worth and Austin, Texas. The purchase prices consisted primarily of combinations of cash, common stock and seller debt issued. The Company has entered into definitive agreements to acquire the assets of and enter into a long term management agreement with American Dental Centers, a dental practice in the New York City area, and United Dental Care, a dental practice that operates dental centers in Arkansas, Oklahoma and Louisiana.

  AMENDMENT TO TERM LOAN

     In May 1996, the Company amended the Term Loan, which increased the amount available to $16 million. The additional $10 million is to be utilized to fund acquisitions, which are subject to prior approval by the lender. As of June 30, 1996, the Company had borrowed $3,950,000 of this facility to fund the acquisition of 1st Dental Care in Tampa/Clearwater, Florida and Mid-South Dental Centers in Nashville, Tennessee, discussed above. In August 1996, the Company borrowed an additional $2.1 million under the term loan to fund the acquisition of Horizon Dental Centers in Fort Worth and Austin, Texas, discussed above.

  EMPLOYEE RETIREMENT PLAN

     In August 1996, the Company adopted a profit sharing plan qualified under
Section 401(k) of the Internal Revenue Code of 1986 (the "401(k) Plan"). All employees of the Company are eligible to participate in the 401(k) Plan upon the completion of six months of service. Participants may elect to defer receipt of compensation and have such deferred amounts contributed to the 401(k) Plan up to a maximum of 20% of compensation. The Company may match contributions made by participants under the 401(k) Plan each year in an amount determined by the Company on a year-to-year basis. Participants are fully vested with respect to their contributions, while the Company's contributions are subject to vesting on the following basis: zero for fewer than two years of employment and 20% per year cumulatively for the third through seventh years of employment. Participants may borrow from their accounts under the 401(k) Plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
  1st Dental Care:

     We have audited the accompanying combined balance sheets of 1st Dental Care as of December 31, 1994 and 1995, and the related combined statements of operations, changes in stockholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of 1st Dental Care as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
June 10, 1996

                                1ST DENTAL CARE
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
Current assets:
     Patient receivables, net of
      allowance for uncollectible
      accounts of
       $26 and $21 in 1994 and 1995,
      respectively...................  $     166  $     130
     Unbilled patient receivables,
      net of allowance for
      uncollectible accounts
       of $12 and $19 in 1994 and
      1995, respectively.............         61        107
     Other current assets............         17         25
                                       ---------  ---------
          Total current assets.......        244        262
Property and equipment, net..........      1,272      1,242
Other assets.........................          2         14
                                       ---------  ---------
          Total assets...............  $   1,518  $   1,518
                                       =========  =========


LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
     Current portion of long-term
      debt...........................  $     293  $     236
     Accounts payable and accrued
      expenses.......................        746        747
                                       ---------  ---------
          Total current
            liabilities..............      1,039        983
Deferred revenue.....................         37         28
Long-term debt.......................        593        884
Commitments and contingencies
Common stock.........................          5          5
Additional paid-in capital...........        427        427
Accumulated deficit..................       (583)      (809)
                                       ---------  ---------
          Stockholder's deficit......       (151)      (377)
                                       ---------  ---------
          Total liabilities and
            stockholder's deficit....  $   1,518  $   1,518
                                       =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Net patient revenues.................  $   5,763  $   6,274  $   6,465
                                       ---------  ---------  ---------
Expenses:
     Dentists' salaries..............      1,048      1,243      1,221
     Clinical salaries...............      1,919      2,031      2,086
     Dental supplies and laboratory
       fees..........................        446        463        511
     Rental and lease expense........        326        339        373
     Advertising and marketing.......        165        156        163
     Depreciation and amortization...        176        199        236
     Other operating expenses........        359        417        392
     General and administrative......        954      1,126      1,040
                                       ---------  ---------  ---------
          Total expenses.............      5,393      5,974      6,022
                                       ---------  ---------  ---------
          Operating income...........        370        300        443
Loss on sale of property and
  equipment..........................     --         --             95
Interest expense.....................         48         83        106
                                       ---------  ---------  ---------
Income before extraordinary item.....        322        217        242
Extraordinary gain on extinguishment
of debt..............................     --         --            112
                                       ---------  ---------  ---------
Net income...........................  $     322  $     217  $     354
                                       =========  =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net income would have been as
  follows (unaudited):
     Historical income before income
       taxes and extraordinary
       gain..........................                        $     242
     Provision for income taxes......                               90
                                                             ---------
     Net income before extraordinary
       gain..........................                              152
     Extraordinary gain, net of tax
       effect of $41.................                               71
                                                             ---------
     Net income......................                        $     223
                                                             =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                  ADDITIONAL                     TOTAL
                                        COMMON     PAID-IN      ACCUMULATED     EQUITY
                                        STOCK      CAPITAL        DEFICIT      (DEFICIT)
                                        ------    ----------    -----------    ---------
Balance at January 1, 1993...........    $  5       $  427        $  (159)      $   273
     Distribution to shareholders....    --          --              (599)         (599)
     Net income......................    --          --               322           322
                                        ------    ----------    -----------    ---------
Balance at December 31, 1993.........       5          427           (436)           (4)
     Distribution to shareholders....    --          --              (364)         (364)
     Net income......................    --          --               217           217
                                        ------    ----------    -----------    ---------
Balance at December 31, 1994.........       5          427           (583)         (151)
     Distribution to shareholders....    --          --              (580)         (580)
     Net income......................    --          --               354           354
                                        ------    ----------    -----------    ---------
Balance at December 31, 1995.........    $  5       $  427        $  (809)      $  (377)
                                        ======    ==========    ===========    =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
Cash flows from operating activities:
     Net income.........................  $     322  $     217  $     354
     Adjustments:
          Provision for bad debts                18         44          8
          Depreciation and
              amortization..............        176        199        236
          Losses on disposition and
              impairment of property and
             equipment..................     --         --             95
          Extraordinary gain on
              extinguishment of debt....     --         --           (112)
          Changes in operating assets
              and liabilities:
               Patient receivables......        (62)        18         35
               Unbilled patient
                   receivables..........         15         10        (53)
               Other current assets.....         19         (6)        (8)
               Other assets.............         20         (7)        (6)
               Accounts payable and
                   accrued
                   liabilities..........        182         86          1
               Other liabilities........     --            (24)        (9)
                                          ---------  ---------  ---------
                     Net cash provided
                        by operating
                        activities......        690        537        541
                                          ---------  ---------  ---------
Cash flows used in investing
  activities -- capital expenditures....       (187)      (161)      (307)
                                          ---------  ---------  ---------
Cash flows from financing activities:
     Proceeds from debt.................        470        300        532
     Repayment of debt..................       (346)      (340)      (186)
     Distribution to owners.............       (599)      (364)      (580)
                                          ---------  ---------  ---------
                     Net cash used in
                        financing
                        activities......       (475)      (404)      (234)
                                          ---------  ---------  ---------
Net change in cash and cash
  equivalents...........................         28        (28)    --
Cash and cash equivalents, beginning of
  period................................     --             28     --
                                          ---------  ---------  ---------
Cash and cash equivalents, end of
  period................................  $      28  $      --  $      --
                                          =========  =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                                1ST DENTAL CARE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     1st Dental Care (the "Company") is a provider of dental and orthodontics services and products that owns the assets of and provides management services to dental and orthodontic centers in northwest and west Florida. The combined financial statements for 1995 reflect the operations of Lester B. Greenberg, D.D.S., P.A., 1st Dental Care Inc. and M&B Dental Lab because all entities are under common control. The combined financial statements for 1993 and 1994 reflect the combined operations of the following corporations because these entities were under common control:

Bayonett Point Inc.          Holiday Inc.              Timber Pines
Boot Ranch Inc.              Lakewood Inc.             Town and Country
Crystal River Inc.           Largo Mall Inc.           First Dental Management
Carrollwood Inc.             Port Richey Inc.          First Dental P.A.
East Bay Inc.                Sear Town                 M & B Dental Lab
                             Seven Hills

     These corporations were dissolved and merged into the corporations included in the 1995 financial statements. All significant intercompany accounts and transactions have been eliminated in combination.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as services are incurred under the terms of contractual agreements with each patient. Approximately 25% of the services are performed in the first month with the remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1994 and 1995 were approximately $314,000. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  DEBT ISSUANCE COSTS

     The costs related to the issuance of debt are capitalized and amortized to interest expense using the effective interest method over the life of the related debt.

  INCOME TAXES

     The Companies are Subchapter S entities and, accordingly, all federal and state tax liabilities are the responsibility of the shareholder.

     Income taxes for the pro forma calculations are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  ADVERTISING

     Advertising costs are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
Of" which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of SFAS No. 121 did not have a material impact on its financial position, results of operations or cash flows.

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Property and equipment:
     Equipment and vehicles..........  $   1,225  $   1,356
     Leasehold improvements..........        465        450
     Furniture and fixtures..........        254        210
     Buildings, land and
       improvements..................        516        524
                                       ---------  ---------
          Total property and
             equipment...............      2,460      2,540
     Less accumulated depreciation
       and amortization..............      1,188      1,298
                                       ---------  ---------
          Property and equipment,
             net.....................  $   1,272  $   1,242
                                       =========  =========
Accounts payable and accrued
liabilities:
     Trade...........................  $     465  $     440
     Compensation....................        170        257
     Affiliate.......................         75         23
     Other...........................         36         27
                                       ---------  ---------
                                       $     746  $     747
                                       =========  =========

3.  LONG-TERM DEBT AND LINE OF CREDIT:

     Long-term debt consisted of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Revolving credit loan................  $  --      $     201
Term loans...........................        886        919
                                       ---------  ---------
          Total debt.................        886      1,120
Less current portion.................        293        236
                                       ---------  ---------
          Total long-term debt.......  $     593  $     884
                                       =========  =========

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996.................................  $     236
1997.................................        228
1998.................................        179
1999.................................         81
2000.................................        113
Thereafter...........................        283
                                       ---------
                                       $   1,120
                                       =========

     In August 1995, the Company entered into a collateralized revolving credit agreement for $400,000 to be used for the renovation of and purchase of equipment for a new clinical facility. All advances under this credit facility bear interest at the rate of 2.5% above the prime rate (8.25% at December 31, 1995). At

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
December 31, 1995, the outstanding balance of this credit facility was $201,000. The line of credit is payable on demand and is renewable annually with advances amortized over a five year period. The credit agreement contains customary restrictive covenants that include, but are not limited to, requiring the Company to meet certain financial ratios. The Company was in compliance with all loan covenants to which it was subject as of December 31, 1995.

     At December 31, 1995, the Company had several term loans payable to various banks for a total principal balance of $794,000. These loans are collateralized by the assets of the Company and have fixed interest rates ranging from 7.58% to 11.00% per year. All notes are payable in monthly installments through March 2001. In addition, the Company has a term loan collateralized by the personal assets of the shareholders with a balance of $125,000 at December 31, 1995. The note bears interest at a fixed rate of 16% per year and is payable in monthly installments of principal and interest of $6,400 through January 1997.

     In March 1995, the Company paid a note payable to a bank. The note was in held in receivership and extinguishment of this debt resulted in a gain of $112,000, which has been reflected in the Company's statement of operations as an extraordinary gain.

4.  COMMITMENTS AND CONTINGENCIES:

  LEASE COMMITMENTS

     Future minimum lease payments under noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

                                           OPERATING
                                           ----------
1996....................................     $  418
1997....................................        349
1998....................................        248
1999....................................        137
2000....................................         83
Thereafter..............................         44
                                           ----------
Total minimum obligation................     $1,279
                                           ==========

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5.  INCOME TAXES:

     The differences between the statutory federal tax rate and the Company's effective tax rate were as follows:

                                                   DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
                                                  (IN THOUSANDS)
Tax at U.S. statutory rate (34%)........  $     109  $      74  $     120
State income taxes, net of federal
  tax...................................          6          4         11
Income not subject to corporate level
  federal tax...........................       (115)       (78)      (131)
                                          ---------  ---------  ---------
                                          $      --  $      --  $      --
                                          =========  =========  =========

                                1ST DENTAL CARE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                                   DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
                                                  (IN THOUSANDS)
Cash paid during the period for:
     Interest...........................  $      48  $      83  $     106
                                          =========  =========  =========

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

     The carrying value of the Company's revolving credit agreement approximates fair value because the rate on such agreement is variable, based on current market.

8.  SUBSEQUENT EVENTS:

     On March 31, 1996, the Company closed a facility due to ongoing operating losses. It is not management's intent to reopen this facility. The Company wrote off certain assets associated with this facility in 1995. For the period ended December 31, 1995, the Company recognized a loss of $41,000.

     The assets of the Company were acquired by Castle Dental Centers of Florida in May 1996.

9.  RELATED PARTY TRANSACTIONS:

     The Company purchases dental supplies from an affiliated company wholly-owned by the company's stockholder. For the years ended 1993 and 1994, the Company purchased $120,000 of dental supplies from this affiliate and none in fiscal year ended 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Mid-South Dental Centers P.C.:

     We have audited the accompanying balance sheets of Mid-South Dental Centers as of December 31, 1994 and 1995, and the related combined statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-South Dental Centers as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
June 10, 1996

                            MID-SOUTH DENTAL CENTERS
                                 BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $      52  $     166
     Patient receivables, net of
      allowance for uncollectible
      accounts of $28
       and $108 in 1994 and 1995,
      respectively...................        247        281
     Unbilled patient receivables,
      net of allowance for
      uncollectible accounts
       of $9 and $12 in 1994 and
      1995, respectively.............         50         66
     Notes receivable shareholder....         84     --
     Other current assets............         14         12
                                       ---------  ---------
               Total current
              assets.................        447        525
Property and equipment, net..........        504        510
Other assets.........................         20         14
                                       ---------  ---------
               Total assets..........  $     971  $   1,049
                                       =========  =========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current portion of long-term
      debt...........................  $      50  $      99
     Current portion of capital lease
      obligations....................        118         98
     Accounts payable and accrued
      expenses.......................        240        209
                                       ---------  ---------
               Total current
              liabilities............        408        406
Long-term debt, net of current
  portion............................        254        399
Capital lease obligations, net of
  current portion....................        123        112
Commitments and contingencies
Common stock, $1 par value, 1,000
  shares authorized, 1,000 shares
  issued
  and outstanding....................          1          1
Additional paid-in capital...........          4          4
Retained earnings....................        181        127
                                       ---------  ---------
               Stockholder's
                 equity..............        186        132
                                       ---------  ---------
               Total liabilities and
                 stockholder's
                 equity..............  $     971  $   1,049
                                       =========  =========

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Net patient revenues.................  $   4,290  $   4,871  $   5,435
                                       ---------  ---------  ---------
Expenses:
  Dentists' salaries.................        710        844        920
  Clinical salaries..................      1,606      1,818      2,063
  Dental supplies and laboratory
     fees............................        520        642        732
  Rental and lease expense...........        283        293        321
  Advertising and marketing..........        149        163        178
  Depreciation and amortization......        124        121        149
  Other operating expenses...........        147        147        210
  General and administrative.........        317        367        394
  Compensation to stockholder........        270        312        457
                                       ---------  ---------  ---------
       Total expenses................      4,126      4,707      5,424
                                       ---------  ---------  ---------
       Operating income..............        164        164         11
Interest expense.....................         20         32         65
                                       ---------  ---------  ---------
Net income (loss)....................  $     144  $     132  $     (54)
                                       =========  =========  =========
If all of the Company's operations
  had been subject to income
  taxes, net loss would have been as
  follows (unaudited):
  Historical loss before income
     taxes...........................                        $     (54)
  Benefit for income taxes...........                              (20)
                                                             ---------
  Pro forma net loss.................                        $     (34)
                                                             =========

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK        ADDITIONAL
                                        -----------------      PAID-IN       RETAINED     TOTAL
                                        SHARES     AMOUNT      CAPITAL       EARNINGS     EQUITY
                                        ------     ------     ----------     --------     ------
Balance at January 1, 1993...........    1,000      $  1         $  4         $    1      $   6
  Net income.........................     --        --          --               144        144
                                                                   --
                                        ------     ------                    --------     ------
Balance at December 31, 1993.........    1,000         1            4            145        150
  Distribution to shareholder........     --        --          --               (96)       (96 )
  Net income.........................     --        --          --               132        132
                                                                   --
                                        ------     ------                    --------     ------
Balance at December 31, 1994.........    1,000         1            4            181        186
  Net loss...........................     --        --          --               (54)       (54 )
                                                                   --
                                        ------     ------                    --------     ------
Balance at December 31, 1995.........    1,000      $  1         $  4         $  127      $ 132
                                        ======     ======          ==        ========     ======

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
Cash flows from operating activities:
     Net income (loss)..................  $     144  $     132  $     (54)
     Adjustments:
          Provision for bad debts.......         12         36         86
          Depreciation and
              amortization..............        124        121        149
          Changes in operating assets
              and liabilities:
               Patient receivables......        (56)      (103)      (117)
               Unbilled patient
                   receivables..........                   (59)       (19)
               Other current assets.....         13        (14)         2
               Other assets.............          2         (1)         7
               Accounts payable and
                   accrued
                   liabilities..........        (16)       (42)       (31)
                                          ---------  ---------  ---------
                     Net cash provided
                        by operating
                        activities......        223         70         23
                                          ---------  ---------  ---------
Cash flows used in investing
  activities -- capital expenditures....        (31)       (30)       (56)
                                          ---------  ---------  ---------
Cash flows from financing activities:
     Proceeds from debt.................     --            313        256
     Repayment of debt..................       (126)       (44)       (83)
     Repayment of capital leases........        (66)       (77)      (110)
     Distributions to stockholder.......     --            (96)    --
     Notes receivable stockholder.......     --            (84)        84
                                          ---------  ---------  ---------
                     Net cash provided
                        by (used in)
                        financing
                        activities......       (192)        12        147
                                          ---------  ---------  ---------
Net change in cash and cash
  equivalents...........................         --         52        114
Cash and cash equivalents at beginning
  of period.............................         --         --         52
                                          ---------  ---------  ---------
Cash and cash equivalents, at end of
  period................................  $      --  $      52  $     166
                                          =========  =========  =========

    The accompanying notes are an integral part of the financial statements.

                            MID-SOUTH DENTAL CENTERS
                         NOTES TO FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     Mid-South Dental Centers (the "Company") is a provider of dental and orthodontics services and products that owns and operates dental centers in the Nashville and Chattanooga, Tennessee areas.

     The statements reflect the operations of Mid-South Dental Centers P.C.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as cost of services are incurred under the terms of contractual agreements with each patient. Approximately 25% of services are performed in the first month with the remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1994 and 1995 were approximately $376,000. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  DEBT ISSUANCE COSTS

     The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the lives of the related debt.

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company is a Subchapter S entity and, accordingly, all federal and state tax liabilities are the responsibility of the shareholder.

     Income taxes, including pro forma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  ADVERTISING

     Costs incurred for advertising are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
Of" which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Property and equipment:
     Equipment.......................  $     892  $   1,026
     Leasehold improvements..........        301        313
     Furniture and fixtures..........         93        101
                                       ---------  ---------
          Total property and
          equipment..................      1,286      1,440
     Less accumulated depreciation
     and amortization................        782        930
                                       ---------  ---------
          Net property and
          equipment..................  $     504  $     510
                                       =========  =========

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Accounts payable and accrued
liabilities:
     Trade...........................  $     178  $     134
     Accrued liabilities.............         62         75
                                       ---------  ---------
                                       $     240  $     209
                                       =========  =========

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Term loans...........................  $     304  $     498
Less current portion.................         50         99
                                       ---------  ---------
          Total long-term debt.......  $     254  $     399
                                       =========  =========

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996....................................  $      99
1997....................................        112
1998....................................        112
1999....................................        123
2000....................................         52
                                          ---------
                                          $     498
                                          =========

     In December 1994, the Company entered into a term loan payable for $300,000. Principal and interest are payable in monthly installments of $6,000 (including interest) through November 1999, at which time all unpaid principal together with accrued but unpaid interest shall be due and payable in full. The note accrues interest at a rate of 9.2% per year and is collateralized by certain equipment of the Company.

     In December of 1995, the Company entered into a term loan for approximately $78,000 collateralized by certain equipment of the Company. The note accrues interest at a rate of 8.2% per year with principal and interest payments due monthly through November 2000.

     Also in December 1995, the Company entered into a term loan for approximately $157,000 collateralized by the personal guaranty of the owner of the Company. The note accrues interest at a rate of 9.7% per year with principal and interest payments of $3,000 due monthly through November 2000.

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  COMMITMENTS AND CONTINGENCIES:

  LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under capital and operating leases. Future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

                                           CAPITAL     OPERATING
                                           --------    ----------
1996....................................    $  109       $  252
1997....................................        72          232
1998....................................        25          226
1999....................................        25          211
2000....................................         9          164
Thereafter..............................     --             330
                                           --------    ----------
Total minimum lease obligations.........       240       $1,415
                                                       ==========
Less amount representing interest.......        30
                                           --------
Present value of minimum lease
  obligations...........................       210
     Less current portion...............        98
                                           --------
Long-term capital lease obligations.....    $  112
                                           ========

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5.  INCOME TAXES:

     The differences between the federal tax rate and the Company's effective tax rate at December 31 were as follows:

                                            1993       1994       1995
                                          ---------  ---------  ---------
Tax at U.S. statutory rate (34%)........  $      49  $      45  $     (18)
State income taxes, net of federal
  tax...................................          4          4         (2)
Income not subject to corporate level
  federal tax...........................        (53)       (49)        20
                                          ---------  ---------  ---------
                                          $      --  $      --  $      --
                                          =========  =========  =========

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
Cash paid during the period for
  interest..............................  $      20  $      32  $      65
Noncash transactions -- capital lease
  obligations...........................  $      73  $     206  $     100

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the

                            MID-SOUTH DENTAL CENTERS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

     The carrying value of the Company's revolving credit agreement approximates fair value because the rate on such agreement is variable, based on current market.

8.  SUBSEQUENT EVENT:

     The assets of the Company were acquired by Castle Dental Centers of Tennessee in May, 1996.

9.  RELATED PARTY TRANSACTIONS:

     The Company leased certain assets from the owner of the Company. Lease expense related to these assets for each of the years ended 1993, 1994, and 1995 was approximately $44,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
  Horizon Dental Centers:

     We have audited the accompanying combined balance sheet of Horizon Dental Centers as of December 31, 1995, and the related combined statements of operations, changes in stockholder's equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Horizon Dental Centers as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         COOPERS & LYBRAND
L.L.P.

Houston, Texas
August 15, 1996

                             HORIZON DENTAL CENTERS
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                        DECEMBER 31,
                                            1995
                                        ------------
               ASSETS
Current assets:
     Cash and cash equivalents.......      $   50
     Patient receivables.............         160
     Other current assets............           4
                                        ------------
          Total current assets.......         214
     Property and equipment, net.....          26
     Receivable from affiliate.......         809
                                        ------------
          Total assets...............      $1,049
                                        ============
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
     Current portion of long-term
     debt............................      $  458
     Accounts payable and accrued
     liabilities.....................           6
                                        ------------
          Total current
        liabilities..................         464
Long-term debt.......................         659
Commitments and contingencies
Common stock.........................          10
Accumulated deficit..................         (84)
                                        ------------
          Total liabilities and
        stockholder's deficit........      $1,049
                                        ============

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                       YEAR ENDED DECEMBER
                                               31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Net patient revenues.................  $   5,652  $   5,430
                                       ---------  ---------
Expenses:
  Professional fees and clinic
     expenses........................      3,006      3,012
  Dental supplies and laboratory
     fees............................        124        132
  Affiliate management fee...........      1,694      1,249
  Rent expense.......................        615        520
  Advertising and marketing..........        264        162
  General and administrative.........        106        110
  Other operating expenses...........         58         58
                                       ---------  ---------
       Total expenses................      5,867      5,243
                                       ---------  ---------
       Operating income (loss).......       (215)       187
                                       ---------  ---------
Interest expense.....................         37         44
                                       ---------  ---------
Net income (loss)....................  $    (252) $     143
                                       =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net income would have been as
  follows (unaudited):
  Historical income before income
     taxes...........................             $     143
  Provision for income taxes.........                    54
                                                  ---------
  Net income.........................             $      89
                                                  =========

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                      RETAINED
                                                      EARNINGS
                                        COMMON      (ACCUMULATED
                                        STOCK         DEFICIT)
                                        ------      ------------
Balance, January 1, 1994.............    $  9          $   25
     Stock issued....................       1          --
     Net loss........................    --              (252)
                                        ------      ------------
Balance, December 31, 1994...........      10            (227)
     Net income......................    --               143
                                        ------      ------------
Balance, December 31, 1995...........    $ 10          $  (84)
                                        ======      ============

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Cash flows from operating activities:
  Net income (loss)..................  $    (252) $     143
  Adjustments:
     Depreciation and amortization...          2          2
     Changes in operating assets and
     liabilities:
       Patient receivables...........        (22)        10
       Other current assets..........         (5)         4
       Accounts payable and accrued
        liabilities..................         (5)    --
                                       ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............       (282)       159
                                       ---------  ---------
Cash flows used in investing
  activities -- capital
  expenditures.......................        (20)        (9)
                                       ---------  ---------
Cash flows from financing activities:
  Proceeds from debt.................        577        351
  Repayment of debt..................       (276)      (453)
                                       ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............        301       (102)
                                       ---------  ---------
Net change in cash and cash
  equivalents........................         (1)        48
Cash and cash equivalents, beginning
  of period..........................          3          2
                                       ---------  ---------
Cash and cash equivalents, end of
period...............................  $       2  $      50
                                       =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                             HORIZON DENTAL CENTERS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     Horizon Dental Centers (the "Company") is a provider of dental services and products that operates dental practices in central and north Texas. The combined financial statements for 1994 and 1995 reflect the operations of the following corporations because these entities were under common control:

                                           FEDERAL INCOME
            NAME OF COMPANY                  TAX STATUS
----------------------------------------   ---------------
CA Dental Services, PC..................   S Corp.
NA Dental Services, PC..................   S Corp.
SCA Dental Services, PC.................   S Corp.
SA Dental Services, PC..................   S Corp.
EFW Dental Services, PC.................   C Corp.
NEFW Dental Services, PC................   C Corp.
HDC Dental Services, PC.................   C Corp.
MIDCITIES Services, PC..................   C Corp.
West Fort Worth Dental Services, PC.....   C Corp.
Austin Periodontist Assoc., Inc.........   C Corp.

     All significant intercompany accounts and transactions have been eliminated in combination.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Accounts receivable consist primarily of receivables from patients, insurers, and other third-party payers for dental services provided by dentists. Such amounts are reduced by an allowance for uncollectible accounts based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to seven years. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

                             HORIZON DENTAL CENTERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     All federal and state income tax liabilities are the responsibility of the shareholder for the Companies that are Subchapter S Corporations.

     The Subchapter C Corporations utilize the liability method for income taxes. Under this method, deferred taxes are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates currently in effect when the differences reverse.

  ADVERTISING

     Advertising costs are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of SFAS No. 121 did not have a material impact on its financial position, results of operations or cash flows.

2.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                         DECEMBER 31,
                                             1995
                                        --------------
                                        (IN THOUSANDS)
Notes payable........................       $1,117
Less current portion.................          458
                                        --------------
          Total long-term debt.......       $  659
                                        ==============

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996.................................  $     458
1997.................................        446
1998.................................        213
                                       ---------
                                       $   1,117
                                       =========

     The Company has various fixed rate commercial promissory notes outstanding, that are collateralized by assets used in the Company's operations. The assets have been sold to Consolidated Industries Inc., an entity owned by the stockholder. The Company recorded a receivable from this affiliate. The promissory notes are payable in monthly installments of principal and interest ranging from $8,000 to $9,000 and have varying maturity dates through 1998. Interest rates on these notes vary at rates ranging from 17% to 21% per year. The affiliate makes payments of principal and interest on this debt, the principal payments are reflected as a reduction of the receivable and the debt. The interest cost is borne by the affiliate and incorporated into the management fees paid by the Company (see Note 6).

                             HORIZON DENTAL CENTERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  COMMITMENT AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

4.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the credit worthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

5.  AFFILIATE MANAGEMENT AGREEMENT:

     The Company has entered into a management agreement with Consolidated Industries Inc., an entity owned by the Company's stockholder. Under the agreement Consolidated provides services to the Company for a fixed fee. These services include consultation and management services and the use of office equipment and facilities. Fees paid to the affiliate were $1,694,000 and $1,249,000 for 1994 and 1995, respectively.

6.  PROFESSIONAL FEE AND CLINICAL AGREEMENT:

     The Company has entered into professional and clinical agreements with various professional corporations. The agreements are for services to be provided to the Company for daily services of dentists, clinical support, and daily management of each facility. Such fees incurred under these agreements were $3,006,000 and $3,012,000 for 1994 and 1995, respectively.

7.  SUBSEQUENT EVENTS:

     Castle Dental Centers of Texas acquired certain assets and stock of the entities described in Note 1 during August 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of Jules V. Lane, Professional Corporation, and Lisadent Corp. and the owner of Jules V. Lane, D.D.S.:

     We have audited the accompanying combined balance sheets of American Dental Centers as of December 31, 1994 and 1995, and the related combined statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of American Dental Centers as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         COOPERS & LYBRAND
L.L.P.

Houston, Texas
September 3, 1996

                            AMERICAN DENTAL CENTERS
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                           DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $   1,049  $     401
     Investments in marketable
      securities.....................        930      1,567
     Accounts receivable, net of
      allowance for doubtful accounts
      of
       $2,106 and $2,158 in 1994 and
      1995, respectively.............      2,443      1,291
     Inventory.......................        102        128
                                       ---------  ---------
          Total current assets.......      4,524      3,387
Property and equipment, net..........        975        706
Other assets.........................         12         12
                                       ---------  ---------
          Total assets...............  $   5,511  $   4,105
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued
      liabilities....................  $     517  $     480
                                       ---------  ---------
          Total current
            liabilities..............        517        480
Commitments and contingencies
Common Stock:
     Jules V. Lane, Professional
      Corporation, no par, 200 shares
      authorized, 100 shares issued
      and outstanding................         20         20
     Lisadent, Corp. no par, 200
      authorized, 200 issued and
      outstanding....................          1          1
Additional paid-in capital...........         11         11
Retained earnings....................      4,962      3,593
                                       ---------  ---------
          Stockholders' equity.......      4,994      3,625
                                       ---------  ---------
          Total liabilities and
            stockholders' equity.....  $   5,511  $   4,105
                                       =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                            AMERICAN DENTAL CENTERS
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Net patient revenues.................  $  16,275  $  16,386  $  15,291
Expenses:
     Dentists' fees..................      3,580      3,655      3,684
     Clinical salaries...............      4,422      5,049      4,829
     Dental supplies and laboratory
       fees..........................      1,368      1,736      1,563
     Rental and lease expense........        863        773        755
     Advertising and marketing.......         55         38        179
     Depreciation and amortization...        362        348        370
     Other operating expenses........        892        942        911
     General and administrative......      1,235      1,027        919
     Compensation to stockholders....      2,321      2,434      2,164
                                       ---------  ---------  ---------
          Total expenses.............     15,098     16,002     15,374
                                       ---------  ---------  ---------
Net income (loss)....................  $   1,177  $     384  $     (83)
                                       =========  =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net loss would have been as follows
  (unaudited):
     Historical loss before income
       taxes.........................                        $     (83)
     Benefit for income taxes........                              (34)
                                                             ---------
     Pro forma net loss..............                        $     (49)
                                                             =========

     The accompanying notes are an integral part of the combined financial statements.

                            AMERICAN DENTAL CENTERS
             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON STOCK      ADDITIONAL
                                        ----------------     PAID-IN      RETAINED       TOTAL
                                        SHARES    AMOUNT     CAPITAL      EARNINGS      EQUITY
                                        ------    ------    ----------    ---------     -------
Balance at January 1, 1993...........     300      $ 21        $ 11        $  7,166     $ 7,198
     Distributions to shareholder....    --        --         --             (2,630)     (2,630)
     Net income......................    --        --         --              1,177       1,177
                                        ------    ------        ---       ---------     -------
Balance at December 31, 1993.........     300        21          11           5,713       5,745
     Distribution to shareholder.....    --        --         --             (1,135)     (1,135)
     Net income......................    --        --         --                384         384
                                        ------    ------        ---       ---------     -------
Balance at December 31, 1994.........     300        21          11           4,962       4,994
     Distributions to shareholder....    --        --         --             (1,286)     (1,286)
     Net loss........................    --        --         --                (83)        (83)
                                        ------    ------        ---       ---------     -------
Balance at December 31, 1995.........     300      $ 21        $ 11        $  3,593     $ 3,625
                                        ======    ======        ===       =========     =======

     The accompanying notes are an integral part of the combined financial statements.

                            AMERICAN DENTAL CENTERS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Cash flows from operating activities:
     Net income (loss)...............  $   1,177  $     384  $     (83)
     Adjustments:
          Provision for bad debts....        225         91         52
          Depreciation and
             amortization............        362        348        370
          Changes in operating assets
             and liabilities:
               Patient receivables...       (109)       704      1,100
               Inventory.............         75         42        (26)
               Other assets..........          2          1
               Accounts payable and
                  accrued
                  liabilities........        (39)      (206)       (37)
                                       ---------  ---------  ---------
                     Net cash
                       provided by
                       operating
                       activities....      1,693      1,364      1,376
                                       ---------  ---------  ---------
Cash flows from investing activities:
     Capital expenditures............        (89)      (208)      (101)
     Purchases of investments........     (1,480)      (901)    (1,516)
     Proceeds from maturity of
       investments...................     --          1,480        879
                                       ---------  ---------  ---------
                     Net cash
                       provided by
                       (used in)
                       investing
                       activities....     (1,569)       371       (738)
Cash flows from financing activities:
     Distributions to stockholder....     (2,630)    (1,135)    (1,286)
     Proceeds from stockholder note
       receivable....................      1,020
                                       ---------  ---------  ---------
                     Net cash used in
                       financing
                       activities....     (1,610)    (1,135)    (1,286)
                                       ---------  ---------  ---------
Net change in cash and cash
  equivalents........................     (1,486)       600       (648)
Cash and cash equivalents at
  beginning of period................      1,935        449      1,049
                                       ---------  ---------  ---------
Cash and cash equivalents, at end of
  period.............................  $     449  $   1,049  $     401
                                       =========  =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                            AMERICAN DENTAL CENTERS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     Jules V. Lane, Professional Corporation, doing business as American Dental Centers (the "Company"), is a provider of dental and orthodontics services and products in the Long Island, Westchester County and New York City, New York areas.

     The combined statements reflect the operations of Jules V. Lane, Professional Corporation, Jules V. Lane, D.D.S., and Lisadent Corp. because all entities are under common control. All significant intercompany accounts and transactions have been eliminated in combination.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as services are incurred under the terms of contractual agreements with each patient. Approximately 25% of services are performed in the first month with the remaining services recognized ratably over the remainder of the contract. The remaining billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment. The Company typically receives a 25% payment at the time the contract is signed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available for sale. At
December 31, 1994 and 1995, investments have been categorized as available for sale, are stated at amortized cost, which approximates fair market value, and are classified in the balance sheets as current assets. Investments at December 31, 1994 and 1995 consisted of U.S. Treasury bills and certificates of deposit.

                            AMERICAN DENTAL CENTERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The realized gains and losses on the sale of investments classified as available for sale are determined using the specific identification method are included in net income. Unrealized gains/(losses) on securities available for sale are excluded from earnings and reported in a separate component of stockholders' equity. There were no material gains or losses either realized or unrealized for the years ended December 31, 1994, 1995 and 1996.

  INVENTORY

     Inventory consists primarily of dental and office supplies and is stated at the lower of cost (first-in, first-out) or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from seven to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1994 and 1995 were approximately $1,644,000. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  INCOME TAXES

     Jules V. Lane, Professional Corporation, and Jules V. Lane, D.D.S. are a Subchapter S corporation and a sole proprietorship, respectively, and, accordingly, all federal and state tax liabilities are the responsibility of the shareholder. Lisadent Corp., a C corporation, is responsible for its own federal and state tax liabilities.

     Income taxes, including pro forma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  ADVERTISING

     Advertising costs are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
Of" which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

                            AMERICAN DENTAL CENTERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                                               DECEMBER 31,
                                                           --------------------
                                                            1994           1995
                                                           ------         ------
Property and equipment:
  Equipment ......................................         $1,244         $1,287
  Leasehold improvements .........................          2,814          2,830
  Furniture and fixtures .........................            696            739
                                                           ------         ------
       Total property and
          equipment ..............................          4,754          4,856
  Less accumulated depreciation and
     amortization ................................          3,779          4,150
                                                           ------         ------
       Net property and equipment ................         $  975         $  706
                                                           ======         ======
Accounts payable and accrued
  liabilities:
  Trade ..........................................         $  223         $  202
  Accrued payroll and related
     taxes .......................................            294            278
                                                           ------         ------
                                                           $  517         $  480
                                                           ======         ======

3.  COMMITMENTS AND CONTINGENCIES:

  LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under operating leases. Future minimum lease payments under operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

                                                        OPERATING
                                                        ---------
                1996.................................    $   404
                1997.................................        214
                1998.................................         46
                1999.................................         50
                2000.................................         54
                Thereafter...........................        327
                                                        ---------
                Total minimum obligations............    $ 1,095
                                                        =========

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

4.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

     Approximately 55%, 57% and 54% of revenue in 1993, 1994 and 1995, respectively, was generated from nine payors.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, investments, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments.

                            AMERICAN DENTAL CENTERS
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  RELATED PARTY TRANSACTIONS:

     The Company paid $249,000, $227,000 and $163,000 in 1993, 1994, and 1995,
respectively to a third party claims administrator wholly-owned by the Company's stockholders for health and disability insurance claims on behalf of its employees. The Company also paid $134,000, $109,000 and $107,000 in 1993, 1994 an 1995, respectively, for operating expenses to that insurance company.

     The Company paid $551,000, $598,000 and $555,000 in 1993, 1994 and 1995, respectively, to a company owned by the Company's stockholders for rent relating to various dental center locations.

     The Company paid auto, computer and various office equipment rentals of $69,000, $62,000 and $66,000 in 1993, 1994 and 1995, respectively, to a company owned by relatives of the stockholders.

     The Company shares certain assets, office space, administrative employees' services and certain other costs with the various affiliated businesses. The respective costs were allocated among those businesses based on managements' determination. Most of such costs are general and administrative in nature. The Company from time to time has provided and received certain services from affiliated businesses at no charge. The value of the services received each year for 1993, 1994 and 1995, exceeded that of services provided by approximately $100,000 each year.

6.  SUBSEQUENT EVENT:

     In September 1996, the Company entered into a definitive agreement with Castle Dental Centers of New York ("Castle") whereby Castle would acquire certain assets and liabilities for cash and stock consideration.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
  United DentalCare:

     We have audited the accompanying balance sheet of United DentalCare as of December 31, 1995, and the related statements of operations, changes in stockholder's equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United DentalCare as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
July 2, 1996

                               UNITED DENTALCARE
                                 BALANCE SHEET
                               DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,
                                            1995
                                        ------------
               ASSETS
Current assets:
     Cash and cash equivalents.......      $    8
     Patient receivables, net of
      allowance for uncollectible
      accounts of
       $8 and $27 in 1994 and 1995,
      respectively...................          97
     Other current assets............           3
                                        ------------
               Total current
                assets...............         108
Property and equipment, net..........         354
                                        ------------
               Total assets..........      $  462
                                        ============
LIABILITIES AND STOCKHOLDER'S EQUITY
              (DEFICIT)
Current liabilities:
     Current portion of long-term
      debt...........................      $  263
     Accounts payable and accrued
      expenses.......................         135
                                        ------------
               Total current
                liabilities..........         398
Long-term debt.......................          79
Commitments and contingencies
Common stock, no par value, 1,000
  shares authorized, 300 issued and
  outstanding........................          56
Accumulated deficit..................         (71)
Owner's equity.......................      --
                                        ------------
               Total liabilities and
                stockholder's equity
                (deficit)............      $  462
                                        ============

    The accompanying notes are an integral part of the financial statements.

                               UNITED DENTALCARE
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                       YEAR ENDED DECEMBER
                                               31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Net patient revenues.................  $   2,368  $   3,148
                                       ---------  ---------
Expenses:
     Dentists' salaries..............        353        524
     Clinical salaries...............        536        693
     Dental supplies and laboratory
     fees............................        292        290
     Rental and lease expense........         74        196
     Advertising and marketing.......        157        223
     Depreciation and amortization...         50         74
     Other operating expenses........        141        183
     General and administrative......        472        948
                                       ---------  ---------
          Total expenses.............      2,075      3,131
                                       ---------  ---------
          Operating income...........        293         17
Interest expense.....................         30         25
                                       ---------  ---------
Net income (loss)....................  $     263  $      (8)
                                       =========  =========
If all of the Company's operations
  had been subject to income taxes,
  net loss would have been as follows
  (unaudited):
     Historical loss before taxes....             $      (8)
     Benefit for income taxes........                    (3)
                                                  ---------
Pro forma net loss...................             $      (5)
                                                  =========

    The accompanying notes are an integral part of the financial statements.

                               UNITED DENTALCARE
            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        COMMON STOCK
                                      ----------------    ACCUMULATED    OWNER'S
                                      SHARES    AMOUNT      DEFICIT      EQUITY
                                      ------    ------    -----------    -------
Balance, January 1, 1994.............  --        --          --          $   18
  Distribution to sole proprietor....  --        --          --            (225)
  Net income.........................  --        --          --             263
                                      ------    ------    -----------    -------
Balance, December 31, 1994...........                                        56
  Incorporation of subchapter S
     corporation.....................   300      $ 56        --             (56)
  Distribution to stockholder........  --        --          $ (63)          --
  Net loss...........................  --        --             (8)          --
                                      ------    ------    -----------    -------
Balance, December 31, 1995...........   300      $ 56        $ (71)      $   --
                                      ======    ======    ===========    =======

    The accompanying notes are an integral part of the financial statements.

                               UNITED DENTALCARE
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                          YEAR ENDED DECEMBER
                                                  31,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Cash flows from operating activities:
     Net income (loss)..................  $     263  $      (8)
     Adjustments:
          Provision for bad debts.......          8         19
          Depreciation and
            amortization................         50         74
          Changes in operating assets
            and liabilities:
               Patient receivables......        (34)       (90)
               Other current assets.....         (3)    --
               Accounts payable and
                 accrued liabilities...          23         40
                                          ---------  ---------
                     Net cash provided
                      by operating
                      activities........        307         35
                                          ---------  ---------
Cash flows used in investing
  activities -- capital expenditures...         (92)      (144)
                                          ---------  ---------
Cash flows from financing activities:
     Proceeds from debt.................        133        361
     Repayment of debt..................       (108)      (240)
     Distributions to owner.............       (225)       (63)
                                          ---------  ---------
                     Net cash provided
                      by (used in)
                      financing
                      activities........       (200)        58
                                          ---------  ---------
Net change in cash and cash
  equivalents...........................         15        (51)
Cash and cash equivalents, beginning of
  period................................         44         59
                                          ---------  ---------
Cash and cash equivalents, end of
  period................................  $      59  $       8
                                          =========  =========

    The accompanying notes are an integral part of the financial statements.

                               UNITED DENTALCARE
                         NOTES TO FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     United DentalCare (the "Company"), is a provider of dental services that, owns and operates dental centers in the south central United States.

     Effective January 1, 1995, the Arkansas Dental Centers were incorporated under the name United DentalCare. Prior to that date the Company was a sole proprietorship.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Accounts receivable consist primarily of receivables from patients, insurers, and other third-party payers for dental services provided by dentists. Such amounts are reduced by an allowance for bad debt based on historical collection trends.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to forty years. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  INCOME TAXES

     The Company was a sole proprietorship until January 1, 1995, at which point it was incorporated and elected Subchapter S status for income tax purposes. Therefore, all federal and state income tax liabilities are the responsibility of the shareholder.

  ADVERTISING

     Advertising costs are expensed when incurred.

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for

                               UNITED DENTALCARE
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of SFAS No. 121 did not have a material impact on its financial position, results of operations or cash flows.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                         DECEMBER 31,
                                             1995
                                        --------------
                                        (IN THOUSANDS)
Property and equipment:
     Equipment.......................       $  422
     Furniture and fixtures..........           35
     Building and improvements.......           84
                                        --------------
          Total property and
        equipment....................          541
     Less accumulated depreciation
      and amortization...............          187
                                        --------------
          Property and equipment,
        net..........................       $  354
                                        ==============
Accounts payable and accrued
liabilities:
     Trade...........................       $   74
     Compensation and related
      taxes..........................           43
     Related party...................           18
                                        --------------
                                            $  135
                                        ==============

3.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                            DECEMBER 31,
                                                1995
                                           --------------
                                           (IN THOUSANDS)
Line of credit..........................        $116
Notes payable...........................         150
Capital leases..........................          76
                                           --------------
          Total debt....................         342
Less current portion....................         263
                                           --------------
          Total long-term debt..........        $ 79
                                           ==============

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996....................................  $     263
1997....................................         34
1998....................................         25
1999....................................         18
2000....................................          2
                                          ---------
                                          $     342
                                          =========

     The Company maintains a $150,000 revolving line of credit, which is collateralized by substantially all the assets of the Company. The line of credit is payable on demand and matures in June 1996. Interest is payable quarterly at 1% plus the prime rate (8.25% at December 31, 1995).

                               UNITED DENTALCARE
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has various fixed rate commercial promissory notes outstanding, which are collateralized by the Company's assets. The promissory notes have varying maturity dates through 1999. Interest rates on these notes vary at rates ranging from 5% to 12% per year.

4.  COMMITMENT AND CONTINGENCIES:

  LEASE COMMITMENTS

     Future minimum lease payments under noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

                                           OPERATING
                                           ----------
1996....................................      $ 99
1997....................................        53
1998....................................        43
1999....................................        24
                                           ----------
Total minimum obligation................      $219
                                           ==========

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

5.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                              DECEMBER 31,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
                                             (IN THOUSANDS)
Cash paid during the period for
  interest..............................  $      30  $      25
Transfer of buildings and related notes
  payable to sole proprietor............         --        136

6.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

     The carrying value of the Company's revolving credit agreement approximates fair value because the rate on such agreement is variable, based on current market.

7.  SUBSEQUENT EVENTS:

     During 1996, the Company purchased the assets of a dental practice in Oklahoma for total consideration of approximately $238,000.

                               UNITED DENTALCARE
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During June 1996, the Company entered into a letter of intent with Castle Dental Centers of Arkansas ("Castle") whereby Castle would acquire certain of its assets and liabilities for cash and stock consideration.

8.  RELATED PARTY TRANSACTIONS:

     The Company has set up an entity owned by its sole shareholder to act as its advertising agency. The Company purchased advertising services of approximately $44,000 and $139,000, respectively, for 1994 and 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
  Southwest Dental Associates:

     We have audited the accompanying balance sheet of Southwest Dental Associates as of December 31, 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Dental Associates as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Houston, Texas
September 25, 1996

                          SOUTHWEST DENTAL ASSOCIATES
                                 BALANCE SHEET
                               DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

               ASSETS
Current assets:
     Cash and cash equivalents.......    $ 101
     Patient receivables, net of
      allowance for uncollectible
      accounts of $170...............      164
     Other current assets............       30
                                        -------
               Total current
              assets.................      295
Property and equipment, net..........      334
Other assets.........................        2
                                        -------
               Total assets..........    $ 631
                                        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term
      debt...........................    $  55
     Current portion of capital lease
      obligations....................       37
     Accounts payable and accrued
      liabilities....................      164
                                        -------
               Total current
              liabilities............      256
Long-term debt, net of current
  portion............................      128
Capital lease obligations, net of
  current portion....................      182
Commitments and contingencies
Common stock, $1 par value, 1,000
  shares authorized, 1,000 shares
  issued and outstanding.............        1
Retained earnings....................       64
                                        -------
               Stockholders'
              equity.................       65
                                        -------
               Total liabilities and
              stockholders' equity...    $ 631
                                        =======

    The accompanying notes are an integral part of the financial statements.

                          SOUTHWEST DENTAL ASSOCIATES
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

Net patient revenue..................  $   3,745
                                       ---------
Expenses:
     Dentists' salaries..............        672
     Clinical salaries...............      1,051
     Dental supplies and laboratory
      fees...........................        641
     Rental and lease expense........        108
     Advertising and marketing.......         90
     Depreciation and amortization...         74
     Other operating expenses........        610
     General and administrative......        237
                                       ---------
          Total expenses.............      3,483
                                       ---------
          Operating profit...........        262
Interest expense.....................         43
                                       ---------
Net income...........................  $     219
                                       =========
If all of the Company's operations
  had been subject to income taxes,
  net income would have been as
  follows (unaudited):
     Historical income before income
     taxes...........................  $     219
     Provision for income taxes......         81
                                       ---------
Pro forma net income.................  $     138
                                       =========

    The accompanying notes are an integral part of the financial statements.

                          SOUTHWEST DENTAL ASSOCIATES
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK
                                        ----------------    RETAINED      TOTAL
                                        SHARES    AMOUNT    EARNINGS     EQUITY
                                        ------    ------    ---------    -------
Balance at January 1, 1995...........   1,000      $  1       $ (24)      $ (23)
  Distribution to shareholders.......    --        --          (131)       (131)
  Net income.........................    --        --           219         219
                                        ------    ------    ---------    -------
Balance at December 31, 1995.........   1,000      $  1       $  64          65
                                        ======    ======    =========    =======

    The accompanying notes are an integral part of the financial statements.

                          SOUTHWEST DENTAL ASSOCIATES
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

Cash flows from operating activities:
     Net income.........................  $     219
     Adjustments:
          Provision for bad debts.......        114
          Depreciation and
          amortization..................         74
          Changes in operating assets
          and liabilities:
               Patient receivables......       (224)
               Other current assets.....        (25)
               Other assets.............         (2)
               Accounts payable and
              accrued liabilities.......         34
                                          ---------
                    Net cash provided by
                  operating
                  activities............        190
                                          ---------
Cash flows used in investing
  activities -- capital expenditures....        (28)
                                          ---------
Cash flows from financing activities:
     Repayment of debt..................        (46)
     Repayment of capital leases........        (35)
     Distributions to stockholders......       (131)
                                          ---------
                    Net cash used in
                  financing
                  activities............       (212)
                                          ---------
Net change in cash and cash
  equivalents...........................        (50)
Cash and cash equivalents at beginning
  of period.............................        151
                                          ---------
Cash and cash equivalents at end of
  period................................  $     101
                                          =========

    The accompanying notes are an integral part of the financial statements.

                          SOUTHWEST DENTAL ASSOCIATES
                         NOTES TO FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CORPORATE ORGANIZATION

     Southwest Dental Associates (the "Company") is a provider of dental and orthodontics services and products that owns and operates dental centers in the Austin, Texas area.

     The statements reflect the operations of Southwest Dental Associates, L.C.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during each reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  REVENUE RECOGNITION

     Net patient revenue represents amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  INCOME TAXES

     The Company is a limited liability corporation and, accordingly, all federal and state tax liabilities are the responsibility of the respective shareholders.

     Income taxes for the pro forma calculation are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  ADVERTISING

     Advertising costs are expensed when incurred.

                          SOUTHWEST DENTAL ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  RECENT FASB PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                         DECEMBER 31,
                                             1995
                                        --------------
                                        (IN THOUSANDS)
Property and equipment:
     Leasehold improvements..........        $202
     Equipment.......................        $ 12
     Furniture and fixtures..........           2
     Equipment under capital
     leases..........................         296
                                        --------------
          Total property and
        equipment....................         512
     Less accumulated depreciation
      and amortization...............         178
                                        --------------
          Net property and
        equipment....................        $334
                                        ==============

     Accumulated amortization for equipment under capital leases as of December 31, 1995 was $100.

                                            DECEMBER 31,
                                                1995
                                           --------------
                                           (IN THOUSANDS)
Accounts payable and accrued
liabilities:
     Trade..............................        $ 88
     Accrued liabilities................          76
                                           --------------
                                                $164
                                           ==============

3.  LONG-TERM DEBT:

     At December 31, 1995, long-term debt consisted of the following (in thousands):

Uncollateralized note payable due in
  monthly installment of $2 principal
  and interest, interest rate of 9% per
  year, maturing in 1999................        $ 92
Uncollateralized note payable due in
  monthly installment of $1 principal
  and interest, interest rate of 10% per
  year, maturing in 1997................          19
Note payable due in monthly installment
  of $2 principal and interest, interest
  rate of 9.25% per year, maturing in
  1998, collateralized by certain
  receivables and fixed assets of the
  Company...............................          72
                                           --------------
                                                 183
Less current portion....................          55
                                           --------------
                                                $128
                                           ==============

                          SOUTHWEST DENTAL ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows (in thousands):

1996....................................  $      55
1997....................................         60
1998....................................         47
1999....................................         21
2000....................................         --
                                          ---------
                                          $     183
                                          =========

4.  COMMITMENT AND CONTINGENCIES:

  LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under capital and operating leases. Future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995 (in thousands):

                                           CAPITAL       OPERATING
                                           --------      ----------
1996....................................     $ 58           $ 75
1997....................................       56             67
1998....................................       48             59
1999....................................       32             62
2000....................................       30             54
Thereafter..............................       70            185
                                           --------      ----------
Total minimum lease obligations.........      294           $502
                                                         ==========
Less amount representing interest.......       75
                                           --------
Present value of minimum lease
  obligations...........................      219
     Less current portion...............       37
                                           --------
Long-term capital lease obligations.....     $182
                                           ========

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5.  INCOME TAXES:

     The difference between the federal tax rate and the Company's effective tax rate at December 31, 1995 is as follows:

Tax at U.S. statutory rate (34%).....  $      74
State income taxes, net of federal
tax..................................          7
Income not subject to corporate level
federal tax..........................        (81)
                                       ---------
                                       $  --
                                       =========

                          SOUTHWEST DENTAL ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                                 YEAR ENDED
                                                DECEMBER 31,
                                                    1995
                                           ----------------------
                                           (DOLLARS IN THOUSANDS)
Cash paid during the period for
  interest..............................            $ 43
Noncash transactions -- capital
  leases................................              34

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the credit worthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, patient receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings as of December 31, 1995, approximate their fair value.

8.  RELATED PARTY TRANSACTIONS:
     The Company leased certain assets from a relative of the stockholders. These leases were recorded as capital leases. At December 31, 1995, the balance of capital lease obligations was approximately $220,000.
     The Company had a note payable outstanding with a relative of the stockholders. The balance of the note payable at December 31, 1995 was approximately $10,000.

9.  SUBSEQUENT EVENT:

     During September 1996, the Company entered into a definitive agreement with Castle Dental Centers of Texas ("Castle") whereby Castle would acquire certain assets and liabilities for cash and stock consideration.

                          CASTLE DENTAL CENTERS, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                        DECEMBER 31,      JUNE 30,
                                            1995            1996
                                        -------------     ---------
                                          (DOLLARS IN THOUSANDS)

               ASSETS
Current assets:
     Cash and cash equivalents.......      $ 6,439         $  2,095
     Patient receivables, net........        2,710            3,101
     Unbilled patient receivables,
      net............................          913            1,341
     Other current assets............           22              296
                                        -------------     ---------
          Total current assets.......       10,084            6,833
Property and equipment, net..........        1,583            3,488
Intangible assets, net...............          757           11,820
Deferred income taxes................          253              217
                                        -------------     ---------
          Total assets...............      $12,677         $ 22,358
                                        =============     =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Current portion of long-term
      debt and capital lease
      obligations....................      $ 1,040         $  3,186
     Accounts payable and accrued
      liabilities....................        2,836            2,831
                                        -------------     ---------
          Total current
             liabilities.............        3,876            6,017
Long-term debt and capital lease
  obligations........................        9,512           15,558
Commitments and contingencies
Other long-term liabilities..........        2,104            1,972
Redeemable preferred stock, $.001 par
  value, 1,244,737 shares authorized,
  issued and outstanding.............        2,928            2,928
Stockholders' equity:
Common stock, $.001 par value,
  20,000,000 shares authorized,
  4,000,000 and 4,275,243 shares
  issued and outstanding.............            4                4
Additional paid in capital...........           94            1,689
Accumulated deficit..................       (5,841)          (5,810)
                                        -------------     ---------
          Total stockholders' equity
             (deficit)...............       (5,743)          (4,117)
                                        -------------     ---------
          Total liabilities and
             stockholders' equity
             (deficit)...............      $12,677         $ 22,358
                                        =============     =========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          CASTLE DENTAL CENTERS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                        THOUSANDS, EXCEPT
                                         PER SHARE DATA)
Net patient revenues.................  $   9,082  $  10,707
Operating expenses:
     Dentists' salaries..............      1,611      1,869
     Clinical salaries...............        884      1,534
     Dental supplies and laboratory
      fees...........................      1,086      1,352
     Rental and lease expense........        381        486
     Advertising and marketing.......        420        533
     Depreciation....................        167        334
     Other operating expenses........      1,275      1,175
     General and administrative......      1,749      2,115
     Compensation to stockholders....      1,171        300
                                       ---------  ---------
          Total expenses.............      8,744      9,698
                                       ---------  ---------
          Operating income...........        338      1,009
Interest expense.....................          5      1,066
Other income.........................     --           (107)
                                       ---------  ---------
Income before income taxes...........        333         50
                                       ---------  ---------
Provision for income taxes...........     --             19
                                       ---------  ---------
          Net income.................  $     333  $      31
                                       =========  =========
Net income (loss) per share..........  $     .06  $     .01
                                       =========  =========
If all of the Company's 1995
  operations had been subject to
  income taxes, net income would have
  been as follows (unaudited):
     Historical income before income
      taxes..........................  $     333
     Provision for income taxes......        123
                                       ---------
     Pro forma net income............  $     210
                                       =========
     Pro forma net income per
      share..........................  $     .04
                                       =========
Weighted average number of common and
  common equivalent shares
  outstanding........................      5,515      5,569
If the shares necessary to fund the
  distribution to the owner in
  connection with the Reorganization
  were outstanding for the period,
  net income per share and weighted
  average shares outstanding would
  have been as follows:
     Pro forma net income per
      share..........................             $     .01
                                                  =========
     Weighted average number of
      common and common equivalent
      shares outstanding.............                 6,169
                                                  =========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          CASTLE DENTAL CENTERS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net cash (used in) provided by
  operating activities...............  $     239  $    (367)
Investing activities:
     Capital expenditures............       (131)      (194)
     Business acquisitions, net of
      cash acquired..................     --         (7,616)
                                       ---------  ---------
Net cash used in investing
  activities.........................       (131)    (7,810)
Financing activities:
     Payments on long-term debt and
      capital lease obligations......       (225)      (117)
     Proceeds from debt..............         95      3,950
                                       ---------  ---------
Net cash provided by financing
  activities.........................       (130)     3,833
                                       ---------  ---------
          Net change in cash and cash
            equivalents..............        (22)    (4,344)
Cash and cash equivalents, beginning
  of period..........................         22      6,439
                                       ---------  ---------
Cash and cash equivalents, end of
  period.............................  $  --      $   2,095
                                       =========  =========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          CASTLE DENTAL CENTERS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION:

  ORGANIZATION

     Castle Dental Centers, Inc. and subsidiaries (the "Company") provide management systems and services, non-healthcare personnel, facilities and equipment to certain professional corporations under long-term management service agreements. These professional corporations are collectively referred to as the Affiliated Dental Practices.

     The Company has entered into a long-term management services agreement with each of the Affiliated Dental Practices, under which the Company provides substantially all administrative and management services, in exchange for a predetermined management fee. Each of these agreements is a 40-year agreement with successive automatic five-year renewal terms between the Company and its Affiliated Dental Practices unless terminated at least 90 days before the end of the initial term or any renewal term.

     Through the management services agreement, the Company assumes full responsibility for the operating expenses, has the right to purchase and has responsibility for collection of all accounts receivable and receives a management fee for providing non-dental services. The Company has perpetual, unilateral control over the assets and operations of the Affiliated Dental Practices (except with respect to those relating to the practice of dentistry and other matters requiring licensure). Notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the Affiliated Dental Practices is necessary to present fairly the financial position and results of operations of the Company because of control by means other than ownership of stock. Control by the Company will be perpetual rather than temporary because of (i) the length of the original terms of the agreements, (ii) the successive extension periods provided by the agreements,
(iii) the continuing investment of capital by the Company, (iv) the employment of the majority of the nonprofessional personnel, and (v) the nature of the services provided to the Affiliated Dental Practices by the Company.

  BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 include the accounts of the Company, its wholly-owned subsidiaries and the Affiliated Dental Practices. They have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the annual combined financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

  INTANGIBLE ASSETS

     Intangible assets consist primarily of goodwill and debt issuance costs.

     Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired and is amortized on a straight-line basis over the terms of the management services agreements of 40 years. At each balance sheet date the Company assesses the recoverability of goodwill and whether a change in circumstances has occurred subsequent to an acquisition which would indicate whether the future useful life of an asset should be revised. The Company employs a systematic and rational method of assessing the recoverability of goodwill by considering various factors such as the estimated future undiscounted cash flows associated with the acquired business, the earnings potential of acquired business, the management fees generated under the related management services agreement, the value of the revenue stream generated under any related managed care contracts and the strategic value of the office location acquired or assumed as a result of the acquisition as compared to the carrying value of the goodwill.

                          CASTLE DENTAL CENTERS, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

2.  EARNINGS PER SHARE:

     Earnings per share is computed on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Shares outstanding for all periods presented have been retroactively adjusted to reflect the reorganization discussed in the annual financial statements. In accordance with Staff Accounting Bulletin ("SAB") Number 83 of the Securities and Exchange Commission, the common stock equivalents that were issued during the twelve months preceding the planned offering at prices below the expected initial public offering price have been included in the Company's earnings per share computation and treated as if they had been issued at the Company's inception event though they were antidilutive. Additionally, in accordance with SAB Number 55, pro forma earnings per share have been presented for 1995 to reflect issuance of the number of shares that would have been necessary to fund the $6,000,000 distribution to the Company's owner in connection with the Reorganization (at an assumed public offering price of $10.00 per share). Fully diluted earnings per share are not presented because such amounts would be the same as amounts computed for primary earnings per share.

3.  ACQUISITIONS:

     The Company acquired the assets of 1st Dental Care and Mid-South Dental Centers during May 1996 for combined purchase prices of $12,748. The purchase prices consisted primarily of combinations of cash, common stock and debt issued. The excess of the purchase prices over the fair value of net assets acquired is included in goodwill. In connection with these acquisitions, the Company entered into customary employment agreements with certain employees and former owners of the businesses acquired and entered into a long-term management services agreement with each physician practice.

     The following represents the unaudited pro forma results of operations as if all of the above noted business combinations had occurred at the beginning of 1995:

                                            SIX MONTHS ENDED
                                                JUNE 30,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                                             (IN THOUSANDS,
                                                 EXCEPT
                                            PER SHARE DATA)
Net revenues............................  $  13,489  $  15,686
Loss before extraordinary item..........       (102)      (135)
Net loss................................        (62)       (82)
Net loss per common and equivalent
  share.................................  $    (.01) $    (.01)

     The pro forma financial data should not be construed as indicative of the Company's results of operations or financial condition had the acquisitions been consummated on the dates indicated and are not intended to project the Company's results of operations or financial condition for any future period or as of any future date.

                          CASTLE DENTAL CENTERS, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

4.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

     Long-term debt and capital lease obligations consisted of the following at June 30, 1996 (dollars in thousands):

Subordinated notes......................  $   7,500
Term loan...............................      9,950
Other notes payable and capital lease
  obligations...........................      4,171
                                          ---------
     Total debt and capital lease
      obligations.......................     21,621
Less discount on Subordinated Notes.....      2,877
                                          ---------
Long-term debt, net of discount.........     18,744
Less current portion....................      3,186
                                          ---------
     Total long-term debt and capital
      lease obligations.................  $  15,558
                                          =========

     On May 31, 1996, the Company entered into an Amended and Restated Credit Agreement with NationsBank, which increased the term loan facility to $16.0 million. The additional $10 million is to be utilized to fund acquisitions, which are subject to prior approval by NationsBank. As of June 30, 1996, the Company had borrowed $3,950,000 of this facility to fund the acquisition of affiliated dental practices based in Nashville, Tennessee and Tampa/Clearwater, Florida. In August 1996, the Company borrowed an additional $2.1 million under term loan to fund the acquisition of Horizon Dental Centers in Ft. Worth and Austin, Texas.

     The Company intends to complete an initial public offering during the fourth quarter of 1996. The proceeds from the offering will be used to repay approximately $7.5 million of the 12% Subordinated Notes, approximately $6.2 million under the term loan and approximately $4.2 million of seller financed debt outstanding at June 30, 1996. Pro forma earnings per share would have been $0.05 for the six months ended June 30, 1996 had the offering proceeds been used for the retirement of such debt at the beginning of 1996.

5.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

  DENTIST EMPLOYMENT AGREEMENTS AND PROFESSIONAL LIABILITY

     Each affiliated dental practice has entered into a dentist employment agreement with each full time dentist, orthodontist and other dental specialist employed by it. Although the form of contract varies somewhat among practices and among dentists with different specialties, the typical contract provides for a defined compensation arrangement, including performance-based compensation, liquidated damages and a covenant not to compete. Each full time dentist is required to maintain professional liability insurance, and mandated coverage limits are generally at least $1,000,000 per claim and $1,000,000 in aggregate. In addition, many affiliated dental practices employ part time dentists. Not all part time dentists have employment agreements, but all part time dentists are required to carry professional liability insurance in specified amounts.

6.  STOCK OPTION PLANS

     Through June 30, 1996, the Company had granted options for 380,500 shares of common stock under its employee stock option plan at prices per share ranging from $5.00 to $6.75. Generally, the outstanding

                          CASTLE DENTAL CENTERS, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
options are exercisable one year from the date of grant as to 20% of the underlying shares, and as to an additional 20% on each of the next four anniversaries of the date of option grant.

     In August 1996, the Company adopted a non-employee directors' stock option plan to encourage ownership of common stock by eligible non-employee directors (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of 25,000 nonqualified stock options (the "Options") to non-employee directors at the time they become directors.

     All non-employee directors are eligible to receive options under the Directors' Plan. Options will be exercisable during a ten-year period from the date of grant of the options and will vest based upon the number of full years of service a non-employee director serves on the Board of Directors as follows:
20% after one full year of service, 40% after two full years of service, 60% after three full years of service, 80% after four full years of service and 100% after five full years of service. No option will remain exercisable later than ten years after the date of grant.

     The exercise price for options granted under the Directors' Plan may be no less than the fair market value of the common stock on the date of grant.

7.  EMPLOYEE RETIREMENT PLAN

     In August 1996, the Company adopted a profit sharing plan qualified under
Section 401(k) of the Internal Revenue Code of 1986 (the "401(k) Plan"). All employees of the Company are eligible to participate in the 401(k) Plan upon the completion of six months of service. Participants may elect to defer receipt of compensation and have such deferred amounts contributed to the 401(k) Plan up to a maximum of 20% of compensation. The Company may match contributions made by participants under the 401(k) Plan each year in an amount determined by the Company on a year-to-year basis. Participants are fully vested with respect to their contributions, while the Company's contributions are subject to vesting on the following basis: zero for fewer than two years of employment and 20% per year cumulatively for the third through seventh years of employment. Participants may borrow from their accounts under the 401(k) Plan.

8.  SUBSEQUENT EVENTS:

     In August 1996, the Company acquired the assets of certain dental practices and the stock of others operated by Horizon Dental Centers ("Horizon"), a dental practice with dental centers in Fort Worth and Austin, Texas. It concurrently entered into a management services agreement with Horizon Dental Centers. The Company has entered into definitive agreements to acquire the assets of and enter into long-term management services agreements with American Dental Centers, a dental practice based in Hicksville, New York with dental centers in the New York City area, and United Dental Care, a dental practice based in Little Rock, Arkansas that operates dental centers in Arkansas, Oklahoma and Louisiana.

                                1ST DENTAL CARE
                 CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

                                        DECEMBER 31,      APRIL 30,
                                            1995            1996
                                        ------------      ---------
                                          (DOLLARS IN THOUSANDS)
               ASSETS
Current assets:
     Patient receivables, net of
      allowance for uncollectible
      accounts of $21 and $21,
      respectively...................      $  130          $   144
     Unbilled patient receivables,
      net of allowance for
      uncollectible accounts of $12
      and $19........................         107              112
     Other current assets............          25               26
                                        ------------      ---------
               Total current
                  assets.............         262              282
Property and equipment, net..........       1,242            1,182
Other assets.........................          14               13
                                        ------------      ---------
               Total assets..........      $1,518          $ 1,477
                                        ============      =========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
     Current portion of long-term
      debt...........................      $  236          $   225
     Accounts payable and accrued
      expenses.......................         747              667
                                        ------------      ---------
               Total current
                  liabilities........         983              892
Long-term debt.......................         884              894
Deferred revenue.....................          28               28
Commitments and contingencies........
Common stock.........................           5                5
Additional paid in capital...........         427              427
Accumulated deficit..................        (809)            (769)
                                        ------------      ---------
               Total liabilities and
                  stockholder's
                  deficit............      $1,518          $ 1,477
                                        ============      =========

The accompanying notes are an integral part of the condensed combined financial statements.

                                1ST DENTAL CARE
            CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

                                        FOUR MONTHS ENDED
                                            APRIL 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS,
                                         EXCEPT PER SHARE
                                              DATA)
Net patient revenues.................  $   2,169  $   2,588
Expenses:
     Dentists' salaries..............        421        437
     Clinical salaries...............        654        821
     Dental supplies and laboratory
      fees...........................        177        191
     Rental and lease expense........        132        132
     Advertising and marketing.......         62         76
     Depreciation....................         57         69
     Other operating expenses........        204        214
     General and administrative......        335        378
                                       ---------  ---------
               Total expenses........      2,042      2,318
                                       ---------  ---------
               Operating income......        127        270
Interest expense.....................         30         37
                                       ---------  ---------
Income before extraordinary gain.....         97        233
Extraordinary gain, net of tax effect
  of $41.............................        112
                                       ---------  ---------
Net income...........................  $     209  $     233
                                       =========  =========
If all of the Company's operations
  had been subject to
  income taxes, net income would have
  been as follows (unaudited):
     Historical income before income
      taxes..........................             $     233
     Provision for income taxes......                    86
                                                  ---------
     Pro forma net income............             $     147
                                                  =========

The accompanying notes are an integral part of the condensed combined financial statements.

                                1ST DENTAL CARE
            CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                        FOUR MONTHS ENDED
                                            APRIL 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net cash provided by operating
  activities.........................  $      12  $      61
                                       ---------  ---------
Investing activities -- capital
  expenditures.......................        (43)       (62)
                                       ---------  ---------
Financing activities:
     Proceeds from long-term debt....        106         74
     Payments on long-term debt......        (75)       (75)
                                       ---------  ---------
               Net cash provided by
                  financing
                  activities.........         31          1
                                       ---------  ---------
               Net change in cash and
                  cash equivalents...     --         --
Cash and cash equivalents, beginning
  of period..........................     --         --
                                       ---------  ---------
Cash and cash equivalents, end of
  period.............................  $  --      $  --
                                       =========  =========

The accompanying notes are an integral part of the condensed combined financial statements.

                                1ST DENTAL CARE
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:

     1st Dental Care (the "Company") is a provider of dental and orthodontic services and products that owns the assets of and provides management services to dental and orthodontic centers. The accompanying unaudited financial statements for the four months ended April 30, 1995 and 1996 reflect the results of operations for the Company through the date of acquisition and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed combined financial statements should be read in conjunction with the annual combined financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

3.  SALE OF COMPANY:

     The assets of the Company were acquired by Castle Dental Centers of Florida in May 1996.

                         MID-SOUTH DENTAL CENTER, INC.
                      CONDENSED BALANCE SHEETS (UNAUDITED)

                                        DECEMBER 31,    MAY 31,
                                            1995         1996
                                        ------------    -------
                                        (DOLLARS IN THOUSANDS)

               ASSETS
Current assets:
     Cash and cash equivalents.......      $  166       $   55
     Patient receivables, net........         281          272
     Unbilled patient receivables,
      net............................          66           66
     Other current assets............          12         --
                                        ------------    -------
          Total current assets.......         525          393
Property and equipment, net..........         510          639
Other assets.........................          14           12
                                        ------------    -------
          Total assets...............      $1,049       $1,044
                                        ============    =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current portion of long-term
      debt and capital lease
      obligations....................      $  197       $  186
     Accounts payable and accrued
      liabilities....................         209          193
                                        ------------    -------
          Total current
             liabilities.............         406          379
Long-term debt and capital lease
  obligations........................         511          495
Commitments and contingencies
Common stock, $1 par value 1,000
  shares authorized, 1,000 shares
  issued and outstanding.............           1            1
Additional paid in capital...........           4            4
Retained earnings....................         127          165
                                        ------------    -------
          Total liabilities and
             stockholder's equity....      $1,049       $1,044
                                        ============    =======

     The accompanying notes are an integral part of the condensed financial statements.

                         MID-SOUTH DENTAL CENTER, INC.
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                           FIVE MONTHS ENDED
                                                MAY 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                                              (DOLLARS IN
                                               THOUSANDS)
Net patient revenues....................  $   2,238  $   2,391
Expenses:
     Dentists' salaries.................        380        395
     Clinical salaries..................        853        875
     Dental supplies and laboratory
      fees..............................        222        215
     Rental and lease expense...........        153        153
     Advertising and marketing..........         74         80
     Depreciation.......................         54         60
     Other operating expenses...........         92        122
     General and administrative.........        189        260
     Compensation to stockholder........        229        162
                                          ---------  ---------
          Total expenses................      2,246      2,322
                                          ---------  ---------
          Operating income (loss).......         (8)        69
Interest expense........................         27         31
                                          ---------  ---------
          Net income....................  $     (35) $      38
                                          =========  =========
If all of the Company's operations had
  been subject to
  income taxes, net income would have
  been as follows (unaudited):
     Historical income before income
      taxes.............................             $      38
     Provision for income taxes.........                    14
                                                     ---------
     Pro forma net income...............             $      24
                                                     =========

     The accompanying notes are an integral part of the condensed financial statements.

                         MID-SOUTH DENTAL CENTER, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                        FIVE MONTHS ENDED
                                             MAY 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net cash provided by operating
activities...........................  $     193  $     105
                                       ---------  ---------
Investing activities -- capital
  expenditures.......................       (104)      (189)
                                       ---------  ---------
          Net cash used in investing
        activities...................       (104)      (189)
Financing activities:
     Payments on long-term debt and
     capital leases..................     --            (27)
     Proceeds from debt..............          2     --
                                       ---------  ---------
          Net cash provided by (used
        in) financing activities.....          2        (27)
                                       ---------  ---------
          Net change in cash and cash
        equivalents..................         91       (111)
Cash and cash equivalents, beginning
of period............................         52        166
                                       ---------  ---------
Cash and cash equivalents, end of
period...............................  $     143  $      55
                                       =========  =========

     The accompanying notes are an integral part of the condensed financial statements.

                            MID-SOUTH DENTAL CENTERS
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:

  ORGANIZATION

     Mid-South Dental Centers (the "Company") is a provider of dental and orthodontics services and products. The accompanying unaudited condensed financial statements for the five months ended May 31, 1995 and 1996 reflect the results of operations for the Company through the date of acquisition and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed financial statements should be read in conjunction with the annual financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

3.  SALE OF COMPANY:

     The assets of the Company were acquired by Castle Dental Centers of Tennessee in May 1996.

                             HORIZON DENTAL CENTERS
                 CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

                                           DECEMBER 31,      JUNE 30,
                                               1995            1996
                                           -------------     ---------
                                             (DOLLARS IN THOUSANDS)

                 ASSETS
Current assets:
     Cash and cash equivalents..........      $    50         $   208
     Patient receivables, net...........          160             168
     Prepaid expenses and other current
      assets............................            4               4
                                           -------------     ---------
          Total current assets..........          214             380
Property and equipment, net.............           26              24
Receivable from affiliate...............          809             600
                                           -------------     ---------
          Total assets..................      $ 1,049         $ 1,004
                                           =============     =========

  LIABILITIES AND STOCKHOLDER'S EQUITY
               (DEFICIT)
Current liabilities:
     Current portion of long-term
      debt..............................      $   458         $   509
     Accounts payable...................            6               6
                                           -------------     ---------
          Total current liabilities.....          464             515
Long-term debt..........................          659             403
Commitments and contingencies
Common stock............................           10              10
Retained earnings (accumulated
  deficit)..............................          (84)             76
                                           -------------     ---------
          Total liabilities and
             stockholder's equity
             (deficit)..................      $ 1,049         $ 1,004
                                           =============     =========

 The accompanying note are an integral part of the condensed combined financial statements.

                             HORIZON DENTAL CENTERS
            CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS,
                                         EXCEPT PER SHARE
                                              DATA)
Net patient revenues.................  $   2,811  $   2,684
Operating expenses:
     Professional fees and clinic
      expenses.......................      1,503      1,506
     Dental supplies and laboratory
      fees...........................         74         47
     Affiliate management fee........        803        490
     Rental expense..................        135        227
     Advertising and marketing.......         82        116
     Other operating expenses........         29         31
     General and administrative......         63         67
                                       ---------  ---------
          Total expenses.............      2,689      2,484
                                       ---------  ---------
          Operating income...........        122        200
                                       ---------  ---------
Interest expense.....................         27         40
                                       ---------  ---------
Net income...........................  $      95  $     160
                                       =========  =========
If all of the Company's operations
  had been subject to
  income taxes, net income would have
  been as follows (unaudited):
     Historical income before income
      taxes..........................             $     160
     Provision for income taxes......                    59
                                                  ---------
     Pro forma net income............             $     101
                                                  =========

The accompanying notes are an integral part of the condensed combined financial statements.

                             HORIZON DENTAL CENTERS
            CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net cash provided by operating
activities...........................  $      97  $     154
                                       ---------  ---------
Financing activities:
     Proceeds from long-term debt....         15     --
     Payments on long-term debt......       (182)      (205)
     Proceeds from stockholder
      receivable.....................         87        209
                                       ---------  ---------
          Net cash provided by
        financing activities.........        (80)         4
                                       ---------  ---------
Net change in cash and cash
equivalents..........................         17        158
                                       ---------  ---------
Cash and cash equivalents, beginning
of period............................          2         50
                                       ---------  ---------
Cash and cash equivalents, end of
period...............................  $      19  $     208
                                       =========  =========

The accompanying notes are an integral part of the condensed combined financial statements.

                             HORIZON DENTAL CENTERS
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENT

1.  BASIS OF PRESENTATION:

     Horizon Dental Centers (the "Company") is a provider of dental services and products. The accompanying unaudited condensed combined financial statements for the six months ended June 30, 1995 and 1996 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed combined financial statements should be read in conjunction with the annual combined financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or cash flows.

3.  SUBSEQUENT EVENTS:

     During August 1996, Castle Dental Centers of Texas acquired certain assets and stock of the entities described in Note 1 of the Horizon Dental Centers combined financial statements.

                            AMERICAN DENTAL CENTERS
                 CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

                                        DECEMBER 31,      JUNE 30,
                                            1995            1996
                                        ------------      --------
                                          (DOLLARS IN THOUSANDS)

               ASSETS
Current assets:
     Cash and cash equivalents.......      $  401          $2,141
     Investments.....................       1,567           1,540
     Accounts receivable, net........       1,291             815
     Inventory.......................         128             128
                                        ------------      --------
          Total current assets.......       3,387           4,624
Property and equipment, net..........         706             763
Other assets.........................          12              12
                                        ------------      --------
          Total assets...............      $4,105          $5,399
                                        ============      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued
      liabilities....................      $  480          $1,610
                                        ------------      --------
          Total current
             liabilities.............         480           1,610
Commitments and contingencies
Common stock.........................          21              21
Additional paid in capital...........          11              11
Retained earnings....................       3,593           3,757
                                        ------------      --------
          Total liabilities and
             stockholders' equity....      $4,105          $5,399
                                        ============      ========

The accompanying notes are an integral part of the condensed combined financial statements.

                            AMERICAN DENTAL CENTERS
            CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net patient revenues.................  $   8,112  $   8,373
Expenses:
     Dentists' fees..................      1,828      1,813
     Clinical salaries...............      2,834      2,967
     Dental supplies and laboratory
      fees...........................        719        635
     Rental and lease expense........        343        354
     Advertising and marketing.......         37         86
     Depreciation....................        210        210
     Other operating expenses........        476        552
     General and administrative......        349        243
     Compensation to stockholders....      1,082      1,144
                                       ---------  ---------
          Total expenses.............      7,878      8,004
                                       ---------  ---------
          Net income.................  $     234  $     369
                                       =========  =========
If all of the Company's operations
  had been subject to
  income taxes, net income would have
  been as follows (unaudited):
     Historical income before income
      taxes..........................             $     369
     Provision for income taxes......                   151
                                                  ---------
     Pro forma net income............             $     218
                                                  =========

The accompanying notes are an integral part of the condensed combined financial statements.

                            AMERICAN DENTAL CENTERS
            CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net cash provided by operating
activities...........................  $   1,895  $   2,185
                                       ---------  ---------
Cash used in investing activities:
     Capital expenditures............       (298)      (267)
     Purchases of investments........     (1,567)    (1,718)
     Proceeds from maturities of
      investments....................        875      1,540
                                       ---------  ---------
     Net cash used in investing
      activities.....................       (990)      (445)
                                       ---------  ---------
     Net change in cash and cash
      equivalents....................        905      1,740
Cash and cash equivalents, beginning
  of period..........................      1,049        401
                                       ---------  ---------
Cash and cash equivalents, end of
  period.............................  $   1,954  $   2,141
                                       =========  =========

     The accompanying notes are an integral part of the combined financial statements.

                            AMERICAN DENTAL CENTERS
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:

     Jules V. Lane, Professional Corporation, doing business as American Dental Centers (the "Company") is a provider of dental services and products in the Long Island, Westchester County and New York City, New York areas. The accompanying unaudited condensed combined financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed combined financial statements should be read in conjunction with the annual combined financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

3.  SUBSEQUENT EVENT:

     The Company entered into a definitive agreement with Castle Dental Centers of New York ("Castle") whereby Castle would acquire certain assets and liabilities for cash and stock consideration.

                               UNITED DENTALCARE
                      CONDENSED BALANCE SHEETS (UNAUDITED)

                                           DECEMBER 31,      JUNE 30,
                                               1995            1996
                                           -------------     ---------
                                             (DOLLARS IN THOUSANDS)

                 ASSETS
Current assets:
     Cash and cash equivalents..........       $   8          $   363
     Patient receivables, net...........          97              108
     Other current assets...............           3               18
                                           -------------     ---------
          Total current assets..........         108              489
Property and equipment, net.............         354              411
Other assets............................      --                  121
                                           -------------     ---------
          Total assets..................       $ 462          $ 1,021
                                           =============     =========

  LIABILITIES AND STOCKHOLDER'S EQUITY
               (DEFICIT)
Current liabilities:
     Current portion of long-term
      debt..............................       $ 263          $   299
     Accounts payable and accrued
      liabilities.......................         135              141
                                           -------------     ---------
          Total current liabilities.....         398              440
Long-term debt and capital lease
  obligations...........................          79              254
Commitments and contingencies
Common stock, no par value, 1,000 shares
  authorized, 300 issued and
  outstanding...........................          56               56
Retained earnings (accumulated
  deficit)..............................         (71)             271
                                           -------------     ---------
          Total liabilities and
             stockholder's equity
             (deficit)..................       $ 462          $ 1,021
                                           =============     =========

     The accompanying notes are an integral part of the condensed financial statements.

                               UNITED DENTALCARE
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net patient revenues.................  $   1,608  $   2,010
Expenses:
     Dentists' salaries..............        254        310
     Clinical salaries...............        354        412
     Dental supplies and laboratory
      fees...........................        153        138
     Rental and lease expense........         65        109
     Advertising and marketing.......        109        104
     Depreciation....................         26         49
     Other operating expenses........        104         96
     General and administrative......        415        431
                                       ---------  ---------
          Total expenses.............      1,480      1,649
                                       ---------  ---------
          Operating income...........        128        361
Interest income (expense), net.......         21        (19)
                                       ---------  ---------
Net income...........................  $     107  $     342
                                       =========  =========
If all of the Company's operations
  had been subject to
  income taxes, net income would have
  been as follows (unaudited):
     Historical income before income
      taxes..........................             $     342
     Provision for income taxes......                   127
                                                  ---------
     Pro forma net income............             $     215
                                                  =========

     The accompanying notes are an integral part of the condensed financial statements.

                               UNITED DENTALCARE
                 CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

                                            SIX MONTHS ENDED
                                                JUNE 30,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                                              (DOLLARS IN
                                               THOUSANDS)
Net cash provided by operating
  activities............................  $      93  $     370
                                          ---------  ---------
Investing activities:
     Capital expenditures...............        (52)      (105)
     Proceeds from sale of assets.......        131     --
                                          ---------  ---------
          Net cash provided by (used in)
            investing activities........         79       (105)
Financing activities:
     Proceeds from long-term debt.......         20        283
     Repayment of debt..................       (152)       (72)
     Payment of organizational costs....     --           (121)
     Distributions to owner.............        (46)    --
                                          ---------  ---------
          Net cash provided by (used in)
            financing activities........       (178)        90
                                          ---------  ---------
Net change in cash and cash
  equivalents...........................         (6)       355
Cash and cash equivalents, beginning of
  period................................         59          8
                                          ---------  ---------
Cash and cash equivalents, end of
  period................................  $      53  $     363
                                          =========  =========

     The accompanying notes are an integral part of the condensed financial statements.

                               UNITED DENTALCARE
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION:

     United DentalCare (the "Company") is a provider of dental services. The accompanying unaudited condensed financial statements as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed financial statements should be read in conjunction with the annual condensed financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

3.  SUBSEQUENT EVENTS:

     The Company has entered into definitive agreements to sell its assets to and enter into a long-term management services agreement with Castle Dental Centers of Arkansas.

                          SOUTHWEST DENTAL ASSOCIATES
                      CONDENSED BALANCE SHEET (UNAUDITED)

                                           DECEMBER 31,     JUNE 30,
                                               1995           1996
                                           -------------    ---------
                                             (DOLLARS IN THOUSANDS)

                 ASSETS
Current assets:
     Cash and cash equivalents..........       $ 101          $  46
     Patient receivables, net...........         164            167
     Other current assets...............          30             50
                                           -------------    ---------
          Total current assets..........         295            263
Property and equipment, net.............         334            381
Other assets............................           2              3
                                           -------------    ---------
          Total assets..................       $ 631          $ 647
                                           =============    =========

  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current portion of long-term debt
      and capital lease obligations.....       $  92          $  93
     Accounts payable and accrued
      liabilities.......................         164            231
                                           -------------    ---------
          Total current liabilities.....         256            324
Long-term debt and capital lease
  obligations...........................         310            282
Commitments and contingencies...........
Common stock, $1 par value, 1,000 shares
  authorized, 1,000 shares issued and
  outstanding...........................           1              1
Retained earnings.......................          64             40
                                           -------------    ---------
          Total liabilities and
             stockholder's equity.......       $ 631          $ 647
                                           =============    =========

     The accompanying notes are an integral part of the condensed financial statements.

                          SOUTHWEST DENTAL ASSOCIATES
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                         SIX MONTHS ENDED
                                             JUNE 30,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Net patient revenue..................  $   1,802  $   2,217
Expenses:
     Dentists' salaries..............        305        479
     Clinical salaries...............        502        601
     Dental supplies and laboratory
      fees...........................        378        348
     Rental and lease expense........         49         68
     Advertising and marketing.......         47         80
     Depreciation....................         37         38
     Other operating expenses........        378        251
     General and administrative......         61        148
                                       ---------  ---------
          Total expenses.............      1,757      2,013
                                       ---------  ---------
          Operating income...........         45        204
Interest expense.....................         24         12
                                       ---------  ---------
Net income...........................  $      21  $     192
                                       =========  =========
If all of the Company's operations
  had been subject to
  income taxes, net income would have
  been as follows (unaudited):
     Historical income before income
      taxes..........................             $     192
     Provision for income taxes......                    71
                                                  ---------
     Pro forma net income............             $     121
                                                  =========

     The accompanying notes are an integral part of the condensed financial statements.

                          SOUTHWEST DENTAL ASSOCIATES
                 CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

                                            SIX MONTHS ENDED
                                                JUNE 30,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
                                              (DOLLARS IN
                                               THOUSANDS)
Net cash provided (used) by operating
  activities............................  $      (7) $     273
                                          ---------  ---------
Investing activities - capital
  expenditures..........................        (23)       (84)
                                          ---------  ---------
          Net cash used in investing
            activities..................        (23)       (84)
Financing activities:
     Payments on long-term debt and
      capital leases....................        (46)       (27)
     Distributions to stockholders......        (29)      (217)
                                          ---------  ---------
          Net cash used in financing
            activities..................        (75)      (244)
                                          ---------  ---------
          Net cash in cash and cash
            equivalents.................       (105)       (55)
Cash and cash equivalents, beginning of
  period................................        151        101
                                          ---------  ---------
Cash and cash equivalents, end of
  period................................  $      46  $      46
                                          =========  =========

     The accompanying notes are an integral part of the condensed financial statements.

                          SOUTHWEST DENTAL ASSOCIATES
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND BASIS OF PRESENTATION:

  ORGANIZATION

     Southwest Dental Associates (the "Company") is a provider of dental and orthodontics services and products. The accompanying unaudited condensed financial statements for the six months ended June 30, 1995 and 1996, reflect the results of operations for the Company and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed financial statements should be read in conjunction with the annual financial statements of the Company included elsewhere, herein. In management's opinion, such interim financial statements include all normal recurring adjustments considered necessary for a fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

2.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

3.  SUBSEQUENT EVENT:

     During September 1996, the Company has entered into a definitive agreement with Castle Dental Centers of Texas ("Castle") whereby Castle would acquire certain assets and liabilities for cash and stock consideration.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the Commission.

                                        AMOUNT TO
                                         BE PAID
                                        ----------
Commission registration fee..........   $   21,811
                                        ----------
Printing expenses....................   $  125,000
Legal fees and expenses..............   $  250,000
Accounting fees and expenses.........   $  500,000
Blue sky fees and expenses...........   $   15,000
                                        ----------
Transfer Agent's and Registrar's
fees.................................   $   15,000
                                        ----------
Miscellaneous........................   $   73,189
                                        ----------
     TOTAL...........................   $1,000,000
                                        ==========


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On December 18, 1995, the Company issued and sold shares of its Series A Convertible Preferred Stock to the following investors in the following amounts:
Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.-165,965 shares, Delaware State Employees' Retirement Fund-838,123 shares and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc.-240,649 shares, each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. The Series A Preferred Stock was issued in connection with a loan from the Pecks Investors to the Company of $7.5 million. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Also on December 18, 1995, the following individuals received Common Stock of the Company in the following amounts pursuant to the merger of the Company with Family Dental Services of Texas, Inc.: Jack H. Castle Jr., Trustee-1,428,000 shares, Castle Interests, Ltd.-1,028,000 shares, Lisa G. Castle Donnell, Trustee-116,000 shares, Jack H. Castle-714,000 shares, Loretta Castle-714,000 shares, each of which is an accredited investor under Rule 501(a) of Regulation D. The consideration for the issuance of these shares of Common Stock was the merger of the Company with Family Dental Services of Texas, Inc. See "Unaudited Pro Forma Combined Financial Information." The foregoing transactions were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Also on December 18, 1995, the Company issued to GulfStar Investments, Ltd., an accredited investor under Rule 501(a) of Regulation D, a Common Stock purchase warrant for 113,158 shares of Common Stock. The consideration for the issuance of the Common Stock purchase warrant was services performed by an affiliate of Gulfstar Investments, Ltd. to the Company. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On April 29, 1996, the Company issued and sold 150,000 shares of its Common Stock to Mid-South Dental Center, P.C., which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of certain assets of Mid-South Dental Center, P.C. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On May 19, 1996, the Company issued and sold 145,242 shares of its Common Stock to 1st Dental Care, Inc., which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D, and issued to 1st Dental Care, Inc. an aggregate of $943,363 of subordinated notes convertible into Common Stock at a conversion price of $6.75 per share, subject to antidilution adjustments and automatic annual increase in conversion price. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of certain assets of 1st Dental Care, Inc. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On August 9, 1996 in connection with the acquisition of Horizon Dental Centers, the Company issued and sold 21,315 shares of its Common Stock to EFW Dental Centers, P.C., 70,280 shares of its Common Stock to NEFW Dental Centers, P.C., 65,095 shares of its Common Stock to HDC Dental Services, P.C., 71,432 shares of its Common Stock to Midcities Dental Services, P.C., 59,912 shares of its Common Stock to West Ft. Worth Dental Services, P.C., 48,966 shares of its Common Stock to N.A. Dental Services, P.C., each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of Horizon Dental. The foregoing transactions were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------
         **1.1       --   Form of underwriting agreement among Castle Dental Centers, Inc. and the underwriters.
          *3.1       --   Certificate of Incorporation of Castle Dental Centers, Inc., as amended.
          *3.2       --   Certificate of Amendment to Certificate of Incorporation of Castle Dental Centers, Inc.
                          dated August 28, 1996.
          *3.3       --   Bylaws of Castle Dental Centers, Inc.
          *3.4       --   Amendment to Bylaws of Castle Dental Centers, Inc. dated August 16, 1996.
          *4.1       --   Form of Certificate representing the Common Stock, par value $.001 per share, of Castle
                          Dental Centers, Inc.
          *4.2       --   Securityholders Agreement dated December 18, 1995, among Castle Dental Centers, Inc., Jack
                          H. Castle, D.D.S., P.C., certain investors in the Company, certain stockholders of Castle
                          Dental Centers, Inc., and certain shareholders of Jack H. Castle, D.D.S., P.C.
          *4.3       --   Amendment, Waiver and Consent dated August 20, 1996 given by Pecks Management Partners
                          Ltd. on behalf of Delaware State Employees' Retirement Fund and the pension plans of
                          ZENECA Holdings, Inc. and ICI American Holdings, Inc.
          *4.4       --   Stockholders' Agreement dated May 19, 1996 among Castle Dental Centers, Inc. and certain stockholders.
          *4.5       --   Stockholders' Agreement dated May 31, 1996 by and among Castle Dental Centers, Inc. and certain stockholders.
          *4.6       --   Stockholders' Agreement dated August 9, 1996 by and among Castle Dental Centers, Inc. and certain stockholders.
          *4.7       --   Registration Rights Agreement dated December 18, 1995, among Castle Dental Centers, Inc.
                          and Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit
                          Plan of ICI American Holdings, Inc., Declaration of Trust for Defined Benefit Plan of
                          Zeneca Holdings, Inc. and certain stockholders and investors in the Company.
          *4.8       --   Registration Rights Agreement dated May 19, 1996 between Castle Dental Centers, Inc. and
                          1st Dental Care, Inc.
          *4.9       --   Registration Rights Agreement dated May 31, 1996 by and between Castle Dental Centers,
                          Inc. and G. Powell Bilyeu, D.D.S.
          *4.10      --   Registration Rights Agreement dated August 9, 1996 by and between Castle Dental Centers,
                          Inc., Joseph A. Bonola, D.D.S. and Larry C. Jackson, D.D.S.
           4.11      --   Form of Registration Rights Agreement by and between Castle Dental Centers, Inc. and Jules
                          V. Lane D.D.S.
         **5         --   Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock being offered.
         *10.1       --   Securities Purchase Agreement dated December 18, 1995 among Castle Dental Centers, Inc.,
                          Jack H. Castle, D.D.S., P.C., JHCDDS, Inc. and certain investors.
        **10.2       --   Amendment to Securities Purchase Agreement among Castle Dental Centers, Inc., Jack H.
                          Castle, D.D.S., P.C., JHCDDS, Inc., and certain investors, dated as of August   , 1996.
         *10.3       --   12% Senior Subordinated Note due December 18, 2002 between Castle Dental Centers, Inc. and
                          NAP & Company in the principal amount of $5,050,000.
         *10.4       --   12% Senior Subordinated Note due December 18, 2002 between Castle Dental Centers, Inc. and
                          Fuelship & Company in the principal amount of $1,000,000.

                                      II-3

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------

         *10.5       --   12% Senior Subordinated Note due December 18, 2002 between Castle Dental Centers, Inc. and
                          Northman & Company.
        +*10.6       --   Management Services Agreement effective December 18, 1995 by and between Castle Dental
                          Centers, Inc. and Jack H. Castle, D.D.S., P.C.
         *10.7       --   Amendment to Management Services Agreement between Castle Dental Centers, Inc. and Jack H.
                          Castle, D.D.S., P.C., dated as of August 15, 1996.
         *10.8       --   Accounts Receivable Purchase Agreement dated December 18, 1995, between Jack H. Castle,
                          D.D.S., P.C. and Castle Dental Centers, Inc.
         *10.9       --   Plan and Agreement of Merger of Family Dental Services of Texas, Inc. with and into Castle
                          Dental Centers, Inc. dated December 18, 1995.
        +*10.10      --   Stock Purchase Agreement dated December 18, 1995 by and between Jack H. Castle, D.D.S. and
                          Castle Dental Centers, Inc.
         *10.11      --   Amendment to Stock Purchase Agreement by and between Jack H. Castle, D.D.S. and Castle
                          Dental Centers, Inc., dated as of August 15, 1996.
         *10.12      --   Deferred Compensation Agreement effective December 18, 1995 by and between Castle Dental
                          Centers, Inc. and Jack H. Castle, D.D.S.
         *10.13      --   Indemnity Agreement dated December 18, 1995 by and between Castle Dental Centers, Inc. and
                          G. Kent Kahle.
         *10.14      --   Indemnity Agreement dated December 18, 1995, by and between Castle Dental Centers, Inc.
                          and Jack H. Castle, D.D.S.
         *10.15      --   Indemnity Agreement dated December 18, 1995 by and between Castle Dental Centers, Inc. and
                          Jack H. Castle, Jr.
         *10.16      --   Indemnity Agreement dated December 18, 1995 by and between Castle Dental Centers, Inc. and
                          Robert J. Cresci.
         *10.17      --   Indemnity Agreement dated August 16, 1996 by and between Castle Dental Centers, Inc. and
                          Bannus B. Hudson.
         *10.18      --   Indemnity Agreement dated August 16, 1996 by and between Castle Dental Centers, Inc. and
                          Elizabeth A. Tilney.
        +*10.19      --   Asset Purchase Agreement dated May 19, 1996 by and among Castle Dental Centers of Florida,
                          Inc., and 1st Dental Care, Inc., Hernando Dental Center-Lester B. Greenberg, D.D.S., P.A.,
                          M&B Dental Lab, Inc., Lester B. Greenberg, D.D.S. and Elisa Greenberg.
         *10.20      --   10% Note due May 19, 2001 by and between Castle Dental Centers, Inc. and 1st Dental Care,
                          Inc. in the principal amount of $1,787,938.
         *10.21      --   6.36% Note due May 19, 2000 by and between Castle Dental Centers, Inc. and 1st Dental
                          Care, Inc. in the principal amount of $656,588.
         *10.22      --   6.36% Note due May 19, 2000 by and between Castle Dental Centers, Inc. and M&B Dental Lab,
                          Inc. in the principal amount of $286,775.
        +*10.23      --   Management Services Agreement effective May 19, 1996 by and between Castle Dental Centers of Florida, Inc. and Castle 1st Dental Care, P.A.
         *10.24      --   Amendment to Management Services Agreement between Castle Dental Centers of Florida, Inc.
                          and Castle 1st Dental Care, P.A., dated as of August 16, 1996.
         *10.25      --   Accounts Receivable Purchase Agreement dated May 19, 1996, between Castle 1st Dental Care,
                          P.A. and Castle Dental Centers of Florida, Inc.
         *10.26      --   Trade Name License Agreement effective May 19, 1996 by and between Castle Dental Centers of Florida, Inc. and Castle 1st Dental Care, P.A.
         *10.27      --   Trademark License Agreement effective May 19, 1996 by and between Castle Dental Centers of
                          Florida, Inc. and Castle 1st Dental Care, P.A.
        +*10.28      --   Employment Agreement dated May 19, 1996 by and between Castle Dental Centers of Florida,
                          Inc. and Lester B. Greenberg, D.D.S.

                                      II-4

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------

        +*10.29      --   Asset Purchase Agreement dated April 29, 1996 by and among Castle Dental Centers of
                          Tennessee, Inc. and Mid-South Dental Center, P.C. and G. Powell Bilyeu, D.D.S.
         *10.30      --   10% Note due May 30, 2001 by and between Castle Dental Centers, Inc. and Mid-South Dental
                          Centers, P.C. in the principal amount of $750,000.
         *10.31      --   Accounts Receivable Purchase Agreement dated May 31, 1996, between Castle Mid-South Dental
                          Centers, P.C. and Castle Dental Centers of Tennessee, Inc.
        +*10.32      --   Management Services Agreement effective May 31, 1996 by and between Castle Dental Centers of Tennessee, Inc. and Castle Mid-South Dental Center, P.C.
         *10.33      --   Amendment to Management Services Agreement between Castle Dental Centers of Tennessee,
                          Inc. and Castle Mid-South Dental Center, P.C., dated as of August 16, 1996.
         *10.34      --   Trade Name License Agreement effective May 31, 1996 by and between Castle Dental Centers of Tennessee, Inc. and Castle Mid-South Dental Centers, P.C.
         *10.35      --   Trademark License Agreement effective May 31, 1996 by and between Castle Dental Centers of
                          Tennessee, Inc. and Castle Mid-South Dental Centers, P.C.
        +*10.36      --   Employment Agreement dated May 31, 1996 by and between Castle Dental Centers of Tennessee,
                          Inc., and G. Powell Bilyeu, D.D.S.
        +*10.37      --   Asset Purchase Agreement dated August 9, 1996 by and among Castle Dental Centers, Inc.;
                          Castle Dental Centers of Texas, Inc.; Consolidated Industries, Inc.; S.A. Dental Services,
                          P.C.; C.A. Dental Services, P.C.; S.C.A. Dental Services, P.C.; Austin Periodontist
                          Associates, Inc.; Joseph A. Bonola, D.D.S.; and Kristen Bonola.
        +*10.38      --   Plan and Agreement of Reorganization dated August 9, 1996 by and among Castle Dental
                          Centers, Inc.; Castle Dental Centers of Texas, Inc.; N.A. Dental Services, P.C.; EFW
                          Dental Services, P.C.; HDC Dental Services, P.C.; Midcities Dental Services, P.C.; NEFW
                          Dental Services, P.C.; West Ft. Worth Dental Services, P.C.; Joseph A. Bonola, D.D.S.;
                          Kristen Bonola; and Larry Charles Jackson.
         *10.39      --   10% Note due July 9, 2001 between Castle Dental Centers, Inc. and Joseph Bonola in the principal amount of $1,000,000.
         *10.40      --   License Agreement effective August 9, 1996 by and between Joseph A. Bonola, D.D.S. and
                          Castle Dental Centers of Texas, Inc.
        +*10.41      --   Employment Agreement dated August 9, 1996 by and between Jack H. Castle, D.D.S., P.C., and
                          Joseph A. Bonola, D.D.S.
         *10.42      --   Escrow Agreement dated August 9, 1996 by and among N.A. Dental Services, P.C.; EFW Dental
                          Services P.C.; NEFW Dental Services, P.C.; HDC Dental Services, P.C.; Midcities Dental
                          Services, P.C.; West Ft. Worth Dental Services, P.C.; Joseph A. Bonola and Kristen Bonola;
                          Castle Dental Centers of Texas, Inc,.; and the escrow agent named therein.
        +*10.43      --   Asset Purchase Agreement dated August 21, 1996 by and among Castle Dental Centers of
                          Arkansas, Inc., Castle Dental Centers of Oklahoma, Inc., Castle Dental Centers, Inc.,
                          United Dental Care Tom Harris D.D.S. & Associates and Tom Harris.
         *10.44      --   Asset Purchase Agreement dated August 21, 1996 by and among Castle Dental Centers of
                          Louisiana, Inc., Castle Dental Centers, Inc., William T. Harris D.D.S. and Associates (a
                          Professional Dental corporation) and Tom Harris.
         +10.45      --   Asset Purchase Agreement dated August 30, 1996 by and among Castle Dental Centers of New
                          York, Inc., Castle Dental Centers, Inc., Jules V. Lane D.D.S. d/b/a American Dental
                          Centers, J.V. Lane Professional Corporation d/b/a American Dental Centers, Lisadent Corp.
                          and Jules V. Lane D.D.S.
         +10.46      --   Form of Management Services Agreement by & between Castle Dental Centers of New York, Inc.
                          and J.V. Lane Professional Corporation d/b/a American Dental Centers.

                                      II-5

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------

          10.47      --   Form of Ancillary Agreement by and among Castle Dental Centers of New York, Inc., Castle
                          Dental Centers, Inc., Jules V. Lane D.D.S. d/b/a American Dental Centers, J.V. Lane
                          Professional Corporation d/b/a American Dental Centers, Lisadent Corp. & Jules V. Lane
                          D.D.S.
         +10.48      --   Form of Employment Agreement by and between Castle Dental Centers of New York, Inc. and
                          Jules V. Lane D.D.S.
         *10.49      --   Amended and Restated Credit Agreement dated May 31, 1996 between Castle Dental Centers,
                          Inc. and NationsBank of Texas, N.A.
         *10.50      --   $3,000,000 Revolving Credit Note dated May 31, 1996 between Castle Dental Centers, Inc.
                          and NationsBank of Texas, N.A.
         *10.51      --   $6,000,000 Term Note dated May 31, 1996 between Castle Dental Centers, Inc. and
                          NationsBank of Texas, N.A.
         *10.52      --   $10,000,000 Advancing Term Note dated May 31, 1996 between Castle Dental Centers, Inc. and
                          NationsBank of Texas, N.A.
         *10.53      --   Amended and Restated Security Agreement (Stocks, Bonds and Other Securities) dated May 31,
                          1996 between Castle Dental Centers, Inc. and NationsBank of
                          Texas, N.A.
         *10.54      --   Amended and Restated Security Agreement (Accounts, Inventory, Equipment, Chattel Paper,
                          Documents, Instruments, General Intangibles and Other Property) dated May 31, 1996 between
                          Castle Dental Centers, Inc. and NationsBank of Texas, N.A.
         *10.55      --   Amended and Restated Guaranty Agreement dated May 31, 1996 by Jack H. Castle, Jr. in favor of NationsBank of Texas, N.A.
         *10.56      --   Guaranty Agreement dated May 31, 1996 by JHCDDS, Inc. in favor of NationsBank of Texas,
                          N.A.
         *10.57      --   Amended and Restated Security Agreement (Accounts, Inventory, Equipment, Chattel Paper,
                          Documents, Instruments, General Intangibles and Other Property) dated May 31, 1996 between
                          JHCDDS, Inc. and NationsBank of Texas, N.A.
         *10.58      --   Security Agreement (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments,
                          General Intangibles and Other Property) dated May 31, 1996 between Castle Dental Centers of Florida, Inc. and NationsBank of Texas, N.A.
         *10.59      --   Guaranty Agreement dated May 31, 1996 by Castle Dental Centers of Florida, Inc. in favor of NationsBank of Texas, N.A.
         *10.60      --   Security Agreement (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments,
                          General Intangibles and Other Property) dated May 31, 1996 between Castle Dental Centers of Tennessee, Inc. and NationsBank of Texas, N.A.
         *10.61      --   Guaranty Agreement dated May 31, 1996 by Castle Dental Centers of Tennessee, Inc. in favor of NationsBank of Texas, N.A.
         *10.62      --   Lease dated January 1, 1996 by and between Goforth, Inc. and Family Dental Services of
                          Texas, Inc.
         *10.63      --   Lease Agreement effective February 20, 1995 by and between Lehndorff Four Oaks Place Joint
                          Venture and Family Dental Services of Texas, Inc.
          10.64      --   Form of Marketing Agreement by and among Castle Dental Centers of New York, Inc., Castle
                          Dental Centers, Inc., American Medical and Life Insurance Company and Jules V. Lane D.D.S.
          10.65      --   Form of Services Agreement by and among Castle Dental Centers of New York, Inc., American
                          Medical and Life Insurance Company and Jules V. Lane D.D.S.
          10.66      --   Form of Option Agreement by and between Jules V. Lane D.D.S. and Castle Dental Centers of
                          New York, Inc.
          10.67      --   Option Agreement effective as of December 18, 1995 by and between Jack H. Castle, D.D.S.
                          and Castle Dental Centers, Inc.

                                      II-6

        EXHIBIT         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------

          10.68      --   Option Agreement effective as of May 19, 1996 by and between Lester B. Greenberg, D.D.S.
                          and Castle Dental Centers of Florida, Inc.
          10.69      --   Incentive Stock Option Agreement dated May 31, 1996 between Castle Dental Centers, Inc.
                          and G. Powell Bilyeu.
          10.70      --   Incentive Stock Option Agreement dated May 31, 1996 between Castle Dental Centers, Inc.
                          and Phillip T. Hamner.
          10.71      --   Incentive Stock Option Agreement dated May 31, 1996 between Castle Dental Centers, Inc.
                          and David North.
         *11.1       --   Computation of Earnings Per Share.
         *11.2       --   Computation of Earnings Per Share under SAB No. 55.
         *11.3       --   Computation of Pro Forma Earnings Per Share.
         *21         --   Subsidiaries of the Registrant.
          23.1       --   Consent of Coopers & Lybrand, L.L.P.
          23.2       --   Consent of Jules V. Lane D.D.S.
          23.3--          Consent of Emmett Moore.
          23.4--          Consent of Louis A. Waters.
         *27         --   Financial Data Schedule.

------------

 * Filed previously.
** To be filed by amendment.

 + Exhibit omits certain information which the Company has filed separately with the Commission pursuant to a confidential treatment request under Rule 406 promulgated under the Securities Act of 1933, as amended.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CASTLE DENTAL CENTERS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON OCTOBER 21, 1996.

                                          CASTLE DENTAL CENTERS, INC.
                                          By:/s/  JACK H. CASTLE, JR.
                                                  JACK H. CASTLE, JR.
                                                CHAIRMAN OF THE BOARD AND
                                                 CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON OCTOBER 21, 1996.

                      SIGNATURE                                       TITLE
-------------------------------------------------------------------------------------------
/s/  JACK H. CASTLE, JR.               Chairman of the Board of Directors,
     JACK H. CASTLE, JR.               Chief Executive Officer and Director
                                           (principal executive officer)

/s/  *                                 Director
JACK H. CASTLE, D.D.S.

/s/  JOHN M. SLACK                     Vice President and Chief Financial
     JOHN M. SLACK                     Officer
                                       (principal financial and accounting
                                       officer)

/s/ *                                  Director
G. KENT KAHLE

/s/ *                                  Director
ROBERT J. CRESCI

/s/ *                                  Director
BANNUS B. HUDSON

/s/ *                                  Director
ELIZABETH A. TILNEY

By:/s/JACK H. CASTLE, JR.
     *JACK H. CASTLE, JR.,
     ATTORNEY-IN-FACT

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors of
Castle Dental Centers, Inc.:

     Our report on the combined financial statements of Castle Dental Centers, Inc. is included on page F-4 of this registration statement. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed on S-2.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included herein.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
September 3, 1996

                          CASTLE DENTAL CENTERS, INC.
               SCHEDULE II -- VALUATION AND QUALIFYING ACCOUANTS
                                 (IN THOUSANDS)

                                         BALANCE                                    BALANCE AT
                                        BEGINNING    CHARGED TO                        END
             DESCRIPTION                 OF YEAR      EXPENSES      DEDUCTIONS       OF YEAR
-------------------------------------   ---------    ----------    -------------    ----------
Year ended December 31, 1993:
     Allowance for uncollectible
       accounts--patient
       receivables...................    $ 1,580       $  966         $   664         $1,882
                                        =========    ==========    =============    ==========
Year ended December 31, 1994:
     Allowance for uncollectible
       accounts--patient
       receivables...................    $ 1,882       $1,444         $   730         $2,596
                                        =========    ==========    =============    ==========
Year ended December 31, 1995:
     Allowance for uncollectible
       accounts--patient
       receivables...................    $ 2,596       $1,283         $ 1,442         $2,437
                                        =========    ==========    =============    ==========

                                         BALANCE                                    BALANCE AT
                                        BEGINNING    CHARGED TO                        END
             DESCRIPTION                 OF YEAR      EXPENSES      DEDUCTIONS       OF YEAR
-------------------------------------   ---------    ----------    -------------    ----------
Year ended December 31, 1993:
     Allowance for uncollectible
       accounts--unbilled patient
       receivables...................    $     1       $   55         $--             $   56
                                        =========    ==========    =============    ==========
Year ended December 31, 1994:
     Allowance for uncollectible
       accounts--unbilled patient
       receivables...................    $    56       $   57         $--             $  113
                                        =========    ==========    =============    ==========
Year ended December 31, 1995:
     Allowance for uncollectible
       accounts--unbilled patient
       receivables...................    $   113       $  115         $--             $  228
                                        =========    ==========    =============    ==========

                                      S-2